Exhibit 10.1

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT is dated as of July 9, 2026 (the “Closing Date”), and is among KOACH [NAME] LLC, a Michigan limited liability company (“Borrower”), each Person party hereto as a Guarantor (as defined below) from time to time, the creditors which are now or which hereafter become a party hereto (collectively, “Lenders” and each, a “Lender”), and CHICAGO ATLANTIC FINANCIAL SERVICES, LLC (“Chicago Atlantic”), as Administrative Agent.

recitals

WHEREAS, Borrower has asked Lenders to extend a term loan facility to Borrower; and

WHEREAS, subject to and upon the terms and conditions herein set forth, each Lender is willing to provide such financing to Borrower;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. defined terms

When used in this Agreement, including any Schedule or Exhibit, the following terms shall have the following meanings:

“Administrative Agent” means Chicago Atlantic, in its capacity as administrative agent appointed under Section 10.1, or any successor administrative agent engaged in accordance with the terms of Section 10.9.

“Affiliate” means, with respect to any Person, (a) any Person which, directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such Person, or (b) any Person who is a director or officer (i) of such Person, (ii) of any Subsidiary of such Person or (iii) of any Person described in clause (a) above. For purposes of this definition, control of a Person means the power, direct or indirect, to (x) vote 10.00% or more of the Equity Interests or other form of ownership interest having ordinary voting power for the election of directors (or the comparable equivalent) of such Person or (y) direct or cause the direction of the management and policies of such Person, in each case whether through the ownership of any Equity Interest, by contract or otherwise. Neither Administrative Agent nor any Lender shall be an Affiliate of any Obligor for purposes of this Agreement or any other Loan Document.

“Aggregate Commitment” shall have the meaning set forth in Exhibit B.

“Agreement” means this Loan and Security Agreement, together with all Schedules and Exhibits and the Information Certificate, in each case whether now or hereafter annexed thereto.

“Allocable Amount” shall have the meaning set forth in Section 2.11(d).

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to any Obligor or any of their respective Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Fiscal Period” means a period of 12 consecutive, trailing fiscal months ending at the end of each prescribed fiscal month.

“Asset Disposition” means any sale, assignment, lease, exchange, conveyance, transfer or other disposition by any Person (whether in one or a series of transactions) of all or any of its assets, business or other properties (including Equity Interests of Subsidiaries).

“Authorized Officer” means, as to any Obligor, any executive officer or financial officer of such Person or of the sole member of such Person, if such Person is managed by its sole member and has no such officers, and any other officer or similar official thereof with significant responsibility for the administration of the obligations of such Person or of the sole member of such Person, if such Person is managed by its sole member and has no such officers, in respect of this Agreement and the other Loan Documents.

“Bankruptcy Code” means the United States Bankruptcy Code (11 U.S.C. Section 101 et seq.).

“Biannual Payment Date” means (a) if the Discharge of Obligations (as defined in the First Lien Loan Agreement on the Closing Date) has not occurred, the first day of each January and July, and (b) if the Discharge of Obligations has occurred, each Payment Date; provided that, in each case, if any Biannual Payment Date falls on a day that is not a Business Day and such payment is due and payable in cash, the date for payment thereof shall be made on the immediately succeeding Business Day.

“Board” means any Obligor’s governing body, as set forth in such Person’s Organic Documents.

“Books” means all books and records relating to any Person’s existence, governance, financial condition or operations, or any of the Collateral, regardless of the medium in which any such information may be recorded.

“Borrower” shall have the meaning set forth in the Preamble.

“Business Day” means any day of the week, excluding Saturdays, Sundays and any day on which banks in Illinois are authorized or required to be closed.

“Cannabis Business” means (a) the business of acquiring, cultivating, manufacturing, extracting, testing, producing, processing, possessing, selling (at retail or wholesale), dispensing, donating, distributing, transporting, packaging, labeling, marketing or disposing of cannabis, marijuana or related substances or products containing or relating to the same, and all ancillary activities related to the foregoing, including leasing the Real Property on which any such activity is conducted and (b) the business of managing or supporting the business described in clause (a) above, and all ancillary or complimentary activities related to the foregoing, including owning the Real Property on which any such activity is conducted.

“Cannabis Licenses” means each Permit required to be held by any Obligor, any Subsidiary of any Obligor or any Tenant, or that any Obligor, any Subsidiary of any Obligor or any Tenant must have rights to use, to conduct its Cannabis Business in compliance with applicable US Federal Cannabis Laws or US State Cannabis Laws, including the Permits listed on Schedule 22 of the Information Certificate.

“Capital Expenditures” means, for any period, the aggregate cost of all capital assets acquired by Borrower during such period, as determined in accordance with GAAP.

“Capitalized Lease Obligations” means, as applied to any Person, all obligations under Capitalized Leases of such Person or any of its Subsidiaries, in each case taken at the amount thereof accounted for as liabilities on the balance sheet (excluding the footnotes thereto) of such Person in accordance with GAAP.

“Capitalized Leases” means, as applied to any Person, all leases of property that have been or should be, in accordance with GAAP, recorded as capitalized leases on the balance sheet of such Person or any of its Subsidiaries, on a consolidated basis; provided that for all purposes hereunder the amount of obligations under any Capitalized Lease shall be the amount thereof accounted for as a liability on the balance sheet (excluding the footnotes thereto) of such Person in accordance with GAAP.

“Cash Interest Rate” means a per annum rate equal to 10.00%.

“Casualty Event” means the damage, destruction or condemnation, as the case may be, of property of any Person.

“Change in Law” means any adverse change after the Closing Date in applicable law, including US Federal Cannabis Law or US State Cannabis Law, or the application or interpretation thereof by any Governmental Authority, (a) that would make it unlawful for Administrative Agent or any Lender to (i) continue to be a party to any Loan Document, (ii) perform any of its obligations hereunder or under any other Loan Document or (iii) to fund or maintain the Loans, (b) pursuant to which any Governmental Authority has enjoined Administrative Agent or any Lender from (i) continuing to be a party to any Loan Document, (ii) performing any of its obligations hereunder or under any other Loan Document or (iii) funding or maintaining the Loans, (c) pursuant to which any Governmental Authority requires (i) confidential information from or disclosure of confidential information about Administrative Agent, any Lender, any Affiliate thereof or any investor therein or (ii) Administrative Agent or any Lender to obtain any Permit, in each case, to (A) continue to be a party to any Loan Document, (B) perform any of its obligations hereunder or under any other Loan Document, (C) fund or maintain the Loans, or (d) that would result in the activities conducted by any Obligor being Restricted Cannabis Activities.

“Change of Control” means any of the following (or any combination of the following) whether arising from any single transaction event or series of related transactions or events that, individually or in the aggregate, result in: (a) Founders or Permitted Holders thereof, individually or collectively, ceasing to (i) directly own and control at least 51.00% of the Equity Interests of Founder Holdco or (ii) control Founder Holdco; (b) Founder Holdco ceasing to directly own and control 100.00% of the Equity Interests of Parent constituting Common Units (as defined in the amended and restated limited liability company agreement of Parent); (c) Manager is no longer the manager of any Obligor; (d) Manager ceasing to directly own and control 100.00% of the Equity Interests of Parent constituting Class M Units (as defined in the amended and restated limited liability company agreement of Parent); (e) [***] ceasing to (i) directly own and control 100.00% of the Equity Interests of Manager or (ii) be the sole officer of Manager; (f) the Koach Management Agreement is terminated or amended, restated, supplemented or otherwise modified in any respect without Administrative Agent’s prior written consent; (g) the sale, transfer or other disposition of all or substantially all assets of Manager or any Obligor or of a material business line of Manager or any Obligor; or (h) any Obligor ceasing to own and control, free and clear of any Liens (other than Permitted Liens), directly or indirectly, all of the Equity Interests in each of its Subsidiaries or failing to have the power to direct or cause the direction of the management and policies of each such Subsidiary.

“Chicago Atlantic” shall have the meaning set forth in the Preamble.

“Closing Date” shall have the meaning set forth in the Preamble.

“Collateral” means (a) the Obligor Collateral, (b) the Parent Collateral, (c) the Koach Fund Holdco Collateral, (d) all property described in any of the other Loan Documents as security for the payment or performance of any of the Obligations and (e) all other property and interests in property that now or hereafter secure the payment or performance of any of the Obligations; provided, however, that in no event shall the following assets constitute Collateral: (x) the Retained Shares; or (y) other than the Parent Collateral, any property or interests in property that now or hereafter secures any Indebtedness or other obligations under any of the Pari Passu Loan Documents.

“Collateral Assignment of Management Agreement” means each collateral assignment of management agreement among Borrower, the other Persons party thereto and Administrative Agent, in form and substance reasonably satisfactory to Administrative Agent.

“Collections” means all cash, checks, credit card slips or receipts, notes, instruments, and other items of payment (including insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds) of Borrower.

“Collections Account” means the deposit account of Parent maintained with [***] or, following the payment in full of the First Lien Debt and termination of the First Lien Loan Documents, such other deposit account maintained by Chicago Atlantic for the purpose of receiving Collections.

“Compliance Certificate” means a Compliance Certificate, in the form attached hereto as Exhibit A, to be submitted to Administrative Agent by Parent pursuant to this Agreement and executed by an Authorized Officer of Parent.

“Construction Documents” shall have the meaning set forth in Exhibit B.

“Contributing Parties” shall have the meaning set forth in Section 2.11(d).

“Controlled Account” means any Deposit Account, Securities Account or Commodity Account subject to a Controlled Account Agreement.

“Controlled Account Agreement” means a deposit account, securities account or commodity account control agreement by and among the applicable Obligor(s), the Pari Passu Agent acting as agent for the other Pari Passu Agents from time to time, the First Lien Agent (for so long as any First Lien Debt is outstanding and the First Lien Loan Documents have not been terminated) and the applicable depository bank, securities intermediary or commodity intermediary, each in form and substance satisfactory to Administrative Agent, and in any event providing to Administrative Agent “control” of a Deposit Account, Securities Account or Commodity Account, as applicable, within the meaning of Articles 8 and 9 of the UCC, as applicable.

“Debtor Relief Laws” means the Bankruptcy Code and all other liquidation, bankruptcy, assignment for the benefit of creditors, conservatorship, moratorium, receivership, insolvency, rearrangement, reorganization, or similar debtor relief laws of the United States of America or other applicable jurisdictions in effect from time to time.

“Default” means an event, act or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, become an Event of Default.

“Default Rate” means, with respect to any Obligations and during any time that an Event of Default exists, a rate equal to the Interest Rate plus 10.00% per annum.

“Defaulting Lender” means any Lender that: (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loan Commitment, (ii) pay over to Administrative Agent or any Lender any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including a particular Default or Event of Default, if any) has not been satisfied; (b) has notified Borrower or Administrative Agent in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including a particular Default or Event of Default, if any) to funding a Loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit; (c) has failed, within two Business Days after request by Administrative Agent, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon Administrative Agent’s receipt of such certification in form and substance satisfactory to Administrative Agent or (d) has become the subject of an Insolvency Proceeding.

“Design Contract” shall have the meaning set forth in Exhibit B.

“Design Professional” shall have the meaning set forth in Exhibit B.

“Disbursement Letter” means that certain Disbursement Letter dated the date hereof from Borrower to Administrative Agent.

“Distribution” means, in respect of any Person, (a) any payment, distribution, dividend or transfer of cash or other assets by such Person constituting a dividend, return of capital, and other payment in respect of the Equity Interests of such Person (except distributions in such Equity Interests) and (b) any purchase, redemption or other acquisition or retirement for value of any Equity Interests of such Person or an Affiliate of such Person.

“Dollars” and the sign “$” each mean the lawful money of the United States.

“Environmental Indemnity Agreement” means that certain Environmental Indemnity Agreement dated as of the date hereof by Obligors to and for the benefit of Administrative Agent.

“Environmental Laws” means all federal, state, district, local and foreign laws, rules, regulations, ordinances or consent decrees relating to health, safety, hazardous substances, pollution or environmental matters, as now or at any time hereafter in effect, applicable to any Obligor’s business or facilities owned or operated by any Obligor, including laws relating to emissions, discharges, Releases or threatened Releases of pollutants, contamination, chemicals, hazardous, toxic or dangerous substances, materials or wastes into the environment (including ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

“Environmental Liability” means any liability, obligation, loss, claim, action, order or cost, contingent or otherwise (including for damages, costs of environmental remediation or monitoring, fines, penalties, consultants’ or attorneys’ fees and indemnities), directly or indirectly resulting from or based upon (a) non-compliance with any Environmental Law or any Governmental Authority approval required thereunder, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the presence, Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interest” means all shares of capital stock (whether denominated as common stock or preferred stock), equity interests, partnership, limited partnership or membership interests, joint venture interests, units, limited liability company interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting.

“ERISA” means the United States Employee Retirement Income Security Act of 1974.

“Event of Default” means any event or condition described in Section 8.1.

“Excess Cash Flow” means, for any period of determination, an amount (if positive) equal to the result of all payments of rent received by Borrower under the Leases during such period minus (a) all payments of the Loans or Senior Loans actually paid in cash during such period minus (b) the operating costs and expenses of Borrower actually paid in cash with respect to the Mortgaged Property during such period (up to an aggregate amount not to exceed 105.00% of the budget for such expenses as set forth in the applicable budget delivered by Borrower and approved by Administrative Agent pursuant to Section 6.5(d)), minus the Capital Expenditures of Borrower actually paid in cash with respect to the Mortgaged Property during such period (up to an aggregate amount not to exceed 100.00% of the budget for such expenses as set forth in the applicable budget delivered and approved by Administrative Agent pursuant to Section 6.5(d)).

“Excluded Accounts” means (a) any Deposit Account specifically and exclusively used, and identified in writing as such to Administrative Agent, for payroll, payroll taxes, workers’ compensation or unemployment compensation premiums or benefits, pension benefits, and other employee wage and benefit payments to or for the benefit of the employees of Borrowers (collectively, “Payroll, Wage and Benefits Liabilities”), so long as the applicable Obligor does not deposit or maintain funds in such Deposit Accounts in excess of the aggregate amount necessary for purposes of funding current Payroll, Wage and Benefits Liabilities, (b) any Deposit Account or Securities Account specifically and exclusively used, and identified in writing as such to Administrative Agent, to hold any cash or Cash Equivalents in trust or in escrow, so long as the applicable Obligor does not deposit or maintain funds in such Deposit Accounts in excess of the aggregate amount necessary for fulfilling such trust or escrow obligations, and (c) Deposit Accounts constituting zero balance accounts that are swept daily into a Deposit Account that is either maintained at [***] or subject to a Controlled Account Agreement.

“Excluded Assets” shall have the meaning set forth in Section 3.4(a)(i) of the amended and restated limited liability company agreement of Parent.

“Excluded Assets Distribution” shall have the meaning set forth in Section 3.4(b) of the amended and restated limited liability company agreement of Parent.

“Excluded Property” means (a) any lease, license, contract or agreement to which any Obligor is a party, and any of its rights or interests thereunder, if and to the extent that a security interest therein is prohibited by or in violation of (x) any applicable law or (y) a term, provision or condition of any such lease, license, contract or agreement (unless in each case, such applicable law, term, provision or condition would be rendered ineffective with respect to the creation of such security interest pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other Applicable Law or principles of equity), provided, however, that the foregoing shall cease to be treated as “Excluded Property” (and shall constitute Collateral) immediately at such time as the contractual or legal prohibition shall no longer be applicable and to the extent severable, such security interest shall attach immediately to any portion of such lease, license, contract or agreement not subject to the prohibitions specified in clauses (x) or (y) above, (b) securities representing at any time more than 65.00% of the aggregate voting power of the capital stock of a “controlled foreign corporation,” as defined in Section 957 of the Internal Revenue Code of 1986, (c) personal property as to which Administrative Agent and Obligors reasonably agree in writing that the costs or other consequences or burdens of obtaining a security interest or perfection thereof are excessive in view of the benefits to be obtained by Obligors therefrom, (d) any “intent-to-use” application for registration of a Trademark filed in the United States Patent and Trademark Office pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. §1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, solely to the extent, if any, that, and solely during the period, if any, in which the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law, (e) the Redeeming Shares, (f) any Excluded Accounts and (g) any Excluded Assets; provided, that Excluded Property shall not include any proceeds (or right to receive proceeds), substitutions or replacements of any assets or property excluded by the foregoing provisos or any goodwill of any Obligor’s business associated therewith or attributable thereto.

“Extraordinary Receipts” means any cash received by or paid to or for the account of any Obligor or any Subsidiary thereof not in the Ordinary Course of Business (and not consisting of proceeds described in Section 2.4(b)(i), 2.4(b)(ii) or 2.4(b)(iii)), including: (a) proceeds of judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action to the extent not used to pay any corresponding cause of action or to reimburse such Obligor or such Subsidiary for amounts previously expended, (b) indemnification payments received by such Obligor or such Subsidiary to the extent not used or anticipated to be used to pay any corresponding liability or reimburse such Obligor or such Subsidiary for the payment of any such liability, (c) any purchase price adjustment received in connection with any purchase agreement, (d) tax refunds, (e) pension plan reversions, net of Taxes paid or payable with respect to such amounts, (f) insurance proceeds not received in connection with a Casualty Event and (g) payments received in connection with any taking of any assets of a Person by eminent domain proceedings.

“Federal Funds Rate” means, for any period, a fluctuating per annum interest rate (rounded upwards, if necessary, to the nearest 1/100 of one percentage point) for each day during such period equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by Administrative Agent from three federal funds brokers of recognized standing selected by Administrative Agent.

“First Lien Agent” means [***], in its capacities as administrative agent and collateral agent under the First Lien Loan Agreement, or any successor administrative agent and collateral agent engaged in accordance with the terms of the First Lien Loan Agreement.

“First Lien Debt” means the Indebtedness of Borrower incurred pursuant to the First Lien Loan Agreement, subject to the First Lien Intercreditor Agreement.

“First Lien Intercreditor Agreement” means that certain Intercreditor and Subordination Agreement dated as of the Closing Date among First Lien Agent, Pari Passu Agents, Obligors and the other Persons party thereto as amended, amended and restated, modified or supplemented from time to time in accordance therewith.

“First Lien Loan Agreement” means that certain Loan and Security Agreement dated as of the Closing Date among Borrower, Guarantors, First Lien Agent, the creditors party thereto as lenders and the other Persons party thereto, as amended, amended and restated, modified or supplemented from time to time in accordance with and as permitted by the First Lien Intercreditor Agreement.

“First Lien Loan Documents” has the meaning set forth for the term “Loan Documents” in the First Lien Loan Agreement.

“Fiscal Year” means the fiscal year of Parent and its Subsidiaries, which period shall be the 12-fiscal month period ending on December 31 of each year.

“Founder” means [***].

“Founder Holdco” means [***].

“Founder Holdco Pledge Agreement” means that certain Pledge and Security Agreement dated as of the Closing Date among Parent, Founder Holdco and Manager.

“GAAP” means generally accepted accounting principles in the United States in effect from time to time.

“Governmental Authority” means any nation, sovereign or government, any state or other political subdivision thereof, any agency, authority or instrumentality thereof and any entity or authority exercising executive, legislative, taxing, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing, including any central bank stock exchange regulatory body arbitrator, public sector entity, supra-national entity (including the European Union and the European Central Bank) and any self-regulatory organization (including the National Association of Insurance Commissioners).

“Guarantor” means (a) Parent, (b) Koach Fund Holdco and (c) any other Person (other than a Pledgor) who may guarantee, pursuant to a written agreement, payment or collection of any of the Obligations.

“Guaranty” means each guaranty now or hereafter executed by a Guarantor with respect to any of the Obligations, including the guaranty set forth in Section 9.

“Hazardous Materials” means any hazardous, toxic or dangerous substance, materials and wastes, including hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind or type of pollutants or contaminants (including materials which include hazardous constituents), sewage, sludge, industrial slag, solvents or any other similar substances, materials or wastes and including any other substances, materials or wastes that are or become regulated under any Environmental Law (including any that are or become classified as hazardous or toxic under any Environmental Law).

“Hedging Agreement” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Indebtedness” means (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services (including all earn out obligations and capital contribution obligations in connection with the acquisition of Equity Interests), excluding trade accounts payable arising in the Ordinary Course of Business not more than 60 days overdue, (d) all Capitalized Lease Obligations of such Person, (e) all obligations of such Person to reimburse any bank or other Person in respect of amounts payable under a banker’s acceptance, (f) all obligations of such Person with respect to the redemption, repayment or other repurchase or payment in respect of any Redeemable Preferred Securities, (g) all obligations (absolute or contingent) of such Person to reimburse any bank or other Person in respect of amounts which are available to be drawn or have been drawn under a letter of credit or similar instrument, (h) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person (and in the event such Person has not assumed or become liable for the payment of such Indebtedness, only the lesser of the amount of such Indebtedness and the fair market value of such property shall constitute Indebtedness), (i) all Indebtedness of others guaranteed by such Person (the amount of any such guaranty shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation with respect to which such guarantee is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such guarantee) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto (assuming such Person is required to perform thereunder), as determined by such Person in good faith), (j) all obligations of such Person with respect to Hedging Agreements (valued as the termination value thereof computed in accordance with a method approved by the International Swap Dealers Association and agreed to by such Person in the applicable Hedging Agreement, if any), (k) all obligations of such Person under any synthetic lease, tax retention operating lease, Sale and Leaseback Transaction, asset securitization, off-balance sheet loan or other off-balance sheet financing product, (l) all obligations of such Person to purchase securities or other property arising out of or in connection with the sale of the same or substantially similar securities or property and (m) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property used or acquired by such Person. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is legally obligated with respect thereto, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Claims” means all claims, demands, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, awards, remedial response costs, expenses or disbursements of any kind or nature whatsoever (including attorneys’, accountants’, auctioneers’, consultants’ or paralegals’ fees and expenses), which may at any time be imposed on, incurred by or asserted against any Indemnitee in any way relating to or arising out of this Agreement, any other Loan Document, or any other document contemplated by this Agreement, including any of the foregoing in any way relating to or arising out of (a) the administration, performance or enforcement by Administrative Agent or any Lender of any of the Loan Documents or consummation of any of the transactions described therein, (b) the existence of, perfection of, a Lien upon or the sale or collection of or other realization upon any Collateral, (c) the breach of any representation or warranty under this Agreement or any other Loan Document or (d) the failure of any Obligor to observe, perform or discharge any of such Obligor’s covenants or duties under any of the Loan Documents, in each case including any cost or expense incurred by any Indemnitee in connection with any investigation, litigation, arbitration or other judicial or non-judicial proceeding, whether or not such Indemnitee is a party thereto.

“Indemnitees” means Administrative Agent, each Lender and each of their respective officers, directors, members, managers, partners, agents, advisors, attorneys and Affiliates.

“Information Certificate” means that certain Information Certificate dated the Closing Date and executed by each Obligor, among others, in favor of Administrative Agent and Lenders.

“Insolvency Proceeding” means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors or (b) any general assignment for the benefit of creditors, formal or informal moratorium, composition, marshaling of assets for creditors or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors, in each case, undertaken under any Debtor Relief Law.

“Interest Rate” means the Cash Interest Rate plus the PIK Interest Rate.

“Koach Fund Holdco” shall have the meaning set forth in Exhibit B.

“Koach Fund Holdco Collateral” shall have the meaning set forth in Section 3.1(c).

“Koach Funds Redemption” shall have the meaning set forth in Exhibit B.

“Koach Funds Redemption Documents” means the agreements, documents and instruments executed in connection with the Koach Funds Redemption or relating thereto, in each case, in form and substance satisfactory to Administrative Agent.

“Koach Management Agreement” means that certain Management Agreement between Manager and Parent.

“Lease” means each real property lease or sublease for the lease or sublease of the Mortgaged Property as in effect at any time with respect to the Mortgaged Property.

“Lease Maturity Date” means the later of (a) the date on which the Lease that has the latest maturity date expires or (b) the date on which the only existing Lease is terminated, as such date may be extended from time to time by Borrower and the applicable Tenant pursuant to the term of such Lease.

“Lender” and “Lenders” shall have the meanings set forth in the Preamble.

“Lender Expenses” means all of the following: (a) Taxes and insurance premiums required to be paid by an Obligor under the Loan Documents that are paid or advanced by Administrative Agent or any Lender; (b) Taxes levied on, or assessed, placed or made against any of the Collateral, any Notes or the Obligations; (c) filing, recording, publication and search fees paid or incurred by Administrative Agent or any Lender, including all recording fees and Taxes; (d) the costs, fees (including attorneys’, paralegals’, auctioneers’, appraisers’ or consultants’ fees) and expenses incurred by Administrative Agent or any Lender (i) to inspect, copy, audit or examine the Books of any Obligor or any Pledgor or inspect, count or appraise or examine any Collateral or obtain any quality of earnings report, (ii) monitor compliance with this Agreement and the other Loan Documents and to otherwise administer the Transactions, (iii) to correct any Default or Event of Default or enforce any provision of any of the Loan Documents, whether or not litigation is commenced, (iv) in connection with any restructuring, repayment, refinancing or “workout” of the transactions contemplated by this Agreement or any other Loan Document, and of obtaining performance under this Agreement or any other Loan Document, (v) in gaining possession of, maintaining, handling, protecting, preserving, insuring, storing, shipping, preparing for sale, advertising for sale, selling or foreclosing a Lien upon any of the Collateral, whether or not a sale is consummated, (vi) in collecting any Accounts or recovering any of the Obligations, (vii) in structuring, drafting, reviewing, negotiating, syndicating or preparing any of the Loan Documents or any amendment, modification or waiver of any of the Loan Documents or (viii) in defending the validity, priority or enforceability of Liens; and (e) reasonable travel and other out-of-pocket expenses (including all travel, meal and lodging expenses) in connection with attendance at Board meetings by the representatives of Administrative Agent or any Lender.

“Lien” means any lien (statutory or other) mortgage, pledge, hypothecation, assignment, security interest, encumbrance, charge, claim, restriction on transfer or similar restriction or other security arrangement of any kind or nature whatsoever, including any conditional sale or other title retention agreement and any capital or financing lease having substantially the same economic effect as any of the foregoing.

“Lien Waiver” means the waiver or subordination of Liens satisfactory to Administrative Agent from a lessor, mortgagee, warehouse operator, bailee, processor or other third party that may have a Lien upon any Collateral that is in such third party’s possession or is located or leased by such party to an Obligor, by which such Person shall waive or subordinate its Liens and claims with respect to any Collateral in favor of Administrative Agent and shall assure Administrative Agent’s access to any Collateral for the purpose of allowing Administrative Agent to enforce its rights and Liens with respect thereto.

“Loan Account” shall have the meaning set forth in Section 2.8(c).

“Loan Commitment” means, as to any Lender, the loan commitment amount set forth opposite such Lender’s name on Schedule 1 on the Closing Date, as such amount may be adjusted from time to time by any Lender pursuant to Section 11.6.

“Loan Commitment Ratio” means, with respect to any Lender, the ratio, expressed as a percentage, of (a) the Loan Commitment of such Lender, divided by (b) the Loan Commitments of all of Lenders; provided, however, that, notwithstanding anything to the contrary in this Agreement, Lenders are permitted to fund the Loans in the amounts agreed to by such Lenders.

“Loan Documents” means, collectively, this Agreement each Note, each other Guaranty, the Information Certificate, the Disbursement Letter, each Pledge Agreement, each Collateral Assignment of Management Agreement, each Controlled Account Agreement, each Mortgage, each Lien Waiver, each Compliance Certificate, each Subordination, Non-Disturbance and Attornment Agreement, the First Lien Intercreditor Agreement, the Pari Passu Intercreditor Agreement, each other subordination or intercreditor agreement to which Administrative Agent is a party and all other documents, instruments, certificates and agreements executed or delivered in connection with or contemplated by this Agreement or any of the Obligations.

“Loans” means, collectively, amounts advanced by Lenders pursuant to Section 2.1.

“Make-Whole Amount” means, with respect to any prepayment or repayment of the Loans or any repayment in connection with an acceleration of the Loans prior to the Maturity Date, if such prepayment or repayment occurs on or prior to the Maturity Date, an amount equal to the sum of all payments of interest on the Loans that would be due from the date of such prepayment or repayment through the Maturity Date, if no prepayment or repayment of such Loans was made on or prior to the Maturity Date.

“Manager” means Koach Properties Manager, LLC, a Delaware limited liability company.

“Margin Stock” means margin stock within the meaning of Regulations T, U and X, as applicable, of the United States Securities Exchange Act of 1934.

“Material Adverse Effect” means the effect of any event, condition, action, omission or circumstance, which, alone or when taken together with other events, conditions, actions, omissions or circumstances occurring or existing concurrently therewith, (a) has, or with the passage of time is reasonably likely to have, a material adverse effect upon the business (including any Cannabis License), operations, properties, prospects or condition (financial or otherwise) of any Obligor or any Tenant, (b) has or could be reasonably expected to have any material adverse effect upon the validity or enforceability of this Agreement, any of the other Loan Documents or any Lease, (c) has any material adverse effect upon the title to or value of any material part of the Collateral, the Liens of Administrative Agent with respect to the Collateral or the priority of any such Liens, (d) materially impairs the ability of any Obligor or any Pledgor to perform its obligations under any of the Loan Documents, including repayment of any of the Obligations when due or (e) materially impairs or delays the ability of Administrative Agent or any Lender to enforce or collect the Obligations or realize upon any of the Collateral in accordance with the Loan Documents or applicable law.

“Material Contracts” means (a) any contract or agreement evidencing, securing or pertaining to any Indebtedness, or any guaranty thereof, in a principal amount exceeding $5,000, (b) any Lease, (c) each First Lien Loan Document, (d) any operating lease where annual rentals exceed $5,000, (e) any Cannabis License, (f) the Koach Management Agreement, (g) any Property Management Agreement, (h) any contract or agreement (other than the contracts and agreements set forth in the foregoing clauses (a) through (g)) which involves aggregate consideration payable to or by any Person of $5,000 or more on an annual basis, or (i) any other contract or agreement the termination of which (without contemporaneous replacement of substantially equivalent value) could reasonably be expected to have a Material Adverse Effect, including any management, rental, service, supply, security, maintenance, or similar contract.

“Maturity Date” shall have the meaning set forth in Exhibit B.

“Mortgage” means each mortgage, deed of trust, or deed to secure debt, trust deed, assignment of leases and rents or other security document granted by Borrower to Administrative Agent, for the benefit of Secured Creditors, in respect of any Real Property owned or leased by Borrower, in form and substance acceptable to Administrative Agent.

“Mortgaged Property” shall have the meaning set forth in Exhibit B.

“Negotiable Collateral” shall have the meaning set forth in Section 3.1(g).

“Net Cash Proceeds” means, with respect to any Asset Disposition, Casualty Event or other loss of assets by any Obligor or any issuance by any Obligor of any Equity Interests or the incurrence by any Obligor of any Indebtedness (other than the Obligations), the aggregate amount of cash received for such assets or Equity Interests, or as a result of such Indebtedness, net of reasonable and customary transaction costs properly attributable to such transaction and payable by any Obligor to a non-Affiliate in connection with such Asset Disposition, Casualty Event or other loss of assets or the issuance of any Equity Interests or the incurrence of any Indebtedness, including sales commissions and underwriting discounts.

“Net Operating Income” means, for the Mortgaged Property for the applicable Applicable Fiscal Period, the result of (a) all rental income generated by the Mortgaged Property during such Applicable Fiscal Period minus (b) the operating costs and expenses of Borrower actually paid in cash with respect to the Mortgaged Property during such Applicable Fiscal Period (up to an aggregate amount not to exceed 105.00% of the budget for such expenses as set forth in the applicable budget delivered by Borrower and approved by Administrative Agent pursuant to Section 6.5(d)).

“Non-Defaulting Lender” means, at any time, any Lender holding a Loan Commitment which is not a Defaulting Lender.

“Note” means a promissory note (or amended and restated promissory note) in a form acceptable to Administrative Agent and the applicable Lender.

“Obligations” means (a) all indebtedness, liabilities, obligations, covenants and duties now or at any time or times hereafter owing by any Obligor or any Pledgor to any Secured Creditor, of any kind and description, incurred pursuant to or evidenced by any of the Loan Documents and whether direct or indirect, absolute or contingent, due or to become due or joint or several, including the principal of and interest on the Loans, all other fees, all obligations of any Obligor or any Pledgor in connection with any indemnification of any Secured Creditor, all obligations of any Obligor or any Pledgor to reimburse any Secured Creditor in connection with any letters of credit or bankers acceptances and all Lender Expenses, and (b) all other fees, obligations and duties now or at any time or times hereafter owing by any Obligor or any Pledgor to Administrative Agent or an Affiliate thereof; provided, that Obligations do not include any Indebtedness or other obligations under any of the Pari Passu Loan Documents.

“Obligor” means Borrower, each Guarantor and each other Person (other than any Pledgor) that is at any time liable for the payment of the whole or any part of the Obligations or that has granted in favor of Administrative Agent a Lien upon any of any of such Person’s assets to secure payment of any of the Obligations.

“Obligor Collateral” shall have the meaning set forth in Section 3.1(a).

“Obligor’s Payment” shall have the meaning set forth in Section 2.11(d).

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Ordinary Course of Business” means, with respect to any Person, the ordinary course of such Person’s business, as conducted by such Person in accordance with past practices and undertaken by such Person in good faith and not for the purpose of evading any covenant or restriction in any Loan Document.

“Organic Documents” means, with respect to any Person, its charter, certificate or articles of incorporation, bylaws, certificate or articles of organization, limited liability agreement, operating agreement, members agreement, shareholders agreement, partnership agreement, certificate of partnership, certificate of formation, investor rights agreement, right of first refusal agreement, co-sale agreement, voting trust or similar agreement or instrument governing the formation or operation of such Person.

“Parent” means Koach Capital Fund IV, LLC, a Delaware limited liability company.

“Parent Collateral” shall have the meaning set forth in Section 3.1(b).

“Pari Passu Agents” means, collectively, Chicago Atlantic Financial Services, LLC, in its capacity as administrative agent under each of the Pari Passu Loan Agreements.

“Pari Passu Borrowers” means, collectively, each “Borrower” (as such term is defined in the applicable Pari Passu Loan Agreement).

“Pari Passu Debt” means, collectively, the Indebtedness of each Pari Passu Borrower, Parent and the direct parent of such Pari Passu Borrower incurred pursuant to the Pari Passu Loan Agreements.

“Pari Passu Intercreditor Agreement” means that certain Intercreditor Agreement dated as of the Closing Date among Administrative Agent, Pari Passu Agents, Obligors and the other Persons party thereto.

“Pari Passu Loan Agreements” means, collectively, those certain Loan and Security Agreements, each dated as of the Closing Date among Parent, an indirect Subsidiary of Parent as borrower, the Pari Passu Agent party thereto, the creditors party thereto as lenders and the other Persons party thereto, in each case, in form and substance acceptable to Administrative Agent.

“Pari Passu Loan Documents” has the meaning set forth for the term “Loan Documents” in the Pari Passu Loan Agreements.

“PATRIOT Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

“Payment Date” means the first day of each month; provided that if any Payment Date falls on a day that is not a Business Day and such payment is due and payable in cash, the date for payment thereof shall be made on the immediately succeeding Business Day.

“Permits” means, with respect to any Person, any authorizations, consents, permits, approvals, authorizations, licenses, registrations, certificates, concessions, grants, variances, permissions and exemptions from, and all filings, contractual obligations and registrations with, and all reports to, any Governmental Authority, in each case whether or not having the force of law and applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, which are required for (a) the execution, delivery and performance of the Loan Documents, (b) the transactions contemplated by the Loan Documents, (c) the conduct of the business of any Obligor and (d) the ownership (or lease) of the properties of any Obligor.

“Permitted Asset Disposition” means (a) the use or consumption of physical assets in the Ordinary Course of Business and (b) for the avoidance of doubt, Excluded Assets Distributions.

“Permitted Holder” means, with respect to any Founder, any trust or other entity created solely for the benefit of such Founder and such Founder’s spouses, lineal descendants (whether natural or adopted) and spouses of such lineal descendants, in each case, for estate planning purposes, so long as such trust or other entity is controlled by such Founder.

“Permitted Indebtedness” means (a) the Obligations, (b) the First Lien Debt, subject to the First Lien Intercreditor Agreement, (c) with respect to Parent and Koach Fund Holdco, the Pari Passu Debt, subject to the Pari Passu Intercreditor Agreement, (d) Indebtedness relating to any security deposit received from a Tenant and held by Borrower in accordance with the terms of the applicable Lease and (e) Indebtedness disclosed on the Information Certificate, as such Indebtedness is repaid pursuant to the terms of the documents evidencing such Indebtedness as in place on the Closing Date.

“Permitted Lien” means any of the following: (a) Liens granted in favor of Administrative Agent; (b) Liens for Taxes (excluding any Lien imposed pursuant to the provisions of ERISA) not yet due or being Properly Contested; (c) statutory Liens (other than Liens for Taxes) arising in the Ordinary Course of Business of any Obligor or any Subsidiary thereof, but only if and for so long as payment in respect of such Liens is not at the time required or the Indebtedness secured by any such Liens is being Properly Contested and such Liens do not materially detract from the value of the property of such Obligor or such Subsidiary and do not materially impair the use thereof in the operation of the business of such Obligor or any Subsidiary thereof; (d) normal and customary rights of setoff upon deposits of cash in favor of banks and other depository institutions and Liens of a collecting bank arising under the UCC, on payment items in the course of collections; (e) easements, rights-of-way, zoning restrictions, minor defects or irregularities in title and other similar encumbrances not interfering in any material respect with the value or use of the property to which such Lien is attached; (f) servicing agreements, development agreements, site plan agreements, and other similar agreements (in each case, other than obligations representing Indebtedness for borrowed money) with Governmental Authorities pertaining to the use or development of the Mortgaged Property or any Project, provided each is complied with in all material respects and does not materially interfere with the use of such assets in the operation of Borrower’s, or the applicable Tenant’s, business; (g) subject to the First Lien Intercreditor Agreement, Liens granted by Obligors under the First Lien Loan Documents in favor of First Lien Agent, for the benefit of the parties secured thereby, on the Collateral to secure the obligations of Obligors under the First Lien Loan Documents; and (h) subject to the Pari Passu Intercreditor Agreement, Liens granted by Obligors under the Pari Passu Loan Documents in favor of Pari Passu Agents, for the benefit of the parties secured thereby, on the Collateral to secure the obligations of Obligors under the Pari Passu Loan Documents; and (i) Liens granted by Parent under the Founder Holdco Pledge Agreement in favor of Founder Holdco on the Pledged Collateral (as defined in the Founder Holdco Pledge Agreement on the date hereof) to secure certain obligations of Parent described therein on the date hereof.

“Person” means an individual, partnership, corporation, limited liability company, limited liability partnership, joint stock company, land trust, business trust or unincorporated organization, or a government or agency, department or other subdivision thereof.

“PIK Interest Rate” means the rate of 2.00% per annum.

“Plan” means an employee pension benefit plan that is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and any employee benefit plan within the meaning of Section 3(3) of ERISA that is either (a) maintained by any Obligor for employees or (b) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which any Obligor is then making or accruing an obligation to make contributions or has within the preceding five years made or accrued such contributions.

“Pledge Agreement” means any pledge agreement to which one or more Pledgors and Administrative Agent are parties to secure the Obligations or a Guaranty.

“Pledgor” means each Person holding Equity Interests in Parent. On the Closing Date, the Pledgors are Founder Holdco and Manager.

“Project” shall have the meaning set forth in Exhibit B.

“Properly Contested” means, in the case of any Indebtedness or Taxes of a Person or any Subsidiary thereof that are not paid as and when due or payable by reason of such Person’s or such Subsidiary’s bona fide dispute concerning its liability to pay same or concerning the amount thereof, (a) such Indebtedness or Taxes are being properly contested in good faith by appropriate proceedings promptly instituted and diligently conducted, (b) Borrower has provided Administrative Agent written notice of such dispute within three Business Days, (c) such Person or such Subsidiary has established appropriate reserves as shall be required in conformity with GAAP and (d) Administrative Agent is satisfied that, while any such dispute is pending, there will be no material impairment of the enforceability, validity or priority of any of Administrative Agent’s Liens or the occurrence of a Material Adverse Effect.

“Property Management Agreement” means any agreement between Borrower and any Person for the provision by such Person of property management services with respect to the Mortgaged Property.

“Real Property” means, with respect to any Person, all right, title and interest of such Person (including any leasehold estate) in and to a parcel of real property owned, leased or operated by such Person together with, in each case, all improvements and appurtenant fixtures, equipment, personal property, easements and other property and rights incidental to the ownership, lease or operation thereof.

“Redeemable Preferred Securities” of any Person means any preferred stock or similar Equity Interests (including limited liability company membership interests and limited partnership interests) issued by such Person which is at any time prior to the date that is 180 days after the Maturity Date either (a) matures or is mandatorily redeemable (by sinking fund or similar payments or otherwise), (b) redeemable at the option of the holder thereof, (c) provides for the scheduled payment of dividends in cash or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interest that would constitute Redeemable Preferred Securities.

“Redeeming Shares” means the REFI Shares received by Transfer Agent for distribution at the direction of Borrower on the Closing Date, the amount of which being set forth in the Disbursement Letter.

“REFI” means Chicago Atlantic Real Estate Finance, Inc., a Maryland corporation.

“REFI Shares” means the Common Stock of REFI.

“REFI Strike Price” means, as of the date of determination, (a) the quotient of (i) the total shareholders’ equity of REFI divided by (ii) the number of REFI Shares outstanding, in each case, as set forth in the consolidated balance sheets of REFI most recently filed with the SEC’s EDGAR system, multiplied by (b) 101.00%.

“Release” means any actual or threatened release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment or within or upon any building, structure, facility or fixture.

“Replacement Lender” means a substitute Lender acceptable to Administrative Agent.

“Required Lenders” means one or more Lenders having Total Credit Exposure(s) representing greater than 50.00% of the sum of the Total Credit Exposures of all Lenders; provided that each Defaulting Lender shall be excluded from the calculation of Required Lenders unless such Lender was a Lender on the Closing Date or is an Affiliate of any such Lender.

“Rescindable Amount” shall have the meaning set forth in Section 2.3(g).

“Restricted Cannabis Activities” means, in connection with the cultivation, distribution, sale and possession of cannabis and related products: (a) any activity that is not permitted under applicable US State Cannabis Laws; (b) notwithstanding compliance with applicable US State Cannabis Laws, any activity which a Governmental Authority asserts is unlawful under US Federal Cannabis Law; (c) distribution and sale of cannabis and related products to minors; (d) payments to criminal enterprises, gangs, cartels and Persons subject to Sanctions; (e) non-compliance with anti-terrorism laws and other applicable law relating to money-laundering; (f) diversion of cannabis and related products from states where it is legal under US State Cannabis Law to other states; (g) use of activities permitted under US State Cannabis Law as a cover or pretext for the trafficking of other controlled substances or illegal drugs or other illegal activity; (h) the commission, or making threats, of violence and the use of firearms; (i) drugged driving and other adverse public health consequences associated with the use of cannabis and related products; (j) growing cannabis and related products on public lands; and (k) directly or indirectly, aiding, abetting or otherwise participating in a common enterprise with any Person or Persons in such activities.

“Restricted Payment” means (a) Distributions; (b) loans by an Obligor to any of holder of its Equity Interests; and (c) any payment of management, consulting or similar fees payable by any Obligor or any Subsidiary of an Obligor to any Affiliate.

“Retained Shares” means the REFI Shares received by Transfer Agent for distribution to Parent at the direction of Borrower on the Closing Date, the amount of which being set forth in the Disbursement Letter.

“Sale and Leaseback Transaction” means any arrangement with any Person providing, directly or indirectly, for the leasing by any Obligor or any of its Subsidiaries of real or personal property which has been or is to be sold or transferred by any Obligor or any of its Subsidiaries to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of any Obligor or any of its Subsidiaries.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State or by the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b), or (d) any Person otherwise the subject of any Sanctions.

“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority.

“SEC” means the Securities and Exchange Commission of the United States.

“Secured Creditors” means, collectively, (a) each Lender, (b) Administrative Agent, (c) each beneficiary of each indemnification obligation undertaken by any Obligor or any Pledgor under the Loan Documents, (d) any successors, endorsees, transferees and assigns of each of the foregoing to the extent any such transfer or assign is permitted by the terms of this Agreement and (e) any other holder of any Obligation.

“Solvent” means, as to any Person, such Person (a) is able to pay all of its debts as such debts mature, (b) has capital that is not unreasonably small for its business and is sufficient to carry on its business and transactions and all business and transactions in which it is about to engage, (c) is not “insolvent” within the meaning of Section 101(32) of the Bankruptcy Code and (d) has not incurred (by way of assumption or otherwise) any obligations or liabilities (contingent or otherwise) under any of the Loan Documents, or made any conveyance pursuant to or in connection therewith, with actual intent to hinder, delay or defraud either present or future creditors of such Person.

“Special Purpose Entity” means a corporation or limited liability company that, since the date of its formation and at all times on and after the date thereof, has complied with and shall at all times comply with the following requirements:

(a) is and shall be formed solely for the purposes of acquiring, owning, holding, leasing, operating, managing, maintaining, developing and improving, the Mortgaged Property, entering into and performing its obligations under the Loan Documents and transacting lawful business that is incident, necessary and appropriate to accomplish any of the foregoing;

(b) has not engaged and shall not engage in any business unrelated to the purposes set forth in clause (a) above;

(c) has not owned and shall not own any assets other than (i) the Mortgaged Property and (ii) such incidental personal property as may be necessary for the operation of the Mortgaged Property;

(d) does not have, shall not have and at no time had any assets other than any rights necessary or incidental to the purposes set forth in clause (a) above;

(e) has not engaged in, sought, consented or permitted to and shall not engage in, seek, consent to or permit, (i) to the fullest extent permitted by applicable law, any dissolution, winding up, liquidation, consolidation or merger, or (ii) any sale or other transfer of all or substantially all of its assets or any sale of assets outside the ordinary course of business;

(f) shall not cause, consent to or permit any amendment of its articles of organization, operating agreement or other Organic Document;

(g) has at all times been and at all times intends to remain solvent and has paid and shall intend to pay its debts and liabilities (including a fairly allocated portion of any personnel and overhead expenses that it shares with any Affiliate) from its assets as the same shall become due, and has maintained and intends to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

(h) has not failed and shall not fail to correct any known misunderstanding regarding the separate identity of such entity and has not identified and shall not identify itself as a division of any other Person;

(i) other than the Collections Account, into which Collections of Borrower and Pari Passu Borrowers are deposited from time to time and commingled, has maintained and shall maintain its own bank accounts, books of account, books and records, and resolutions and agreements separate from those of any other Person and, to the extent that it is required to file tax returns under applicable law, has filed and shall file its own tax returns, except to the extent that it is (i) required by applicable law to file consolidated tax returns or (ii) treated as a “disregarded entity” for tax purposes and is not required to file tax returns under applicable law;

(j) has not commingled and shall not commingle its funds or assets with those of any other Person and has not participated and shall not participate in any cash management system with any other Person;

(k) has held and shall hold its assets in its own name;

(l) has conducted and shall conduct its business in its name;

(m) has paid and intends to pay its own liabilities and expenses, including the salaries of its own employees (if any), out of its own funds and assets, and has maintained and shall maintain a sufficient number of employees (if any) in light of its contemplated business operations;

(n) has observed and shall observe all corporate or limited liability company, as applicable, formalities;

(o) has not incurred and shall not incur any Indebtedness other than the Permitted Indebtedness;

(p) has not assumed, guaranteed or become obligated and shall not assume or guarantee or become obligated for the debts of any other Person, and has not held out and shall not hold out its credit as being available to satisfy the obligations of any other Person;

(q) has not acquired and shall not acquire obligations or securities of its members or any of its managers or any Affiliate of any of its members or managers;

(r) has allocated and shall allocate fairly and reasonably any overhead expenses that are shared with any of its Affiliates, constituents, or owners, or any guarantors of any of their respective obligations, or any Affiliate of any of the foregoing, including paying for shared office space and for services performed by any employee of an Affiliate;

(s) has maintained and used and shall maintain and use separate stationery, invoices and checks bearing its name and not bearing the name of any other entity unless such entity is clearly designated as being the entity’s agent;

(t) has held itself out and identified itself and shall hold itself out and identify itself as a separate and distinct entity under its own name or in a name franchised or licensed to it by an entity other than an Affiliate of the entity and not as a division or part of any other Person;

(u) has maintained and shall maintain its assets in such a manner that it shall not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

(v) has not made and shall not make loans to any Person and has not held and shall not hold evidence of indebtedness issued by any other Person or entity (other than cash);

(w) has not identified and shall not identify its members or any Affiliate of its members as a division or part of it (other than as one of its members), and has not identified itself and shall not identify itself as a division of any other Person;

(x) other than capital contributions, has not entered into or been a party to, and shall not enter into or be a party to, any transaction with any of its members or Affiliates except as permitted by Section 7.14;

(y) has not had and shall not have any of its obligations guaranteed by any Affiliate except as provided by the Loan Documents;

(z) has not formed, acquired or held and shall not form, acquire or hold any Subsidiary;

(aa) has complied and shall comply with all of the terms and provisions contained in its organizational documents in all respects material to its separateness; and

(bb) has not permitted and shall not permit any Affiliate or constituent party independent access to proceeds in its bank accounts.

“Subordination, Non-Disturbance and Attornment Agreement” means a subordination, non-disturbance and attornment agreement among Borrower, the applicable Tenant and Administrative Agent, in form and substance satisfactory to Administrative Agent.

“Subsidiary” means, of any Person, a corporation or other entity of whose Equity Interests having ordinary voting power (other than Equity Interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other Persons performing similar functions for such entity, are owned, directly or indirectly, by such Person.

“Taxes” means any present or future taxes, levies, imposts, duties, fees, assessments, deductions, withholdings or other charges of whatever nature, including income, receipts, excise, property, sales, use, transfer, license, payroll, withholding, social security and franchise taxes now or hereafter imposed or levied by the United States or any other Governmental Authority and all interest, penalties, additions to tax and similar liabilities with respect thereto, but excluding, in the case of Administrative Agent or any Lender, taxes imposed on or measured by the net income or overall gross receipts of Administrative Agent or such Lender.

“Tenant” means any tenant party to a Lease as a lessee or sublessee.

“Title Policy” means each ALTA Policy for Title Insurance issued by a title company acceptable to Administrative Agent with respect to the Mortgaged Property, in form and substance acceptable to Administrative Agent.

“Total Credit Exposure” means, as to any Lender at any time, the unused Loan Commitment of such Lender at such time and the outstanding Loans of such Lender at such time.

“Transactions” means (a) the execution, delivery and performance by each Obligor and each Pledgor of each Loan Document to which it is a party, (b) the making of the Loans and (c) the use of the proceeds of the Loans.

“Transfer Agent” means Continental Stock Transfer & Trust Company.

“UCC” means the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of New York; provided that to the extent that the UCC is used to define any term herein or in any Loan Document and such term is defined differently in different Articles of the UCC, the definition of such term contained in Article 9 shall govern; provided, further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Administrative Agent’s Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “UCC” means the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

“UFCA” shall have the meaning set forth in Section 2.11(c).

“UFTA” shall have the meaning set forth in Section 2.11(c).

“United States” and “U.S.” mean the United States of America.

“US Federal Cannabis Law” means any federal laws of the United States treating cannabis and related products as illegal or as controlled substances.

“US State Cannabis Law” means all of the laws, rules, regulations and guidance issued by any Governmental Authority, and any laws enacted by any state of the United States that implements regulatory or enforcement systems, to control the cultivation, distribution, sale or possession of cannabis and related products.

All other capitalized terms contained in this Agreement and not otherwise defined shall have, when the context so indicates, the meanings provided for by the UCC. Without limiting the generality of the foregoing, the following terms shall have the meaning ascribed to them in the UCC: Account Debtor; Chattel Paper; Commercial Tort Claim; Commodity Account; Deposit Account; Document; Electronic Chattel Paper; Equipment; Fixtures; Goods; Instrument; Inventory; Investment Property; Letter-of-Credit Right; Payment Intangible; Security; Securities Account; Software; and Supporting Obligations.

SECTION 2. LOANS AND TERMS OF REPAYMENT

2.1 The Loans.

(a) Subject to and upon the terms and conditions set forth herein, (i) the Lender on the Closing Date shall, in accordance with its Loan Commitment Ratio, pursuant to the request and direction of Borrower and, in accordance with such request and direction, in lieu of advancing funds to Borrower, issue REIT Shares (A) with an aggregate value of the amount set forth opposite such Lender’s name on Schedule 1 (the value of such REIT Shares being hereafter referred to as a “Loan”) and (B) in an amount equal to such Loan divided by the REFI Strike Price determined as of the Closing Date, and (ii) such Lender shall deliver (A) the Redeeming Shares to Transfer Agent, on behalf of Borrower, to be used as partial consideration for the acquisition by Koach Fund Holdco of substantially all of the outstanding Equity Interests of Koach Fund Holdco pursuant to the Koach Funds Redemption Documents and (B) the Retained Shares to Transfer Agent, on behalf of Borrower, for deposit in a Securities Account of Parent maintained at Transfer Agent.

(b) Each Loan (i) when aggregated with each other Loan made hereunder (but excluding, for the avoidance of doubt, all interest that is paid in kind at the PIK Interest Rate and deemed to be a part of the principal amount of the Loans pursuant to Section 2.5(b)), shall be in an amount not to exceed the Aggregate Commitment, and (ii) for each Lender, when aggregated with each other Loan made by such Lender hereunder (but excluding, for the avoidance of doubt, all interest that is paid in kind at the PIK Interest Rate and deemed to be a part of the principal amount of the Loans pursuant to Section 2.5(b)), shall be in an amount not to exceed such Lender’s Loan Commitment.

Each Loan may be repaid or prepaid in accordance with the provisions hereof, but once repaid or prepaid may not be reborrowed. The Loan Commitments shall terminate concurrently with the advance of the Loans on the Closing Date.

2.2 Disbursement of Loans.

(a) If all of the conditions set forth in Section 4.1 to the effectiveness of this Agreement are met prior to 10:00 a.m. on the Business Day immediately prior to the Closing Date, then, each Lender will make available its pro rata portion of the Loans to be made on the Closing Date in the manner provided in Section 2.2(b) no later than 3:00 p.m. on the Closing Date.

(b) Each Lender shall make available all amounts it is to fund to Borrower, including pursuant to Section 2.2(c), in immediately available funds and in Dollars to Administrative Agent in an account designated by Administrative Agent, and, following receipt thereof in such account, Administrative Agent will remit such amounts, in immediately available funds and in Dollars, as set forth in the Disbursement Letter dated the Closing Date or as elected by Lenders pursuant to Section 2.2(c), as the case may be, on the Closing Date or the funding date elected by Lenders, as the case may be. The failure of any Lender to make available the amounts it is to fund to Borrower hereunder or to make a payment required to be made by it under any Loan Document shall not relieve any other Lender of its obligations under any Loan Document, but no Lender shall be responsible for the failure of any other Lender to make any payment required to be made by such other Lender under any Loan Document.

(c) At the election of Lenders (and without any obligation to elect to do so), any and all payments of principal, interest, fees, premiums, Lender Expenses and other sums payable under the Loan Documents shall be deemed to be a request for the advance of Loans in the applicable amount on the date determined by Required Lenders, and each such payment shall be made from the proceeds of Loans made hereunder. Any such request shall be irrevocable, and any advance of Loans under this Section 2.2(c) shall be made by Lenders at the election of Lenders even if a Default or Event of Default exists.

Nothing in this Section 2.2 shall be deemed to relieve any Lender from its obligation to fulfill its commitments and obligations hereunder or to prejudice any rights that Borrower may have against any Lender as a result of any default by such Lender hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to fulfill its commitments and obligations hereunder).

2.3 Payments.

(a) Borrower agrees to pay to Administrative Agent, for the benefit of Lenders, the outstanding principal of the Loans and interest due thereon on the Maturity Date or upon such earlier date on which the Obligations are accelerated pursuant to the terms of this Agreement.

(b) Interest on the Loans shall be due and payable as provided in Section 2.5.

(c) The Obligations requiring the payment of money, if any, shall be due and payable as and when provided in the Loan Documents, or, if the date of payment is not specified in the Loan Documents, on demand.

(d) Payments due hereunder, under any other Loan Document or otherwise payable to Administrative Agent or its Affiliates in connection with the Transactions shall be made in Dollars, in immediately available funds and free and clear of, and without condition, deduction for withholding for, any claim, counterclaim, defense, recoupment, setoff or Taxes not later than 2:00 p.m. on the date when due. Except as provided in the definitions of Biannual Payment Date and Payment Date, whenever any payment of any Obligations shall be due on a day that is not a Business Day, including the Maturity Date, the date for payment thereof shall be the immediately preceding Business Day. If any amount applied to the Obligations is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other Person, then the Obligations or part thereof originally intended to be satisfied, and all Liens, rights, powers, remedies and privileges therefor, shall be revived and continued in full force and effect as if such amount had not been made or received. The provisions hereof shall survive the Maturity Date and payment in full of the Obligations.

(e) Borrower shall make each payment under any Loan Document by transfer to Administrative Agent’s or the applicable Lender’s account, as the case may be, pursuant to wire transfer instructions provided by Administrative Agent or such Lender, or, at the option of Administrative Agent or any Lender, in such manner and at such place in the United States as Administrative Agent or such Lender shall have designated to Borrower in writing. Without limiting the generality of the foregoing, Borrower agrees that all such payments to Administrative Agent and each Lender may be made, at the option of Administrative Agent or any such Lender, by ACH or other electronic payment pursuant to an Authorization Agreement for Pre-Authorized Payments (Debit) in a form approved by Administrative Agent. Other than as permitted by Section 2.5(b), in no event shall any payment due hereunder or under any other Loan Document be made in any manner other than in Dollars and in immediately available funds.

(f) In addition to the foregoing, Borrower hereby irrevocably promises to pay all Obligations, including the outstanding principal amount of the Loans and interest and fees with respect to the foregoing, as the same become due and payable hereunder and, in any event, on the Maturity Date.

(g) Unless Administrative Agent shall have received notice from Borrower prior to the date on which any payment is due to Administrative Agent for the account of Lenders hereunder that Borrower will not make such payment, Administrative Agent may assume that Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the applicable Lenders, as the case may be, the amount due. With respect to any payment that Administrative Agent makes for the account of Secured Creditors hereunder as to which Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”): (i) Borrower has not in fact made such payment; (ii) Administrative Agent has made a payment in excess of the amount so paid by Borrower (whether or not then owed); or (iii) Administrative Agent has for any reason otherwise erroneously made such payment, then each applicable Secured Creditor severally agrees to repay to Administrative Agent forthwith on demand the amount so distributed to such Secured Creditor, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation.

2.4 Prepayments.

(a) Borrower may not voluntarily prepay the Loans, in whole or in part, without the consent of each Lender.

(b) Borrower shall prepay the Obligations (i) concurrently with receipt of, and in an amount equal to 100.00% of, the (A) Net Cash Proceeds received by Borrower in connection with any Asset Disposition other than any Permitted Asset Disposition described in clauses (a) and (b) of the definition thereof, (B) Net Cash Proceeds derived from the issuance of Equity Interests by any Borrower, (C) Net Cash Proceeds received by any Borrower in connection with any Casualty Event; provided that so long as no Event of Default has occurred and is continuing, Borrower may use such monies, or any portion thereof, to repair, replace or restore the applicable damaged or destroyed assets, or reinvest such monies in its business, within 180 days (or such additional period to time to which Administrative Agent agrees in its discretion) of receipt of such monies (or within a period of 180 days (or such additional period to time to which Administrative Agent agrees in its discretion) thereafter if by the end of such initial 180-day period Borrower shall have entered into a legally binding agreement or commitment to invest such Net Proceeds), and (D) Extraordinary Receipts received by any Borrower and (ii) in the event that there shall be Excess Cash Flow for any month (commencing with the month ending January 31, 2027), Borrower shall, on each Biannual Payment Date, prepay the Loans in an aggregate amount equal to such Excess Cash Flow. Any mandatory prepayment of the Loans made pursuant to this Section 2.4(b) shall be accompanied by all accrued interest on the amount prepaid and the applicable Make-Whole Amount. Notwithstanding the foregoing, nothing in this Section 2.4(b) shall be construed to permit or waive any Default or Event of Default arising from any event or action described in this Section 2.4(b) not permitted under the terms of this Agreement.

(c) Subject to Section 2.4(e), all amounts payable pursuant to this Section 2.4 shall be applied as follows: first, to all then unpaid fees and expenses of Administrative Agent; second, pro rata, to all then unpaid fees and expenses of Lenders; third, pro rata, to all accrued and unpaid interest on the Loans; and fourth, pro rata, to the outstanding aggregate principal balance of the Loans in the inverse order of maturity; provided, however, that the reduction of the aggregate principal balance of the Loans shall not affect the amount or timing of principal payments required under this Agreement until the balance of such payments is reduced to zero.

(d) All Collections in the Collections Account shall be applied as set forth in Section 3(b)(x) of the Management Agreement.

(e) Notwithstanding anything to the contrary in this Section 2.4, all proceeds of Collateral received by Administrative Agent or any other Person pursuant to the exercise of rights, powers, remedies and privileges against the Collateral, and all payments received upon and after the occurrence and during the continuance of an Event of Default shall be applied to the Obligations as follows (subject to adjustments pursuant to any agreements entered into among Lenders):

(i) first, to pay any costs and expenses of Administrative Agent (in its capacity as Administrative Agent) and fees then due to Administrative Agent (in its capacity as Administrative Agent) and its Affiliates under the Loan Documents or otherwise, including any indemnities then due to Administrative Agent (in its capacity as Administrative Agent) under the Loan Documents, until paid in full,

(ii) second, ratably to pay any costs, expense reimbursements, fees or premiums of Lenders and indemnities then due to any Lender under the Loan Documents until paid in full,

(iii) third, ratably to pay interest due in respect of the outstanding Loans until paid in full (provided that, so long as the First Lien Debt has not been paid in full, any interest paid in cash above the Cash Interest Rate shall be paid only on each Biannual Payment Date with any Excess Cash Flow for the applicable period),

(iv) fourth, ratably to pay the outstanding principal balance of the Loans in the inverse order of maturity until the Loans are paid in full,

(v) fifth, to pay any other Obligations, and

(vi) sixth, to Borrower or such other Person entitled thereto under applicable law.

(f) Except as otherwise required by Section 2.4(d) or 2.4(e), any mandatory prepayment pursuant to Section 2.4(b) may be declined in whole or in part by any Lender without prejudice to such Lender’s rights hereunder to accept or decline any future payments in respect of any mandatory prepayment. If a Lender chooses not to accept payment in respect of a mandatory prepayment, in whole or in part, the other Lenders that accept such mandatory prepayment shall have the option to share such proceeds on a pro rata basis (and if declined by all Lenders, such declined proceeds shall be paid by Borrower to Administrative Agent to be held in the Collections Account). Each Lender shall have until the Business Day immediately preceding the Business Day on which such prepayment is due in order to decline such prepayment (and any election by a Lender delivered prior to such Business Day can be rescinded by such Lender at its discretion until such Business Day).

2.5 Interest.

(a) Except as otherwise provided in Sections 2.5(b) and 2.5(c), the unpaid principal amount of the Loans shall bear interest from the Closing Date at the Cash Interest Rate and such interest shall be due and payable in cash monthly on each Payment Date, in arrears, with the first installment being payable on August 3, 2026. Notwithstanding the foregoing, each Lender may elect to receive, in its discretion at any time and from time to time, in whole or in part, the interest payment to be made to such Lender with respect to any or all of the Loans held by such Lender pursuant to this Section 2.5(a) in kind instead of in cash, in which case such paid in kind interest that is accrued and unpaid and that has not been previously added to the principal amount of such Loans shall be added on the applicable Payment Date, and amounts so added shall thereafter be deemed to be a part of the principal amount of such Loans. A Lender making such election must deliver notice thereof to Administrative Agent and Borrower no later than two Business Days prior to the applicable Payment Date.

(b) The unpaid principal amount of the Loans shall also bear interest from the Closing Date at the PIK Interest Rate, and such interest shall be due and payable in kind monthly on each Payment Date, in arrears, with the first installment being payable on August 3, 2026. On the first day of each month, such paid-in-kind interest that is accrued and unpaid and that has not been previously added to the principal amount of the Loans shall be added, and amounts so added shall thereafter be deemed to be a part of the principal amount of the Loans. Notwithstanding the foregoing, Borrower may elect to, with respect to any Payment Date, pay the interest due thereon under this Section 2.5(b) in cash so long as Borrower gives Administrative Agent notice of such election at least five Business Days prior to such Payment Date.

(c) All interest accruing while an Event of Default exists shall be paid upon demand, and all amounts chargeable to Borrower under Section 2.6 shall bear interest from the date such demand is made until paid in full at the Interest Rate or the Default Rate, as applicable. Notwithstanding the foregoing, at any time that an Event of Default exists, interest shall accrue at the Default Rate.

(d) All computations of interest and fees hereunder shall be made on the basis of a year consisting of 360 days, with regard to the actual number of days (including the first day and the last day) elapsed. Interest on each Loan shall accrue for each day, from and including the date such Loan is made available to Borrower through and including the date of repayment in full.

2.6 Fees and Reimbursement of Expenses.

(a) On the earliest of (i) the Maturity Date, (ii) the first date on which an Event of Default has occurred and (iii) the date of the prepayment of all Loans advanced under this Agreement, Borrower shall pay to, or at the direction of, Administrative Agent for the pro rata benefit of Lenders an exit fee in an amount equal to 2.50 multiplied by the Aggregate Commitment, which fee may be waived by in whole or in part, or increased, by the Lender party hereto on the Closing Date in its discretion.

(b) Borrower shall not be obligated to reimburse Administrative Agent or any Lender for its respective Lender Expenses, including legal fees, asset appraisal fees and accounting fees, incurred prior to the Closing Date in connection with the due diligence undertaken thereby, the approvals necessary for Administrative Agent and Lenders to enter into the Loan Documents on the Closing Date or the negotiation, execution or delivery of the Loan Documents on the Closing Date. Borrower shall reimburse Administrative Agent and each Lender for all other Lender Expenses on demand.

(c) All fees to be paid to Administrative Agent or any Lender under or in connection with the Transactions: shall be fully earned by Administrative Agent and such Lender when due and payable; shall not be subject to rebate, refund or proration under any circumstances; are and shall be deemed to be for compensation for services; and are not, and shall not be deemed to be, interest or any other charge for the use, forbearance or detention of money. All amounts chargeable to Borrower under this Section 2.6 shall be Obligations secured by the Collateral and shall be payable on demand to Administrative Agent, on behalf of Administrative Agent and Lenders. Notwithstanding anything to the contrary in any of the Loan Documents, the obligations of Borrower under this Section 2.6 shall survive the payment in full of the Obligations and termination of the Loan Documents.

2.7 Maximum Interest. In no event whatsoever shall interest and other charges charged hereunder exceed the highest rate permissible under applicable law. In the event interest and other charges as computed hereunder would otherwise exceed the highest rate permitted under applicable law: (a) the interest rates hereunder will be reduced to the maximum rate permitted under applicable law; (b) such excess amount shall be first applied to any unpaid principal balance owed by Borrower; and (c) if the then remaining excess amount is greater than the previously unpaid principal balance, Lenders shall promptly refund such excess amount to Borrower and the provisions hereof shall be deemed amended to provide for such permissible rate.

2.8 Notes; Loan Account; Account Stated.

(a) The Loans advanced by each Lender or its Loan Commitment shall be evidenced by one or more Notes. Each Note shall be issued by Borrower to the applicable Lender and shall be duly executed and delivered by an Authorized Officer of Borrower.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of Borrower to the appropriate lending office of such Lender resulting from each Loan made by such lending office of such Lender from time to time, including the amounts of principal and interest payable and paid to such lending office of such Lender from time to time under this Agreement.

(c) Administrative Agent shall maintain for its books an account (the “Loan Account”) evidencing the Obligations resulting from Loans, including the amount of principal and interest payable from time to time hereunder. Administrative Agent shall debit the Loan Account for the principal amount of the Loans, accrued interest thereon and all other amounts which shall become due from Borrower pursuant to this Agreement or the other Loan Documents, and shall credit the Loan Account for each payment which Borrower shall make to it, individually or on behalf of Lenders, in respect to the Obligations. Any failure of Administrative Agent to make an entry in the Loan Account, or any error in doing so, shall not limit or otherwise affect the agreement of Borrower to repay the Obligations in accordance with the Loan Documents. The entries made in the Loan Account shall constitute conclusive evidence of the information therein, absent manifest error.

2.9 Application of Payments and Collections.

(a) Borrower irrevocably waives the right to direct the application of any and all payments and collections at any time or hereafter received by Administrative Agent or any Lender from or on behalf of Borrower and agrees that Administrative Agent, on behalf of Administrative Agent and Lenders, shall have the continuing right to apply and reapply any and all such payments and collections received at any time hereafter against the Obligations, in such manner as Administrative Agent may deem advisable, subject to Sections 2.4(d) and 2.4(e).

(b) Any and all proceeds of Collateral, payments and collections received by Administrative Agent, for the benefit of Administrative Agent and Lenders, on account of the Obligations shall be applied by Administrative Agent such that each Lender shall receive an amount equal to its pro rata share (based on the proportion that the then outstanding Loans held by such Lender bears to the aggregate then outstanding aggregate principal amount of the Loans) thereof.

(c) Any and all payments, collections and proceeds of Collateral received by any Lender directly shall be promptly delivered to Administrative Agent in the original form received to be applied as provided in Section 2.4(c), 2.4(d) or 2.4(e), as applicable.

2.10 Collateral. All of the Obligations, including the Loans, shall be secured by a continuing security interest and Lien upon the real and personal property of Obligors as provided in the Loan Documents, excluding, for the avoidance of doubt, the Retained Shares.

2.11 Defaulting Lender.

(a) Notwithstanding anything to the contrary contained herein, in the event any Lender is a Defaulting Lender, all rights and obligations hereunder of such Defaulting Lender and of the other parties hereto shall be modified to the extent of the express provisions of this Section 2.11 so long as such Lender is a Defaulting Lender.

(b) Except as otherwise expressly provided for in this Section 2.11, Loans shall be made pro rata from Lenders holding Loan Commitments which are not Defaulting Lenders based on their respective Loan Commitment Ratios, and no Loan Commitment Ratio of any Lender or any pro rata share of any Loans required to be advanced by any Lender shall be increased as a result of any Lender being a Defaulting Lender. Amounts received in respect of principal of any type of Loans shall be applied to reduce such type of Loans of each Lender (other than any Defaulting Lender) holding a Loan Commitment in accordance with their Loan Commitment Ratio; provided that Administrative Agent shall not be obligated to transfer to a Defaulting Lender any payments received by Administrative Agent for Defaulting Lender’s benefit, nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder (including any principal, interest or fees). Any payment of principal, interest, fees or other amounts received by Administrative Agent for the account of a Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article IX or otherwise) or received by Administrative Agent from such Defaulting Lender pursuant to Section 10.11(b) shall be applied at such time or times as may be determined by Administrative Agent as follows:

(i) first, to the payment of any amounts owing by such Defaulting Lender to Administrative Agent hereunder;

(ii) second, as Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by Administrative Agent;

(iii) third, if so determined by Administrative Agent and Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of such Defaulting Lender to fund Loans under this Agreement;

(iv) fourth, to the payment of any amounts owing to Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement;

(v) fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to Borrower as a result of any judgment of a court of competent jurisdiction obtained by Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and

(vi) sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction;

provided that if such payment is a payment of the principal amount of any Loans or in respect of which such Defaulting Lender has not fully funded its appropriate share, then such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 2.11(b) shall be deemed paid by Borrower to such Defaulting Lender for the applicable Obligations owing by Borrower to such Defaulting Lender and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(c) A Defaulting Lender shall not be entitled to give instructions to Administrative Agent or to approve, disapprove, consent to or vote on any matters relating to this Agreement or the other Loan Documents, and all amendments, waivers and other modifications of this Agreement or the other Loan Documents may be made without regard to a Defaulting Lender and, for purposes of the definition of Required Lenders, a Defaulting Lender shall not be deemed to be a Lender, to have any outstanding Loans or a Loan Commitment; provided that this Section 2.11(c) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification described in Section 11.12(b).

(d) Other than as expressly set forth in this Section 2.11, the rights and obligations of a Defaulting Lender (including the obligation to indemnify Administrative Agent) and the other parties hereto shall remain unchanged. Nothing in this Section 2.11 shall be deemed to release any Defaulting Lender from its obligations under this Agreement or the other Loan Documents, shall alter such obligations, shall operate as a waiver of any default by such Defaulting Lender hereunder, or shall prejudice any rights which Borrower, Administrative Agent or any Lender may have against any Defaulting Lender as a result of any default by such Defaulting Lender hereunder.

(e) In the event that Administrative Agent and Borrower agree in writing that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then Administrative Agent will so notify the parties hereto.

(f) If any Lender is a Defaulting Lender, Borrower may, within 30 days of receipt of notice of such Lender becoming a Defaulting Lender, by notice in writing to Administrative Agent, such Defaulting Lender and each other Lender, (i) request such Defaulting Lender to cooperate with Borrower in obtaining a replacement Lender; (ii) request the Non-Defaulting Lenders to acquire and assume all of such Defaulting Lender’s Loans and its Loan Commitment as provided herein, but none of such Lenders shall be under any obligation to do so; and (iii) propose a Replacement Lender subject to approval by Administrative Agent, which approval shall not be unreasonably conditioned or withheld. If any satisfactory Replacement Lender shall be obtained, or if any one or more of the Non-Defaulting Lenders shall agree to acquire and assume all of such Defaulting Lender’s Loans and its Loan Commitment, then such Defaulting Lender shall assign, in accordance with Section 11.6, all of its Loans and its Loan Commitment and other rights and obligations under this Agreement and the other Loan Documents to such Replacement Lender or Non-Defaulting Lenders, as the case may be, in exchange for payment of the principal amount so assigned and all interest and fees accrued on the amount so assigned, plus all other Obligations then due and payable to such Defaulting Lender. Nothing in this Section 2.11 shall be deemed to release any Defaulting Lender from its obligations under this Agreement and the other Loan Documents, shall alter such obligations, shall operate as a waiver of any default by such Defaulting Lender hereunder, or shall prejudice any rights, powers, remedies and privileges that Borrower, any Guarantor, Administrative Agent or any Lender may have against any Defaulting Lender as a result of such Lender being a Defaulting Lender.

SECTION 3. SECURITY

3.1 Grants of Security Interest.

(a) Grant of Security Agreement by Certain Obligors. Each Obligor (other than Parent and Koach Fund Holdco) hereby unconditionally grants, assigns, and pledges to Administrative Agent, for the benefit of Secured Creditors, to secure the Obligations, a continuing lien on and security interest in such Obligor’s right, title, and interest in and to the following, whether now owned or hereafter acquired or arising and wherever located (collectively, the “Obligor Collateral”):

(i) all Accounts;

(ii) all Commercial Tort Claims;

(iii) all Deposit Accounts;

(iv) all Equipment, Inventory, Fixtures and other Goods;

(v) all general intangibles (as such term is defined in the UCC), including Payment Intangibles, contract rights, rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, goodwill (including the goodwill associated with any trademark), patents, trade names, trademarks, service marks, copyrights, blueprints, drawings, purchase orders, customer lists, industrial designs, other industrial or intellectual property or rights therein or applications therefor, whether under license or otherwise, programs, programming materials, blueprints, drawings, purchase orders, route lists, rights to payment and other rights under any royalty or licensing agreements, including intellectual property licenses, infringement claims, software, software source codes, computer programs, computer discs, computer tapes, literature, reports, catalogs, URLs and domain names, computer programs, information contained on computer disks or tapes, moneys due or recoverable from pension funds, pension plan refunds, pension plan refund claims, insurance premium rebates, tax refunds, tax refund claims, interests in a partnership or limited liability company which do not constitute a security under Article 8 of the UCC, all rights, powers, remedies and privileges under the Organic Documents of the Person that issued such interests and any other personal property other than Commercial Tort Claims, money, Accounts, Chattel Paper, Deposit Accounts, goods, Investment Property, Negotiable Collateral, and oil, gas, or other minerals before extraction (collectively, “General Intangibles”);

(vi) all securities (whether certificated or uncertificated), rights, powers, remedies and privileges under the Organic Documents of the Person that issued such securities, securities accounts, commodity contracts and accounts, securities entitlements and other Investment Property;

(vii) all letters of credit, Letter-of-Credit Rights (whether or not evidenced by a writing) and other Supporting Obligations, notes, drafts, Instruments (including promissory notes), certificated and uncertificated Securities, Documents, leases and Chattel Paper (including Electronic Chattel Paper) (collectively, “Negotiable Collateral”);

(viii) the Books of such Obligor;

(ix) all of such Obligor’s money or other assets of such Obligor that now or hereafter come into the possession, custody, or control of Administrative Agent or any Lender;

(x) all other personal property; and

(xi) all substitutions, replacements, additions, accessions, proceeds, products to or of any of the foregoing, including proceeds of insurance covering any of the foregoing, or any portion thereof, and any and all Accounts, General Intangibles, Negotiable Collateral, Inventory, Equipment, Deposit Accounts, Commercial Tort Claims, Investment Property, money, deposits, accounts, or other tangible or intangible property resulting from the sale or other disposition of the Accounts, General Intangibles, Negotiable Collateral, Inventory, Equipment, Deposit Accounts, Commercial Tort Claims, Investment Property or any portion thereof or interest therein and the proceeds thereof;

provided, however, that the “Obligor Collateral” shall not include any Excluded Collateral.

(b) Grant of Security Interest by Koach Fund Holdco. Koach Fund Holdco hereby unconditionally grants, assigns, and pledges to Administrative Agent, for the benefit of Secured Creditors, to secure the Obligations, a continuing lien on and security interest in such Obligor’s right, title, and interest in and to the following, whether now owned or hereafter acquired or arising and wherever located (collectively, the “Koach Fund Holdco Collateral”):

(i) all of the Equity Interests owned by Koach Fund Holdco, regardless of class or designation, in Borrower (collectively, the “Koach Fund Holdco Pledged Interests”), and all substitutions therefor and replacements thereof, all proceeds thereof and all rights relating thereto, including any certificates representing the Koach Fund Holdco Pledged Interests, the right to request, after the occurrence and during the continuation of an Event of Default, that the Koach Fund Holdco Pledged Interests be registered in the name of Administrative Agent or any of its nominees, the right to receive any certificates representing any of the Koach Fund Holdco Pledged Interests and the right to require that same be delivered to Administrative Agent together with undated powers or assignments of investment securities with respect thereto, duly endorsed in blank by Koach Fund Holdco, all warrants, options, share appreciation rights and other rights, contractual or otherwise, in respect thereof and of all dividends, distributions of income, profits, surplus or other compensation by way of income or liquidating distributions, in cash or in kind, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in addition to, in substitution of, on account of or in exchange for any or all of the Koach Fund Holdco Pledged Interests, whether now owned or hereafter acquired by Koach Fund Holdco;

(ii) all of Koach Fund Holdco’s rights, powers and remedies under the Organic Documents of Borrower, including all rights to payment of dividends and Distributions;

(iii) all other Deposit Accounts or Securities Accounts, to the extent of any (A) Collections of Borrower, (B) other Obligor Collateral of Borrower, (C) other Koach Fund Holdco Collateral, (D) Restricted Payments, or other payments, received by Parent from or as directed by Borrower or (D) any other assets relating to Borrower, in each case, on deposit therein;

(iv) the Books of Koach Fund Holdco or Borrower relating to any of the above; and

(v) all substitutions, replacements, additions, accessions, proceeds, products to or of any of the foregoing, including proceeds of insurance covering any of the foregoing, or any portion thereof, and any and all Accounts, General Intangibles, Negotiable Collateral, Inventory, Equipment, Deposit Accounts, Commercial Tort Claims, Investment Property, money, deposits, accounts, or other tangible or intangible property resulting from the sale or other disposition of the Accounts, General Intangibles, Negotiable Collateral, Inventory, Equipment, Deposit Accounts, Commercial Tort Claims, Investment Property or any portion thereof or interest therein and the proceeds thereof;

provided, however, that the “Koach Fund Holdco Collateral” shall not include any Excluded Collateral.

(c) Grant of Security Interest by Parent. Parent hereby unconditionally grants, assigns, and pledges to Administrative Agent, for the benefit of Secured Creditors, to secure the Obligations, a continuing lien on and security interest in such Obligor’s right, title, and interest in and to the following, whether now owned or hereafter acquired or arising and wherever located (collectively, the “Parent Collateral”):

(i) all of the Equity Interests owned by Parent, regardless of class or designation, in Koach Fund Holdco (collectively, the “Parent Pledged Interests”), and all substitutions therefor and replacements thereof, all proceeds thereof and all rights relating thereto, including any certificates representing the Parent Pledged Interests, the right to request, after the occurrence and during the continuation of an Event of Default, that the Parent Pledged Interests be registered in the name of Administrative Agent or any of its nominees, the right to receive any certificates representing any of the Parent Pledged Interests and the right to require that same be delivered to Administrative Agent together with undated powers or assignments of investment securities with respect thereto, duly endorsed in blank by Parent, all warrants, options, share appreciation rights and other rights, contractual or otherwise, in respect thereof and of all dividends, distributions of income, profits, surplus or other compensation by way of income or liquidating distributions, in cash or in kind, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in addition to, in substitution of, on account of or in exchange for any or all of the Parent Pledged Interests, whether now owned or hereafter acquired by Parent;

(ii) all of Parent’s rights, powers and remedies under the Organic Documents of Koach Fund Holdco, including all rights to payment of dividends and Distributions;

(iii) the Collections Account, to the extent of any (A) Collections of Koach Fund Holdco or Borrower, (B) other Obligor Collateral of Borrower, (C) Koach Fund Holdco Collateral, (D) Restricted Payments, or other payments, received by Parent from or as directed by Koach Fund Holdco or Borrower or (D) any other assets relating to Koach Fund Holdco or Borrower, in each case, on deposit therein;

(iv) all other Deposit Accounts or Securities Accounts, to the extent of any (A) Collections of Koach Fund Holdco or Borrower, (B) other Obligor Collateral of Borrower, (C) Koach Fund Holdco Collateral, (D) Restricted Payments, or other payments, received by Parent from or as directed by Koach Fund Holdco or Borrower or (D) any other assets relating to Koach Fund Holdco or Borrower, in each case, on deposit therein;

(v) the Books of Parent or Koach Fund Holdco relating to any of the above; and

(vi) all substitutions, replacements, additions, accessions, proceeds, products to or of any of the foregoing, including proceeds of insurance covering any of the foregoing, or any portion thereof, and any and all Accounts, General Intangibles, Negotiable Collateral, Inventory, Equipment, Deposit Accounts, Commercial Tort Claims, Investment Property, money, deposits, accounts, or other tangible or intangible property resulting from the sale or other disposition of the Accounts, General Intangibles, Negotiable Collateral, Inventory, Equipment, Deposit Accounts, Commercial Tort Claims, Investment Property or any portion thereof or interest therein and the proceeds thereof;

provided, however, that the “Parent Collateral” shall not include the Retained Shares or any Excluded Collateral.

3.2 Secured Indebtedness. The Lien and security interest granted hereunder shall secure the prompt payment of the Obligations and the prompt performance of each of the covenants and duties under this Agreement and the other Loan Documents. Each Obligor shall mark its Books as may be required by GAAP to reflect the existence of the Obligations and the Lien and security interest with respect thereto. Each Obligor shall promptly provide Administrative Agent with written notice of all Commercial Tort Claims of such Obligor, such notice to contain the case title together with the applicable court and a brief description of the claim(s) acceptable to Administrative Agent. Upon delivery of each such notice, such Obligor shall be deemed to hereby grant to Administrative Agent, for the benefit of Secured Creditors, a security interest and Lien in and to such Commercial Tort Claims and all proceeds thereof without any further action by such Obligor or Administrative Agent.

3.3 Perfection by Filing.

(a) Each Obligor (other than Parent and Koach Fund Holdco) hereby specifically authorizes Administrative Agent at any time and from time to time to file financing statements, continuation statements and amendments thereto that describe the Obligor Collateral as “all personal property of debtor,” “all assets of debtor” or words to similar effect, and contain any other information required by Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment, including whether such Obligor is an organization, the type of organization and any organization identification number issued to such Obligor.

(b) Parent hereby specifically authorizes Administrative Agent at any time and from time to time to file financing statements, continuation statements and amendments thereto that describe the Parent Collateral as being of equal or lesser scope or with greater detail, and contain any other information required by Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment, including whether Parent is an organization, the type of organization and any organization identification number issued to Parent.

(c) Koach Fund Holdco hereby specifically authorizes Administrative Agent at any time and from time to time to file financing statements, continuation statements and amendments thereto that describe the Koach Fund Holdco Collateral as being of equal or lesser scope or with greater detail, and contain any other information required by Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment, including whether Koach Fund Holdco is an organization, the type of organization and any organization identification number issued to Koach Fund Holdco.

(d) Each Obligor agrees to furnish any of the foregoing information to Administrative Agent promptly upon request. Any such financing statements, continuation statements or amendments may, to the extent required by applicable law, be signed by Administrative Agent on behalf of any Obligor and may be filed at any time in any relevant jurisdiction. Each Obligor hereby irrevocably constitutes and appoints Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Obligor and in the name of such Obligor or in its own name, from time to time in Administrative Agent’s discretion, for the limited purpose of carrying out the terms of this Section 3.3. Each Obligor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Section 3.3 are coupled with an interest and are irrevocable until all of the Obligations have been paid and satisfied in full. All charges, expenses and fees Administrative Agent may incur in doing any of the foregoing, and any local taxes relating thereto, shall be added to the Obligations, and shall be paid to Administrative Agent immediately upon demand.

3.4 Perfection Other Than by Filing, etc. At any time and from time to time, each Obligor shall take such steps as Administrative Agent may reasonably request (a) for Administrative Agent to obtain control of any Negotiable Collateral, Investment Property, Deposit Accounts, Letter-of-Credit Rights or Electronic Chattel Paper pledged by such Obligor as set forth in Article 9 of the UCC, and, where control is established by written agreement, such agreement shall be in form and substance satisfactory to Administrative Agent, (b) to immediately discharge all Liens other than Permitted Liens and (c) otherwise to insure the continued perfection and priority of Administrative Agent’s security interest in any of the Obligor Collateral and of the preservation of its rights therein. All charges, expenses and fees Administrative Agent may incur in doing any of the foregoing, and any local taxes relating thereto, shall be added to the Obligations, and shall be paid to Administrative Agent immediately upon demand.

3.5 Preservation of Obligor Collateral. In addition to the rights, powers, remedies and privileges set forth herein, and subject to the requirements of applicable US Cannabis Laws, Administrative Agent: (a) may at any time take such steps as Administrative Agent deems necessary to protect Administrative Agent’s interest in and to preserve the Obligor Collateral, including the hiring of such security guards or the placing of other security protection measures as Administrative Agent may deem appropriate; (b) may employ and maintain at any of any Obligor’s premises a custodian who shall have full authority to do all acts necessary to protect Administrative Agent’s interests in the Obligor Collateral; (c) may lease warehouse facilities to which Administrative Agent may move all or part of the Obligor Collateral; (d) may use any Obligor’s owned or leased lifts, hoists, trucks and other facilities or equipment for handling or removing the Obligor Collateral; (e) shall have, and is hereby granted, a right of ingress and egress to the places where the Obligor Collateral is located, and may proceed over and through any of any Obligor’s owned or leased property; and (f) may negotiate, amend, supplement or otherwise modify, either directly or on behalf of Borrower pursuant to the power of attorney granted to Administrative Agent pursuant to Section 11.3, any Lease in its discretion. Each Obligor shall cooperate fully with all of any Secured Creditor’s efforts to preserve the Obligor Collateral and will take such actions to preserve the Obligor Collateral as any Secured Creditor may direct. All of each Secured Creditor’s expenses for preserving the Collateral, including any expenses relating to the bonding of a custodian, shall be added to the Obligations, or, at such Secured Creditor’s option, shall be paid to such Secured Creditor immediately upon demand.

3.6 Other Actions as to Any and All Obligor Collateral. Each Obligor shall promptly (and in no event later than three Business Days of acquiring or obtaining such Obligor Collateral) notify Administrative Agent in writing upon acquiring or otherwise obtaining any Obligor Collateral after the date hereof consisting of Investment Property, Negotiable Collateral, intellectual property, Deposit Accounts or Commercial Tort Claims.

3.7 Equity Interests. For so long as any Obligor shall have the right to vote Equity Interests or other Investment Property constituting Collateral, such Obligor agrees that such Obligor shall not vote or take any consensual action with respect to such Collateral owned by such Obligor that would (a) materially adversely affect the rights of any Secured Creditor or the value of such Collateral or (b) directly or indirectly violate the terms of this Agreement.

SECTION 4. CONDITIONS PRECEDENT

4.1 Closing Conditions. No Lender shall be obligated to advance any Loan hereunder unless each of the following conditions has been fulfilled, to the satisfaction of Administrative Agent and Lenders, on or before the date of such advance:

(a) Each Obligor and each other Person that is to be a party to any Loan Document shall have executed and delivered each such Loan Document, including this Agreement, each Note and each Controlled Account Agreement;

(b) Borrower shall cause to be delivered to Administrative Agent the following documents, each in form and substance satisfactory to Administrative Agent and, if applicable to such document, duly executed and delivered by the parties thereto:

(i) with respect to each Obligor, a certificate signed by the secretary or assistant secretary of such Person (or, in the case of a Person that is a partnership, the general partner of such Person or, in the case of a Person that is a limited liability company, the members or manager, as appropriate, of such Person), including a certificate of incumbency with respect to each Authorized Officer of such Person executing a Loan Document, together with appropriate attachments which shall include the following: (A) a copy of the certificate of formation of such Person certified to be true, complete and correct by the Secretary of State of the State of such Person’s incorporation or formation; (B) a true, complete and correct copy of the other Organic Documents of such Person reflecting such amendments necessary in the opinion of Administrative Agent in connection with the Loan Documents or otherwise; (C) a true, complete and correct copy of the resolutions of such Person (or its general partner, members or manager, as applicable) authorizing the execution, delivery and performance by such Person of the Loan Documents to which such Person is a party and authorizing the borrowings hereunder; (D) a certificate of good standing from such Person’s jurisdiction of formation; and (E) if any, copies of all shareholders or share purchase agreements relating to the Equity Interests of such Person,

(ii) favorable legal opinions of legal counsel to Obligors and Pledgors addressed to Administrative Agent and Lenders regarding such matters as Administrative Agent may request, in form and substance satisfactory to Administrative Agent,

(iii) evidence of insurance, including standard forms of certificates of insurance, confirming Obligors’ satisfaction of the insurance requirements contained in the Loan Documents, unless Administrative Agent otherwise agrees,

(iv) the Information Certificate,

(v) true, correct and complete copies of the final Koach Funds Redemption Documents (or such subset thereof acceptable to Administrative Agent) or, as elected by Administrative Agent, the forms thereof;

(vi) true, correct and complete copies of the First Lien Loan Documents and the Pari Passu Loan Documents, in form and substance satisfactory to Administrative Agent,

(vii) a valid second-priority Mortgage for the Mortgaged Property,

(viii) an appraisal of the Mortgaged Property evidencing a loan to value ratio acceptable to Administrative Agent by an independent appraiser selected by Administrative Agent, with each such appraisal being procured at Borrower’s expense and in form acceptable to Administrative Agent,

(ix) a Title Policy, or marked commitment therefor with respect to the Mortgaged Property, without a survey or other exception unless acceptable to Administrative Agent,

(x) a current ALTA survey of the Mortgaged Property, reasonably satisfactory in form and substance to Administrative Agent and, if any, the title insurance company issuing each Title Policy (or unconditional binding commitments thereof) referenced in clause (xi) above, which is prepared by a licensed surveyor reasonably satisfactory to Administrative Agent,

(xi) an environmental site assessment for the Mortgaged Property,

(xii) a zoning report, zoning conformation from the applicable Governmental Authority or similar document for the Mortgaged Property, in each case, confirming such Real Property is zoned for the business conducted by the applicable Obligor on such Real Property,

(xiii) if the Mortgaged Property is in a flood zone, a flood notification form signed by the applicable Obligor and evidence that flood insurance is in place for the buildings and their contents located thereon,

(xiv) one or more counterparts of a Subordination, Non-Disturbance and Attornment Agreement from each Tenant as Administrative Agent shall request,

(xv) true, correct and complete copies of the final Koach Management Agreement and all counterparts of the Collateral Assignment of Management Agreement with respect thereto, and

(xvi) such financial reports and information concerning any Obligor or any Pledgor as Administrative Agent shall request;

(c) Administrative Agent’s insurance consultant shall have completed its review of Obligors’ insurance coverage, and such insurance coverage is acceptable to Administrative Agent;

(d) Administrative Agent shall have received true, correct, and complete copies of all Construction Documents requested by Administrative Agent, as applicable;

(e) Administrative Agent shall have established the Collections Account;

(f) Administrative Agent shall have received the results of a search of the UCC filings and equivalent filings, as applicable, in addition to tax Lien, judgment Lien, bankruptcy and litigation searches made with respect to each Obligor, together with copies of the financing statements and other filings (or similar documents) disclosed by such searches, and accompanied by evidence satisfactory to Administrative Agent that the Liens disclosed in such searches are Permitted Liens or have been released or will be released substantially simultaneously with the making of the Loans hereunder;

(g) Administrative Agent shall have received evidence that appropriate UCC financing statements (including fixture filings) or equivalent filings, as applicable, have been duly filed, or will be duly filed on the Closing Date, in such office or offices as may be necessary or, in the opinion of Administrative Agent, desirable, to perfect Administrative Agent’s Liens in and to the Collateral;

(h) Administrative Agent shall have received a final payoff letter and Lien termination documents from any Person whose outstanding loans to any Obligor are to be repaid, each in form and substance satisfactory to Administrative Agent;

(i) REFI shall have received all documents and other information requested by it in connection with the Koach Funds Redemption;

(j) Administrative Agent shall have received assurances, satisfactory to it, that (i) no litigation and no investigation or audit by any Governmental Authority is pending or threatened against any Obligor or any Pledgor which Administrative Agent determines may have a Material Adverse Effect or that would be a breach of any representation by an Obligor or a Pledgor in any Loan Document, (ii) no breach or default (or event or condition, which after notice or lapse of time, or both, would constitute a breach or default) has occurred and is continuing under any Material Contract as a result of which a Material Adverse Effect could be reasonably expected to occur, and (iii) to the best of each Obligor’s knowledge, none of any Tenant’s Cannabis Licenses have been suspended, revoked or non-renewed;

(k) No Default or Event of Default shall exist (whether before or after giving effect to the funding of the Loans or other extension of credit);

(l) All of the representations and warranties of Obligors and Pledgors in each of the Loan Documents, or otherwise in writing to any Secured Creditor, shall be true and correct in all material respects (unless any such representation or warranty is qualified as to materiality, Material Adverse Effect or similar language, or by a qualifying exhibit or schedule or the Information Certificate, in which case such representation and warranty shall be true and correct in all respects) at such time, both before and after giving effect to the application of the proceeds of the Loans;

(m) Each of Administrative Agent and Lenders shall have received the approval of the Transactions from its investment committee or, as applicable, other primary credit authority;

(n) There shall have been no change which has had a Material Adverse Effect since December 31, 2025;

(o) All conditions precedent to the Koach Funds Redemption, other than payment of the consideration due on the Closing Date in the form of REFI Shares, shall have been satisfied in accordance with the terms of the Koach Funds Redemption Documents without giving effect to any alteration, amendment, or supplement thereto, or the waiver of any condition therein;

(p) All conditions precedent to the issuance of the First Lien Debt, other than the closing of the Transactions, shall have been satisfied in accordance with the terms of the First Lien Loan Documents without giving effect to any alteration, amendment, or supplement thereto, or the waiver of any condition therein, that is materially adverse to Lenders or Administrative Agent, unless consented to by Administrative Agent in writing (which consent shall not be unreasonably withheld, conditioned or delayed);

(q) All fees and expenses payable in accordance with this Agreement on or before the Closing Date (including legal fees and expenses of Administrative Agent) shall have been paid to Administrative Agent, for the benefit of Secured Creditors; and

(r) Obligors shall have satisfied the following additional closing conditions:

(i) each of Administrative Agent and Lenders shall have reviewed to its satisfaction Obligors’ financial results, books and records,

(ii) Administrative Agent and its counsel shall have completed their due diligence review, including due diligence review of significant vendors and suppliers to Obligors and other third parties and Obligors’ compliance with all zoning requirements, in each case, with outcomes satisfactory to Administrative Agent, and

(iii) Administrative Agent shall have completed background checks of the key members of management of Obligors, and the results thereof shall be satisfactory to Administrative Agent.

SECTION 5. OBLIGORS’ REPRESENTATIONS AND WARRANTIES

To induce Administrative Agent and Lenders to enter into this Agreement and to extend credit, each Obligor makes the following representations and warranties, all of which shall be deemed made as of the Closing Date and on the date of the delivery of each Compliance Certificate:

5.1 Existence and Rights; Predecessors. The exact legal name of each Obligor is as set forth on the signature pages to this Agreement. Each Obligor is an entity as described in the Information Certificate, duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and is duly qualified or licensed to transact business in all places where the failure to be so qualified could reasonably be expected to have a Material Adverse Effect. Each Obligor has the right and power to enter into and discharge all of its obligations under the Loan Documents to which it is a party. Each Loan Document to which any Obligor is a party constitutes a legal, valid and binding obligation of such Obligor, enforceable against it in accordance with its terms, subject only to bankruptcy and similar laws affecting creditors’ rights generally, and each Obligor has the power, authority, rights and franchises to own its property and to carry on its business as presently conducted. Except as otherwise provided in the Information Certificate, no Obligor has been a party to any merger, consolidation or acquisition of all or substantially all of the assets or Equity Interests of any other Person, or changed its legal status or the jurisdiction in which it is organized, during the five-year period prior to the Closing Date. No Obligor is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock. Borrower is a Special Purpose Entity.

5.2 Authority. The execution, delivery and performance of the Loan Documents by each Obligor and each other Person (other than Administrative Agent and Lenders) executing any Loan Document have been duly authorized by all necessary actions of such Person, do not and will not violate any provision of law, including or any writ, order or decree of any court or Governmental Authority or agency, or any provision of the Organic Documents of such Person, and do not and will not result in a breach of, or constitute a default or require any consent under, or result in the creation of any Lien upon any property or assets of such Person pursuant to, any law, regulation, instrument, document or agreement to which any such Person is a party or by which any such Person or its properties may be subject or bound. Each Obligor has obtained all Permits, and all such Permits are in full force and effect. None of such Permits is the subject of any pending or, to the best of each Obligor’s knowledge, threatened attack or revocation, by the grantor of the Permit. No Obligor or any Subsidiary of an Obligor is required to obtain any additional Permits in connection with the execution, delivery and performance of this Agreement or any other Loan Document, in accordance with their respective terms, or the consummation of the transactions contemplated hereby or thereby.

5.3 Litigation.

(a) Except as set forth in the Information Certificate, there are no actions or proceedings pending, or to the best of each Obligor’s knowledge threatened, against any Obligor before any Governmental Authority, and no Obligor has any knowledge or belief of any pending or threatened governmental investigations or claims, complaints, actions or prosecutions involving any Obligor. No Obligor is in default with respect to any order, writ, injunction, decree or demand of any Governmental Authority. None of such actions or proceedings, individually or collectively, could reasonably be expected to have a Material Adverse Effect.

(b) No injunction, writ, temporary restraining order or any order of any nature has been issued by any Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided. No Obligor is the subject of an audit by a Governmental Authority or, to the best of each Obligor’s knowledge, any investigation or review by a Governmental Authority concerning the violation or possible violation of any requirement of law.

5.4 Solvency. Each Obligor is, and after consummating the transactions described herein, including each advance of the Loans, will be, Solvent.

5.5 Taxes. Each Obligor has filed all tax returns that it is required to file and has paid all Taxes shown on said returns as well as all Taxes shown on all assessments received by it to the extent that such Taxes are not being Properly Contested; neither any Obligor nor any assets of any Obligor is subject to any tax Liens; and no Obligor has received any notice of deficiency or other official notice to pay any Taxes.

5.6 Material Agreements. All agreements and instruments to which any Obligor is a party, including the Loan Documents, were duly executed and delivered, and are being performed, in accordance with applicable law.

5.7 Title to Assets; Intellectual Property. Parent has good, marketable and legal title to the Parent Collateral, and the same are not subject to any Liens other than the Liens described in clause (g) of the definition of Permitted Liens. Koach Fund Holdco has good, marketable and legal title to the Koach Fund Holdco Collateral, and the same are not subject to any Liens other than the Liens described in clause (g) of the definition of Permitted Liens. Each other Obligor has good, marketable and legal title to its assets or leasehold title as to leased assets or rights as to licenses, and the same are not subject to any Liens other than Permitted Liens. The Liens of Administrative Agent on the Collateral are and shall be prior to any other Lien on any of the Collateral. Each Obligor possesses all necessary trademarks, trade names, copyrights, patents, patent rights and licenses to conduct business as now operated, without any known conflict with the rights of others, including items described in the Information Certificate. There is no infringement action, lawsuit, claim or complaint which asserts that any Obligor’s operations violate or infringe the rights or the trade names, trademarks, trademark registrations, service names, service marks or copyrights of others with respect to any apparatus or method of such Obligor or any adversely held trade-marks, trade names, trademark registrations, service names, service marks or copyrights, and no Obligor is in any way making use of any confidential information or trade secrets of any Person, except with the consent of such Person. Each Obligor has taken reasonable steps to protect its (a) computer programming language, software, hardware, firmware or related documentation, inventions, technical and nontechnical data related thereto, and (b) other documentation, inventions and data related to patterns, plans, methods, techniques, drawings, finances, customer lists, suppliers, products, special pricing and cost information, designs, processes, procedures, formulas, research data owned or used by such Obligor or marketing studies conducted by such Obligor, all of which such Obligor considers to be commercially important and competitively sensitive and which generally has not been disclosed to third parties (except disclosure of source codes pursuant to licensing agreements), and such Obligor is the lawful owner of thereof, free and clear of any claim of any third party.

5.8 Compliance With Laws; Absence of Default. (a) Each Obligor, its properties, business operations and leaseholds and, to the best of each Obligor’s knowledge, each Tenant are in compliance in all material respects with all applicable laws, including all applicable US State Cannabis Laws, and with all of the provisions of its Organic Documents, and no event has occurred or has failed to occur which has not been remedied or waived, the occurrence or non-occurrence of which constitutes (i) a Default or an Event of Default or (ii) a default under any Material Contract, or any judgment, decree or order to which any Obligor is a party or by which any Obligor or any of its properties may be bound. No Obligor is engaged in any Restricted Cannabis Activities.

(b) Each Obligor holds all Permits that are required by any Governmental Authority (excluding those United States federal authorities that may enforce or interpret any laws or regulations or the like, so as to prevent or materially restrict the business of any Obligor, or any laws or regulations that apply to cannabis) to permit it to conduct and operate any Obligor’s or its respective Subsidiaries’ business as such is conducted on the Closing Date, pursuant to any applicable requirement of law. Schedule 22 of the Information Certificate contains a true, correct and complete list of all such Permits and all Cannabis Licenses of each Tenant with respect to the Mortgaged Property, each of which, as of the Closing Date both immediately before and after giving effect to the transactions contemplated by this Agreement and the other Loan Documents, (i) is lawfully, truly and exclusively held or owned by Obligors or any of their respective Subsidiaries, (ii) is valid and in full force and effect, (iii) is free and clear of all Liens and other encumbrances other than the Lien of Administrative Agent, (iv) has neither been revoked nor is in the process of being revoked by any Governmental Authority and (v) has no threatened or pending process that would result in its loss, termination, suspension, withdrawal, revocation or expiration.

(c) Each Obligor and each Subsidiary of an Obligor is in material compliance with all laws and regulations pertaining to any and all Cannabis Licenses and other Permits. Neither any Obligor nor any Subsidiary of an Obligor is a party to, or the subject of, any investigation, notice of apparent liability, violation, forfeiture, or other order or complaint issued by or before any Governmental Authority or any other proceedings which could, in any manner, threaten or adversely affect the validity or continued effectiveness of any such Cannabis Licenses or other Permits of any Obligor, any Subsidiary of an Obligor or any Tenant, or give rise to any order of forfeiture. There is no pending threat of cancellation, loss, termination, modification or nonrenewal of any such Cannabis Licenses or other Permits of any Obligor, any Subsidiary of an Obligor or, to the best of each Obligor’s knowledge, any Tenant, or any valid basis for such cancellation, loss, termination, modification or nonrenewal. Obligors have no reason to believe that such Cannabis Licenses and other Permits will not be renewed in the ordinary course, or that such renewed Cannabis Licenses and other Permits would be materially different than the corresponding existing versions of such. Each Obligor and each Subsidiary of an Obligor has filed, in a timely manner, all material reports, applications, documents, instruments, and information required to be filed pursuant to applicable rules and regulations or requests of every regulatory body having jurisdiction over any of its Cannabis Licenses or other Permits.

(d) Except as provided on Schedule 22 of the Information Certificate, no Lien or other encumbrance (or any associated filings or other actions necessary to perfect such) on the Cannabis Licenses in favor of Secured Creditors will result in the Cannabis Licenses’ revocation, termination, nullification, or other similar cessation of effectiveness. Obligors and their respective Subsidiaries have each made all necessary or required disclosures of this Agreement, the other Loan Documents, and the transactions contemplated hereby and thereby to any Governmental Authority that has issued any Obligor a Cannabis License or Permit.

5.9 Business and Collateral Locations. Each Obligor’s chief executive office, principal place of business, office where such Obligor’s business records are located and all other places of business of such Obligor are as described in the Information Certificate; and except as otherwise described in the Information Certificate, none of the Collateral is in the possession of any Person other than an Obligor or an institution at which a Deposit Account, Securities Account or Commodity Account is maintained.

5.10 ERISA. Except as otherwise set forth in the Information Certificate, no Obligor has any Plans. No Plan established or maintained by any Obligor had, has or is expected to have a material accumulated funding deficiency (as such term is defined in Section 302 of ERISA), and no material liability to the Pension Benefit Guaranty Corporation has been, or is expected by any Obligor to be, incurred with respect to any such Plan by such Obligor. No Obligor is required to contribute to or is failing to contribute to a Plan or has any withdrawal liability to any Plan. No reportable event referred to in Section 4043(b) of ERISA has occurred that has resulted or could result in liability of any Obligor, and no Obligor has any reason to believe that any other event has occurred that has resulted or could reasonably be expected to result in liability of such Obligor as set forth above.

5.11 Labor Relations. On the date hereof, there are no material grievances, disputes or controversies with any union or any other organization of the employees of any Obligor or any Subsidiary of any Obligor, or, to the best of each Obligor’s knowledge, any threats of strikes, work stoppages or any asserted pending demands for collective bargaining by any union or organization. Each Obligor is in material compliance with all federal and state laws respecting employment and employment terms, conditions and practices. The operations of each Obligor and each Subsidiary of each Obligor are conducted in compliance, in all material respects, with all applicable rules and regulations promulgated by the Occupational Safety and Health Administration of the United States Department of Labor.

5.12 Anti-Corruption Laws and Sanctions. Each Obligor, its Subsidiaries and their respective officers and directors and, to the best of such Obligor’s knowledge, its employees and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) any Obligor, any Subsidiary thereof, any of their respective directors or officers or employees, or (b) to the best of each Obligor’s knowledge, any agent or Affiliate of such Obligor or any Subsidiary thereof, is a Sanctioned Person. No borrowing of any Loan, use of proceeds, any Transaction or any other transaction contemplated by this Agreement or the other Loan Documents will violate Anti-Corruption Laws or applicable Sanctions.

5.13 Capital Structure. As of the date hereof, the Information Certificate sets forth the identity of each Person owning any Equity Interests of each Obligor and each Subsidiary thereof and the number or percentage of Equity Interests owned by each such Person. There are no outstanding agreements or instruments binding upon holders of any of any Obligor’s Equity Interests relating to ownership of such Equity Interests. No Obligor other than has any Subsidiaries other than as listed on Schedule 7(b) of the Information Certificate, and no Obligor has issued certificates evidencing ownership of its Equity Interests.

5.14 Information Certificate. All of the representations and warranties in the Information Certificate are true and accurate on the Closing Date and will continue to be true and accurate as updated from time to time as required by Section 6.5(g).

5.15 Investment Company Act. Neither any Obligor nor any of their respective Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

5.16 Accuracy and Completeness of Information. All written information, reports, other papers and data relating to Obligors and their respective Subsidiaries furnished by or at the direction of any Obligor to Administrative Agent or any Lender were, at the time furnished, complete and correct in all material respects and none contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading as of the time when made or delivered. All financial statements provided to Administrative Agent or any Lender fairly present the financial position and results of operations of each Obligor as at the respective dates thereof and for the periods therein referred to and are consistent with the books and records of such Obligor. No fact is currently known to any Obligor which has, or could reasonably be expected to have, a Material Adverse Effect. With respect to projections, estimates and forecasts given to Administrative Agent or any Lender, such projections, estimates and forecasts are based on Obligors’ good faith assessment of the future of the business at the time made, and Obligors had a reasonable basis for such assessment at the time made. A true, correct and complete list of all officers, directors and managers of each Obligor and its Subsidiaries has been provided to Administrative Agent. There are no undisclosed written or oral side agreements with any individual or business whereby any Obligor or any Authorized Officer thereof has agreed to perform any material undertaking.

5.17 Affiliate Transactions. Except as set forth on the Information Certificate, no Obligor is conducting, permitting or suffering to be conducted, transactions with any Affiliate. No Obligor has made any loans or advances to any Affiliate or other Person except for advances authorized hereunder to employees, officers, directors and managers of such Obligor for travel and other expenses arising in the Ordinary Course of Business. Except as set forth in the Information Certificate, no Obligor owes any Affiliate or member of such Obligor any amounts or payments of any kind.

5.18 Environmental Matters. Neither any Obligor, any of its Subsidiaries nor, to the best of each Obligor’s knowledge, any Tenant has generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off its premises (whether or not owned by it) in any manner which at any time violates in any material respect any Environmental Law or any license, Permit, certificate, approval or similar authorization thereunder and the operations of each of Obligors, their respective Subsidiaries and, the best of each Obligor’s knowledge, comply in all material respects with all Environmental Laws and all licenses, Permits, certificates, approvals and similar authorizations thereunder. There has been no investigation, proceeding, complaint, order, directive, claim, citation or notice by any Governmental Authority or any other Person, nor is any pending or to the best of each Obligor’s knowledge threatened with respect to any non-compliance with or violation of the requirements of any Environmental Law by any Obligor, any Tenant or any of its Subsidiaries or the Release, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or any other environmental, health or safety matter, which affects any Obligor, any Subsidiary thereof or the business, operations or assets thereof or any properties at which any Obligor or any of its Subsidiaries has transported, stored or disposed of any Hazardous Materials. Neither any Obligor, any of its Subsidiaries nor, to the best of each Obligor’s knowledge, any Tenant has any Environmental Liability.

5.19 Full-Time Commitment. The Authorized Officers are working full-time in their activities of each Obligor and, to the best of each Obligor’s knowledge, none of their other professional or business activities might materially interfere with the fulfillment of their full-time obligations to such Obligor.

5.20 Material Adverse Change. There has been no material adverse change in Obligors’ business, key personnel or customers since December 31, 2025.

5.21 No Contractual Defaults. Schedule 18 of the Information Certificate sets forth all Material Contracts to which any Obligor is a party or by which any Obligor is bound as of the Closing Date, true, correct and complete copies of which have been delivered by Obligors to Administrative Agent on or before the Closing Date. There are no defaults by any Obligor or, to the best of each Obligor’s knowledge, by any other Person under any Material Contract, and no event has occurred which, but for the passage of time or the giving of notice or both, would constitute a default by any Obligor or, to the best of each Obligor’s knowledge, by any other Person under any Material Contract, other than defaults which do not permit the non-defaulting party to terminate the contract and which do not have, and could not reasonably be expected to have, a Material Adverse Effect. Neither any Obligor nor, to the best of each Obligor’s knowledge, any other Person, has received written notice or has any knowledge of any existing circumstances in respect of which it could receive any notice of default or breach in respect of any Material Contract.

5.22 No Reliance. Each Obligor acknowledges, represents, and warrants that it understands the nature and structure of the transactions contemplated by this Loan Agreement and the other Loan Documents, that it is familiar with the provisions of all of the documents and instruments relating to such transactions, that it understands the risks inherent in such transactions and that it has not relied on Administrative Agent or any Lender for any guidance or expertise in analyzing the financial or other consequences of the transactions contemplated by this Agreement or any other Loan Document or otherwise relied on Administrative Agent or any Lender in any manner in connection with interpreting, entering into, or otherwise in connection with this Loan Agreement, any other Loan Document, or any of the matters contemplated hereby or thereby.

5.23 Leases and Tenants.

(a) True, correct and complete copies of each Lease have been provided to Administrative Agent and Lenders. Each Lease is in full force and effect and enforceable in accordance with its terms. With respect to each Lease, (i) no default or event default has occurred and is continuing, (ii) the parties thereto are in compliance with the terms thereof, and (iii) Borrower has no knowledge of any fact, condition or circumstance which would reasonably be expected to result in a violation or breach of such Lease by any of the parties thereto. Each Lease contains fair and reasonable terms no less favorable to Borrower than it could obtain in an arm’s-length transaction with a Person that is not an Affiliate.

(b) To the best of each Obligor’s knowledge, (i) each Tenant holds the applicable Cannabis Licenses and other Permits material for such Tenant’s business, (ii) each Cannabis License of each Tenant, and each other Permit material to the conduct of each Tenant’s business, as applicable, is in full force and effect in all material respects and has not been revoked, suspended, cancelled, rescinded, terminated, modified and has not expired, and (iii) there are no pending actions or actions threatened in writing by or before any Governmental Authority to revoke, suspend, cancel, rescind, terminate or materially adversely modify any Permit of any Tenant.

5.24 Construction Matters. The representations and warranties set forth on Exhibit C.

5.25 Condemnation. No proceedings are pending or, to the best of each Obligor’s knowledge, threatened, to acquire by power of condemnation or eminent domain any portion of the Mortgaged Property, or any interest therein, or to enjoin or similarly prevent the construction or use of any structures or improvements on the Mortgaged Property.

5.26 Holding Company.

(a) Koach Fund Holdco does not (i) hold any assets other than (A) the Equity Interests of its Subsidiaries, (B) the Redeeming Shares (until used as purchase price consideration for the Koach Funds Redemption) and (C) funds necessary to reimburse Parent for its obligations incurred with respect to Parent and its Subsidiaries under the Koach Management Agreement (to the extent not covered by the funds in the Collections Account), (ii) have any material liabilities other than (A) the liabilities under the Loan Documents, (B) subject to the First Lien Intercreditor Agreement, the liabilities under the First Lien Loan Documents, (C) subject to the Pari Passu Intercreditor Agreement, the liabilities under the Pari Passu Loan Documents to which it is a party, (D) tax liabilities in the ordinary course of business and (E) corporate, administrative and operating expenses of Parent and its Subsidiaries in the ordinary course of business (including under the Koach Management Agreement) or (iii) engage in any business other than (A) owning the Equity Interests of its Subsidiaries and activities incidental or related thereto, (B) acting as a party to the Loan Documents and pledging the Koach Fund Holdco Collateral to Administrative Agent, for the benefit of the Secured Creditors, pursuant to the Loan Documents to which it is a party, (C) subject to the First Lien Intercreditor Agreement, acting as a party to the First Lien Loan Documents and pledging its assets to First Lien Agent, for the benefit of the parties secured thereby, pursuant to the First Lien Loan Documents to which it is a party, and (D) subject to the Pari Passu Intercreditor Agreement, acting as a party to the Pari Passu Loan Documents to which it is a party and pledging certain of its assets to Pari Passu Agents, for the benefit of the parties secured thereby, pursuant to the Pari Passu Loan Documents to which it is a party.

(b) Parent does not (i) hold any assets other than (A) the Equity Interests of its Subsidiaries, (B) the Retained Shares (until distributed as permitted by Section 7.5) and (C) Collections and other funds necessary to (1) pay its obligations under the Management Agreement and (2) otherwise manage, operate and maintain Parent and its Subsidiaries and the real property assets directly or indirectly owned thereby through Manager pursuant to the Management Agreement, (ii) have any material liabilities or obligations, whether fixed, contingent, or otherwise, other than (A) the liabilities under the Loan Documents, (B) subject to the First Lien Intercreditor Agreement, the liabilities under the First Lien Loan Documents, (C) subject to the Pari Passu Intercreditor Agreement, the liabilities under the Pari Passu Loan Documents to which it is a party, (D) tax liabilities in the ordinary course of business, (E) corporate, administrative and operating expenses of Parent and its Subsidiaries in the ordinary course of business (including under the Koach Management Agreement) and (F) obligations and liabilities substantively identical to the Obligations or the liabilities arising under the First Lien Loan Documents in respect of its non-Obligor Subsidiaries (so long as such obligations and liabilities are subject, in all respects, to a subordination agreement in form and substance satisfactory to Administrative Agent if Administrative Agent so requests following Parent’s prior written notice to Administrative Agent that it intends to incur any such obligations or liabilities) or (iii) engage in any business other than (A) owning the Equity Interests of its Subsidiaries and activities incidental or related thereto, (B) acting as a party to the Loan Documents and pledging the Koach Fund Holdco Collateral to Administrative Agent, for the benefit of the Secured Creditors, pursuant to the Loan Documents to which it is a party, (C) subject to the First Lien Intercreditor Agreement, acting as a party to the First Lien Loan Documents and pledging its assets to First Lien Agent, for the benefit of the parties secured thereby, pursuant to the First Lien Loan Documents to which it is a party, (D) subject to the Pari Passu Intercreditor Agreement, acting as a party to the Pari Passu Loan Documents to which it is a party and pledging certain of its assets to Pari Passu Agents, for the benefit of the parties secured thereby, pursuant to the Pari Passu Loan Documents to which it is a party, (E) subject to the applicable subordination agreement, if any, acting as a party to loan documents evidencing the obligations and liabilities described in clause (ii)(F) above and pledging the Equity Interests of the non-Obligor Subsidiaries party thereto, and (F) activities incidental to the foregoing.

SECTION 6. AFFIRMATIVE COVENANTS

At all times prior to the later of the Maturity Date and the date of payment in full of the Obligations and termination of the Loan Documents, each Obligor shall:

6.1 Maintenance of Rights and Properties. Maintain and preserve all rights, franchises, Permits, privileges and other authority adequate for the conduct of its business; maintain its properties, equipment and facilities in good order and repair, working order and condition, normal wear and tear excepted and, notwithstanding anything in the Mortgages to the contrary, casualty and condemnation excepted; conduct its business in an orderly manner without voluntary interruption; maintain and preserve its existence; qualify and remain qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect; and take all actions to ensure that Borrower is and remains at all times a Special Purpose Entity. Each Obligor shall (a) remain the sole and lawful owner of, and in possession of, (i) if such Obligor is Parent, the Parent Collateral, (ii) if such Obligor is Koach Fund Holdco, the Koach Fund Holdco Collateral, and (iii) otherwise, its assets, (b) use its assets only in its trade or business, (c) use and maintain its assets only in compliance with all applicable laws, regulations and insurance policies, including all Environmental Laws, all US Federal Cannabis Laws and all US State Cannabis Laws, and (d) unless the applicable Obligor is Parent or Koach Fund Holdco, upon Administrative Agent’s request, affix plates, tags or other identifying labels to the Collateral showing ownership thereof by such Obligor and Administrative Agent’s security interest.

6.2 Insurance. In addition to the insurance required by the Loan Documents with respect to the Collateral, maintain, on behalf of itself, its Subsidiaries and its Tenants, insurance with respect to its properties and business against such casualties and contingencies of such type (including product liability, workers’ compensation, larceny, embezzlement or other criminal misappropriation insurance) and in such amounts and with such coverages, limits and deductibles as is customary in the business of such Obligor, Subsidiaries and Tenants; provided, however, that all such insurance, including all coverages, limits and deductibles, shall be reasonably acceptable to Administrative Agent. All such insurance policies shall name Administrative Agent as additional insured or lender loss payee, as the case may be. Each Obligor shall deliver certificates of insurance evidencing that the required insurance is in force, together with satisfactory additional insured or lender loss payee, as the case may be, endorsements. Each policy of insurance or endorsement shall contain, unless Administrative Agent agrees otherwise, in its discretion, a clause requiring the insurer to give not less than 30 days prior written notice to Administrative Agent in the event of cancellation or modification of the policy for any reason whatsoever other than non-payment of premiums, in which case 10 days prior written notice is acceptable, and, if requested by Administrative Agent, a clause that the interest of Administrative Agent shall not be impaired or invalidated by any act or neglect of any Obligor or owner of the Collateral nor by the occupation of the premises for purposes more hazardous than are permitted by said policy. If any Obligor fails to provide and pay for such insurance, Administrative Agent may, at Obligors’ expense, procure the same, but shall not be required to do so. Each Obligor agrees to deliver to Administrative Agent, promptly as rendered, true copies of all reports made by any Obligor in any reporting forms to insurance companies.

6.3 Visits and Inspections. Permit representatives of Administrative Agent and each Lender to: visit and inspect properties of each Obligor and each of its Subsidiaries; inspect, audit and make extracts from the Books of any Obligor and the books of its Subsidiaries, including all records relating to any Collateral; conduct field examinations and appraisals; and discuss with its officers, employees and independent accountants such Obligor’s and its Subsidiary’s businesses, assets, liabilities, financial positions, results of operations and business prospects; provided, however, that unless a Default or an Event of Default exists, the foregoing shall be conducted during normal business hours and upon reasonable prior notice to Obligors; and provided, further, that upon the request of Administrative Agent, Obligors shall assemble, deliver or otherwise make available to Administrative Agent, at a location to be determined by Administrative Agent, all Books of any Obligor and any other Collateral requested by Administrative Agent. This Agreement shall constitute Obligors’ authorization to its accountants to discuss Obligors’ affairs, finances and accounts with such representatives of Administrative Agent and each Lender. In addition to the foregoing, Administrative Agent may, at its option if an Event of Default has occurred and is continuing, from time to time obtain a quality of earnings report with respect to Obligors. Nothing contained in this Section 6.3 shall require Obligors to violate any provision of applicable US Cannabis Laws.

6.4 Taxes, other Obligations, Etc. (a) File all tax returns and appropriate schedules thereto that are required to be filed under applicable law, prior to the date of delinquency, including any permissible extensions, and (b) pay and discharge, before the same shall become delinquent or in default, its obligations, including Taxes and nongovernmental levies or charges resulting from covenants, conditions, and restrictions affecting its assets which are assessed or imposed upon such assets or become due and payable, except and only to the extent that the validity or amount thereof is being Properly Contested. Administrative Agent may, at its option, from time to time, discharge any Taxes or Liens on any of the Collateral, and Obligors will pay to Administrative Agent on demand or Administrative Agent in its discretion may charge to Borrower all amounts so paid or incurred by Administrative Agent to the Loan Account, and such amounts paid or incurred by Administrative Agent shall constitute Obligations secured by the Collateral. If requested by Administrative Agent, the applicable Obligor shall provide proof of payment or, in the case of withholding or other employee taxes, deposit required by applicable law and shall deliver to Administrative Agent copies of all tax returns (and amendments thereto).

6.5 Financial Statements and Other Information. Keep accurate and complete records and books of account with respect to its business activities in which proper entries are made in accordance with GAAP reflecting all its financial transactions; and prepare or furnish, or cause to be prepared or furnished to Administrative Agent and Lenders the following:

(a) within 30 days after the end of each fiscal month, including the last fiscal month of each Fiscal Year, (i) unaudited consolidated and consolidating balance sheets of Parent and its Subsidiaries as of the end of such month and the related unaudited consolidated and consolidating statements of income and cash flow for such month and for the portion of the Fiscal Year then elapsed, on a consolidated and consolidating basis, including a comparison to budget and the last year’s results for the same period and certified by an Authorized Officer of Parent as prepared in accordance with GAAP and fairly presenting the consolidated and consolidating financial position and results of operations of Parent and its Subsidiaries for such fiscal month and period subject only to normal year-end adjustments and lack of footnotes, (ii) a profit and loss statement for the Mortgaged Property as of the last day of such month and (iii) a report showing the Net Operating Income for the Mortgaged Property for the Applicable Fiscal Period ending on the last day of such month;

(b) within 120 days after the end of each Fiscal Year of Parent, the consolidated and consolidating balance sheets of Parent and its Subsidiaries, and the related consolidated and consolidating statements of income and cash flows of Parent and its Subsidiaries for such Fiscal Year, setting forth in comparative form (both in Dollar and percentage terms) the figures for the immediately preceding Fiscal Year and in the then-current budget for such Fiscal Year, such consolidated statements audited and certified without qualification, or exception as to the scope of such audit, by an independent public accounting firm reasonably acceptable to Administrative Agent, together with a management discussion and analysis (with reasonable detail and specificity) of the results of operations for the fiscal periods reported;

(c) no later than 10 Business Days after the date of such sending or filing, copies of any (i) statements or reports which any Obligor has made generally available to its equity holders, (ii) regular, periodic and special reports which any Obligor files with any Governmental Authority, including with respect to any Permits, and (iii) press releases or other statements made available by any Obligor to the public concerning material changes to or developments in the business of such Obligor;

(d) within 60 days after the beginning of each Fiscal Year, submit to the Board of each Obligor and Administrative Agent, for approval by Administrative Agent, consolidated and consolidating capital and operating expense budgets, including projections of sources and applications of funds, projections of revenue and Net Operating Income, income statements, balance sheets and profit and loss projections of Parent and its Subsidiaries, all for each fiscal month of such Fiscal Year, all itemized in reasonable detail (including itemization of provisions for executive officers’ compensation). Such budgets, projections and other information shall be in form and substance satisfactory to Administrative Agent. All of the foregoing information provided to Administrative Agent pursuant to the preceding sentence with respect to which a budget, projections or other information has been submitted shall set forth, to the extent practicable, in comparative form, figures for such budget, projection or other information for the applicable preceding accounting period;

(e) no later than 10 Business Days after the date of such receipt or transmission, copies of all communications to and from applicable Governmental Authorities, including the Internal Revenue Service, the Federal Communications Commission, the Pension Benefit Guaranty Corporation, the Environmental Protection Agency and the Securities Exchange Commission, regarding notice of enforcement proceedings, complaints, inspections and related matters addressed to Borrower, any other Obligor, any Subsidiary thereof or any Tenant;

(f) within 10 Business Days of obtaining the following, (i) any notice of any proposed amendment to, or revocation or reduction of, or information concerning the status or renewal of, any Cannabis License held by any Obligor or any Subsidiary of an Obligor (including information that such Cannabis License may not be renewed or that any renewed Cannabis License will be different than any existing Cannabis License, any change in applicable laws affecting the legality or validity of any existing Cannabis License or evidence of the timely payment of all necessary fees and other payments to any Governmental Authority), (ii) copies of any written materials and all other details associated therewith, (iii) any additional diligence or actions suggested by any geotechnical or environmental firm to Obligors with respect to any Real Property and (iv) copies of all reports, Phase IIs and other information obtained in connection with such additional diligence and actions;

(g) a supplement to the Information Certificate reflecting any changes to the information in the Information Certificate that would be necessary to ensure the information in the Information Certificate remains true, correct, and complete at all times, as if the certifications given thereunder were given at such time, within 10 Business Days of the need for such supplement, provided that such delivery shall not be construed to constitute (i) consent by Administrative Agent to any transaction not expressly permitted by the terms of this Agreement or (ii) the cure or waiver of any Default or Event of Default disclosed pursuant to any such supplement;

(h) not later than 10 Business Days after the request of Administrative Agent, a copy of the federal and state income tax returns of each Obligor for the most recently completed tax year, together with all schedules and supporting documentation, all in the form filed with the Internal Revenue Service or such analogous state Governmental Authority and, in the event such Obligor shall file an application for extension of the time to file an income tax return with respect to any such tax return, each Obligor agrees to furnish to Administrative Agent a copy of same, not later than 10 Business Days after such application for an extension is filed;

(i) within 10 Business Days after any Obligor obtains knowledge of the event hereinafter described, (i) detailed information with respect to proposed material events relating to the operations of Obligors (including matters relating to any public offering of securities, financing arrangements and contracts for substantial amounts of any Obligor’s or any of their respective Subsidiaries’ products and contracts for any related services), (ii) copies of all material documents filed with any court with respect to any material litigation in which any Obligor is a party, (iii) certified copies of all amendments to the Organic Documents of any Obligor (provided, however, that Obligors must comply with Section 7.1 with respect to any such amendment), (iv) written notice of the occurrence of any Default or any Event of Default, (v) written notice of receipt of any notice of any violation of any laws or regulations received from any Governmental Authority, along with the applicable Obligor’s proposed corrective action as to such violation, (vi) written notice of the occurrence of any development that results in, or could reasonably be expected to result in, a Material Adverse Effect, (vii) written notice of the filing or commencement of any action, suit or other proceeding against, or any demand for arbitration against or affecting any Obligor or any Pledgor involving an amount in excess of $5,000 or which, if adversely determined, could reasonably be expected to result in a Material Adverse Effect, or (viii) written notice of any default by any Obligor or any Pledgor or, to the best of each Obligor’s knowledge, by any other Person under any Material Contract;

(j) within 10 Business Days after any Obligor obtains knowledge of the event hereinafter described, notice of (i) any Casualty Event or (ii) any event, fact or circumstance that has occurred or is reasonably likely to occur that would reasonably be expected to result in a material reduction of the value of the Mortgaged Property;

(k) within 10 Business Days after any Obligor obtains knowledge of the event hereinafter described, notice of (i) the failure of any Lease to be in full force and effect, (ii) the occurrence of any default in the payment of rent under any Lease that has not been cured or waived for more than 45 days, (iii) any other material default, breach or violation of any Lease that has not been cured or waived for more than 45 days, (iv) the obtaining by any Tenant of any Cannabis License, (v) any non-renewal of a Cannabis License or any other material Permit of any Tenant, (vi) any notice of any proposed amendment to, or revocation or reduction of, or information concerning the status or renewal of, any Cannabis License held by any Tenant (including information that such a Cannabis License may not be renewed or that any renewed Cannabis License will be different than any existing Cannabis License, any change in applicable laws affecting the legality or validity of any existing Cannabis License or evidence of the timely payment of all necessary fees and other payments to any Governmental Authority), (vii) the existence of any warning document, letter, notice or request for information from, or any investigation by, any Governmental Authority with respect to any Cannabis License or any other material Permit of any Tenant or (viii) any Obligor or any Tenant engaging in a Restricted Cannabis Activity, and, in each case, and a reasonably detailed description thereof and, as applicable, copies of such Cannabis License, document, letter, notice or other information; and

(l) from time to time and promptly (and in any event within 10 Business Days of) upon each request from Administrative Agent or any Lender, (i) such data, certificates, reports, statements, documents or further information regarding the business, assets, liabilities, financial position, projections, results of operations, business prospects or ownership of Obligors, or any of them, as Administrative Agent or such Lender may reasonably request, and (ii) such information and documentation reasonably requested by Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act.

Concurrently with the delivery of the financial statements described in Sections 6.5(a) and 6.5(b), or more frequently if requested by Administrative Agent during any period that a Default or Event of Default exists, Parent shall cause to be prepared and furnished to Administrative Agent a Compliance Certificate.

6.6 Compliance with Laws and Agreements; Hazardous Materials. Comply with all applicable laws (including the PATRIOT Act, Anti-Corruption Laws, ERISA, all securities laws and all Environmental Laws, all US Federal Cannabis Laws and all US State Cannabis Laws) and all other laws regarding the collection, payment and deposit of Taxes, comply with all agreements, leases, licenses, franchises, indentures and mortgages to which such Obligor is a party or by which such Obligor or any of its properties is bound and obtain and keep in full force and effect any and all Permits and all governmental approvals necessary for the ownership of its properties or the conduct of its business. Other than those necessary to operate Obligors’ business as disclosed in the Information Certificate, no Obligor nor any Subsidiary thereof shall engage in the storage, manufacture, disposition, processing, handling, use or transportation of any Hazardous Materials, whether or not in compliance with applicable laws and regulations.

6.7 Lien Waivers. In connection with each contract or other agreement (including any lease) to which any Obligor is a party, whether in existence on the Closing Date or otherwise, that would or reasonably could be expected to require the location of Collateral on property that is not owned by any Obligor, and at all other times reasonably deemed necessary by Administrative Agent, obtain a Lien Waiver and a Collateral Assignment of Lease from the appropriate Person or Persons.

6.8 Controlled Accounts.

(a) (a) Establish and maintain one or more Deposit Accounts with [***], or such other depository bank(s) pursuant to arrangements acceptable to Administrative Agent with such other depository bank(s) as may be selected by such Obligor and approved by Administrative Agent. Each Deposit Account, Securities Account or Commodity Account maintained by or for the benefit of an Obligor or otherwise constituting Collateral shall be subject to a Controlled Account Agreement at all times.

(b) Borrower shall take all steps to ensure that all of its Account Debtors and other Persons obligated to make payments to Borrower forward all Collections to the Collections Account, and in no event shall Borrower direct any Account Debtor or other Person to forward any Collections to any account other than the Collections Account. In the event that Borrower shall at any time receive any remittances of any of the foregoing directly or shall receive any other funds representing proceeds of the Collateral, Borrower shall hold the same as trustee for Administrative Agent, shall segregate such remittances or proceeds from its other assets and shall promptly (and in any event within one Business Day of receipt thereof of) deliver the same to Administrative Agent for deposit into the Collections Account.

(c) Each other Obligor shall take all steps to ensure that all of its Account Debtors and other Persons obligated to make payments to such Obligor forward all Collections to a Deposit Account that is a Controlled Account, and in no event shall any such other Obligor direct any Account Debtor or other Person to forward any Collections to any account other than a Deposit Account that is a Controlled Account. In the event that any such other Obligor shall at any time receive any remittances of any of the foregoing directly or shall receive any other funds representing proceeds of the Collateral, such Obligor shall hold the same as trustee for Administrative Agent, shall segregate such remittances from its other assets and shall promptly (and in any event within one Business Day of receipt thereof of) deposit the same into a Controlled Account.

6.9 Products and Services Warranty. Provide all services in conformity with all applicable contractual commitments and all express or implied warranties and ensure no such services contain any latent defects.

6.10 Meetings; Representation. Hold, at Parent’s principal place of business, regular meetings of the Board at least every calendar quarter and of Parent’s equity holders at least once a year, as provided for in its Organic Documents, and minutes of such meetings shall be prepared and maintained as a part of the permanent records of Parent. At the request of Administrative Agent, the management of Parent and Administrative Agent shall meet at least every calendar quarter at the principal office of Parent.

6.11 Use of Proceeds. Use the proceeds of the Loans as provided in Section 2.1(a). No Obligor shall request the borrowing of the Loans, and no Obligor shall use, and shall ensure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of the Loans (x) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (y) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, except to the extent permitted for a Person required to comply with Sanctions, or (z) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

6.12 Further Assurances.

(a) Take such further actions as Administrative Agent shall reasonably request from time to time in connection herewith to evidence, give effect to or carry out this Agreement and the other Loan Documents and any of the transactions contemplated hereby or thereby. Promptly after Administrative Agent’s request therefor, each Obligor shall execute or cause to be executed and delivered to Administrative Agent such instruments, assignments, title certificates or other documents as are necessary or desirable under the UCC or other applicable law (including any motor vehicle certificates of title act) to protect or perfect (or continue the perfection of) Administrative Agent’s Liens upon the Collateral. In furtherance of the foregoing, each Obligor agrees to take such further actions as Administrative Agent shall request to perfect and maintain a lien in any fee simple interests and land contracts to which any Obligor is a party.

(b) To the extent commercially reasonable, cooperate with any Lender that is a “real estate investment trust” within the meaning of 856 of the Internal Revenue Code with respect to amending, supplementing or otherwise modifying any Loan Documents in connection with any actions or modification not adverse to Borrower in any material respect necessary or advisable to maintain such Lender’s status as such.

6.13 Loan Monitoring.

(a) Provide Administrative Agent, at all times during the term of this Agreement, with sufficient real-time access to view the activity in (i) all commercial transaction accounts of Obligors, including all Securities Accounts and Deposit Accounts and (ii) such other accounts and sales and inventory software and data as we deem necessary and appropriate, for the purpose of monitoring the business activities and finances of Obligors.

(b) Within 30 days of receipt of a written request from Administrative Agent, provide daily transaction log files from each Obligor’s ACH payment processor vendors and card processors, in each case, which shall continue to be provided until the Maturity Date.

6.14 Net Operating Income. Commencing with the fiscal month ending July 31, 2027, maintain, tested at the end of each fiscal month of Borrower based upon the immediately preceding Applicable Fiscal Period, positive Net Operating Income for the Mortgaged Property.

Construction Matters. Comply with the covenants set forth on Exhibit C.

6.16 Post-Closing Covenants. Take each of the actions described on Exhibit D, in each case in the manner and by the dates set forth thereon, or such later dates as may be agreed to by Administrative Agent in its discretion.

SECTION 7. NEGATIVE COVENANTS

At all times prior to the later of the Maturity Date and the date of payment in full of the Obligations and termination of the Loan Documents, no Obligor shall:

7.1 Fundamental Changes. (a) Merge, reorganize or consolidate with any Person, or liquidate, wind up its affairs or dissolve itself, in each case whether in a single transaction or in a series of related transactions; (b) change its federal employer identification number; (c) conduct business under any fictitious name except for any fictitious name shown in the Information Certificate or change its legal name, state of incorporation or formation, organizational identification number or structure, in each case of this clause (c), without having first provided at least 30 days prior written notice to Administrative Agent and complying with all reasonable requirements of Administrative Agent in regard thereto; provided, however, that, if applicable, Koach Fund Holdco may convert from a Michigan limited partnership into a Delaware limited liability company immediately after the Closing Date pursuant to documentation in form and substance satisfactory to Administrative Agent; (d) relocate its chief executive office or principal place of business without having first provided at least 30 days prior written notice to Administrative Agent and complying with Section 6.7; (e) create or acquire any Subsidiary; or (f) except as permitted by clause (c) of this Section 7.1, amend, supplement or otherwise modify, waive any right under, or consent to any deviation from, any of the terms or provisions in any of its Organic Documents. No Obligor shall take any action with respect to Borrower that would cause Borrower to fail to be a Special Purpose Entity.

7.2 Liens. Create, incur or suffer to exist any Lien on any of its assets other than (a) if such Obligor is Parent or Koach Fund Holdco, the Liens described in clause (g) of the definition of Permitted Liens and (b) otherwise, Permitted Liens.

7.3 Investments; Asset Dispositions.

(a) Purchase, own, invest in or otherwise acquire, directly or indirectly, (i) any Equity Interests (including the creation or capitalization of any Subsidiary), evidence of Indebtedness or other obligation or security, (ii) substantially all or a portion of the business or assets of any other Person or any division or line of business thereof, (iii) any Cannabis License (including any option to acquire any Cannabis License) or (iv) any other investment or interest whatsoever in any other Person, or make or permit to exist, directly or indirectly, any loans, advances or extensions of credit to, or any investment in cash or by delivery of property in, any Person; provided, however, that (x) Borrower may consummate the Koach Funds Redemption, (y) any Obligor may reimburse the expenses to officers or employees of Obligors in the Ordinary Course of Business and (z) any Obligor may make deposits into Deposit Accounts and Securities Accounts permitted by Sections 6.8 and 7.9.

(b) Make any Asset Disposition (real or personal, tangible or intangible) (i) if such Obligor is Parent, of any Parent Collateral, (ii) if such Obligor is Koach Fund Holdco, of any Koach Fund Holdco Collateral and (iii) otherwise, other than Permitted Asset Dispositions.

7.4 Indebtedness. Create, incur, guarantee or suffer to exist any Indebtedness other than Permitted Indebtedness.

7.5 Restricted Payments. Directly or indirectly declare, make or pay any Restricted Payment or set aside any funds for any such purpose; provided, however, that (a) each Obligor’s Subsidiaries may make Distributions to such Obligor or a Subsidiary of an Obligor that is an Obligor, (b) Borrower shall make distributions on the Closing Date to Koach Fund Holdco by directing Transfer Agent to deliver (i) the Redeeming Shares as described in the Koach Funds Redemption Documents to complete the Koach Funds Redemption and (ii) the Retained Shares to Koach Fund Holdco, (c) Koach Fund Holdco shall make a distribution on the Closing Date by directing Transfer Agent to deliver (i) the Redeeming Shares to certain of its Equity Holders to complete the Koach Funds Redemption and (ii) the Retained Shares to Parent, (d) Parent shall make a distribution to the holders of its Common Units (as defined in the amended and restated limited liability company agreement of Parent) on or after (i) the date three months after the Closing Date by directing Transfer Agent to deliver 20.00% of the Retained Shares to such holders and (ii) the date six months after the Closing Date by directing Transfer Agent to deliver the remaining Retained Shares to such holders, (e) Parent may make the Excluded Assets Dispositions (as defined in the amended and restated limited liability company agreement of Parent), and Koach Fund Holdco may make any Restricted Payments necessary to facilitate the Excluded Assets Distributions, and (f) any Obligor may make any payment required under the Koach Management Agreement so long as such payment relates to such Obligor and is permitted under the Collateral Assignment of Management Agreement executed in connection with the Koach Management Agreement.

7.6 ERISA. Withdraw from participation in, permit any full or partial termination of or permit the occurrence of any other event with respect to any Plan maintained for the benefit of an Obligor’s employees under circumstances that could reasonably be expected to result in liability to the Pension Benefit Guaranty Corporation, or any of its successors or assigns, or to any entity which provides funds for such Plan; or withdraw from any Plan described in Section 4001(a)(3) of ERISA which covers an Obligor’s employees.

7.7 Tax and Accounting Matters. File or consent to the filing of any consolidated income tax return with any Person other than a Subsidiary of such Person; make any significant change in accounting treatment, accounting methods or reporting practices, except as required by GAAP; or establish a fiscal year different than the Fiscal Year.

7.8 Intellectual Property. (a) Allow any of its material Intellectual Property to be abandoned, forfeited or dedicated to the public or (b) suffer any material claim of infringement unless Obligors have notified Administrative Agent of such claim within three Business Days, and such claim is dismissed within 10 Business Days from initiation thereof or such Obligor has provided evidence satisfactory to Administrative Agent that such proceedings are without merit and adequate reserves have been established in accordance with GAAP.

7.9 Maintenance of Accounts. Maintain any Deposit Account, Securities Account or Commodity Account, unless (a) required by Section 6.8 or (b) such Deposit Account, Securities Account or Commodity Account is subject to a Controlled Account.

7.10 Capital Expenditures. Make or incur Capital Expenditures other than in accordance with the applicable budget delivered and approved by Administrative Agent pursuant to Section 6.5(d).

7.11 Changes to Material Contracts; Other Documents. (a) Except as permitted by the First Lien Intercreditor Agreement, amend, supplement or otherwise modify, waive any right under, or consent to any deviation from, any First Lien Loan Document, (b) except as permitted by the Pari Passu Intercreditor Agreement, amend, supplement or otherwise modify, waive any right under, or consent to any deviation from, any Pari Passu Loan Document, (c) amend, supplement or otherwise modify, waive any right under, or consent to any deviation from, any other Material Contract, or suffer or permit any other Person to do so, or (d) enter into any collective bargaining agreement, management agreement or consulting agreement after the date hereof.

7.12 Inconsistent Agreements. Enter into any contract or agreement which would violate the terms hereof or any other Loan Document, or enter into any agreement with covenants more restrictive than the covenants set forth in the Loan Documents unless the Loan Documents are concurrently modified with the execution and delivery of such other agreement to include such covenants.

7.13 Acquisition of Real Property; Sale-Leasebacks and Other Off-Balance Sheet Transactions. (a) If such Obligor is Borrower, acquire any interest in any Real Property or (b) engage in any synthetic lease, tax retention operating lease, Sale and Leaseback Transaction, asset securitization, off-balance sheet loan or other off-balance sheet financing product.

7.14 Arms-Length Transactions. After the Closing Date, engage in any transaction with any of any Obligor’s officers, directors, managers, employees or Affiliates without the prior written consent of Administrative Agent.

7.15 Negative Pledge. Enter into, directly or indirectly, any agreement (other than (a) the Loan Documents, (b) the First Lien Loan Documents and (c) the Pari Passu Loan Documents) with any Person that prohibits or restricts or limits the ability of any Obligor or any Subsidiary thereof to create, incur, pledge or suffer to exist any Lien upon any of its respective assets, or restricts the ability of any Subsidiary of any Obligor to pay Distributions to such Obligor.

7.16 Other Indebtedness. (a) Make any payment with respect to any Permitted Indebtedness, other than payments of the Obligations, the First Lien Debt and the Pari Passu Debt and regularly scheduled payments of principal and interest as set forth in the documents evidencing such Permitted Indebtedness or (b) amend or otherwise modify any document evidencing Permitted Indebtedness (other than the Obligations and, as permitted by Section 7.11, the First Lien Loan Documents and the Pari Passu Loan Documents).

7.17 Leases. (a) Execute any assignment of an Obligor’s right, title and interest in any Lease, including the rights of use and occupancy in any Lease, other than to (i) Administrative Agent, (ii) subject to the First Lien Intercreditor Agreement, First Lien Agent, or (iii) subject to the Pari Passu Intercreditor Agreement, a Pari Passu Agent, (b) subordinate any Lease to any mortgage or other encumbrance or permit nor consent or agree to such subordination other than at the request of (i) Administrative Agent, (ii) subject to the First Lien Intercreditor Agreement, First Lien Agent, or (iii) subject to the Pari Passu Intercreditor Agreement, a Pari Passu Agent, (c) replace any Lease or (d) cancel or terminate any Lease or give any consent or exercise any option required or permitted by such terms, in each case, without the prior written consent of Administrative Agent.

7.18 Continuous Operation. Permit the Mortgaged Property to Suspend Operations. For purposes of this Section 7.18, “Suspend Operations” means, with respect to the Mortgaged Property, (a) the Mortgaged Property is not subject to a valid and enforceable Lease for a period of more than 30 consecutive days, (b) any Tenant has vacated the Mortgaged Property or the Mortgaged Property is otherwise vacant for a period of more than 30 consecutive days, (c) any Tenant is not operating its business in the ordinary course consistent with past practice on a day-to-day basis at the Mortgaged Property for a period of more than 30 consecutive days or (d) any default, breach or violation of any Lease has occurred; provided that, it shall not be a violation of this Section 7.18 to the extent the Mortgaged Property Suspends Operations as a result of a material Casualty Event or any material condemnation or taking of such assets by eminent domain proceedings with respect to the Mortgaged Property.

7.19 REFI Shares. Trade, or permit any holder of REFI Shares obtained pursuant to the Koach Funds Redemption Document or Section 7.5 to trade, any REFI Shares until (a) with respect to 20.00% of such REIT Shares, the date three months after the Closing Date, and (b) with respect to the remaining 80.00% of such REIT Shares, the date six months after the Closing Date.

7.20 Holding Company.

(a) If such Obligor is Koach Fund Holdco, (i) hold any assets other than (A) the Equity Interests of its Subsidiaries, (B) the Redeeming Shares (until used as purchase price consideration for the Koach Funds Redemption) and (C) funds necessary to reimburse Parent for its obligations incurred with respect to Parent and its Subsidiaries under the Koach Management Agreement (to the extent not covered by the funds in the Collections Account), (ii) have any material liabilities other than (A) the liabilities under the Loan Documents, (B) subject to the First Lien Intercreditor Agreement, the liabilities under the First Lien Loan Documents, (C) subject to the Pari Passu Intercreditor Agreement, the liabilities under the Pari Passu Loan Documents to which it is a party, (D) tax liabilities in the ordinary course of business and (E) corporate, administrative and operating expenses of Parent and its Subsidiaries in the ordinary course of business (including under the Koach Management Agreement) or (iii) engage in any business other than (A) owning the Equity Interests of its Subsidiaries and activities incidental or related thereto, (B) acting as a party to the Loan Documents and pledging the Koach Fund Holdco Collateral to Administrative Agent, for the benefit of the Secured Creditors, pursuant to the Loan Documents to which it is a party, (C) subject to the First Lien Intercreditor Agreement, acting as a party to the First Lien Loan Documents and pledging its assets to First Lien Agent, for the benefit of the parties secured thereby, pursuant to the First Lien Loan Documents to which it is a party, and (D) subject to the Pari Passu Intercreditor Agreement, acting as a party to the Pari Passu Loan Documents to which it is a party and pledging certain of its assets to Pari Passu Agents, for the benefit of the parties secured thereby, pursuant to the Pari Passu Loan Documents to which it is a party.

(b) If such Obligor is Parent, (i) hold any assets other than (A) the Equity Interests of its Subsidiaries, (B) the Retained Shares (until distributed as permitted by Section 7.5) and (C) Collections and other funds necessary to (1) pay its obligations under the Management Agreement and (2) otherwise manage, operate and maintain Parent and its Subsidiaries and the real property assets directly or indirectly owned thereby through Manager pursuant to the Management Agreement, (ii) have any material liabilities or obligations, whether fixed, contingent, or otherwise, other than (A) the liabilities under the Loan Documents, (B) subject to the First Lien Intercreditor Agreement, the liabilities under the First Lien Loan Documents, (C) subject to the Pari Passu Intercreditor Agreement, the liabilities under the Pari Passu Loan Documents to which it is a party, (D) tax liabilities in the ordinary course of business, (E) corporate, administrative and operating expenses of Parent and its Subsidiaries in the ordinary course of business (including under the Koach Management Agreement) and (F) obligations and liabilities substantively identical to the Obligations or the liabilities arising under the First Lien Loan Documents in respect of its non-Obligor Subsidiaries (so long as such obligations and liabilities are subject, in all respects, to a subordination agreement in form and substance satisfactory to Administrative Agent if Administrative Agent so requests following Parent’s prior written notice to Administrative Agent that it intends to incur any such obligations or liabilities) or (iii) engage in any business other than (A) owning the Equity Interests of its Subsidiaries and activities incidental or related thereto, (B) acting as a party to the Loan Documents and pledging the Koach Fund Holdco Collateral to Administrative Agent, for the benefit of the Secured Creditors, pursuant to the Loan Documents to which it is a party, (C) subject to the First Lien Intercreditor Agreement, acting as a party to the First Lien Loan Documents and pledging its assets to First Lien Agent, for the benefit of the parties secured thereby, pursuant to the First Lien Loan Documents to which it is a party, (D) subject to the Pari Passu Intercreditor Agreement, acting as a party to the Pari Passu Loan Documents to which it is a party and pledging certain of its assets to Pari Passu Agents, for the benefit of the parties secured thereby, pursuant to the Pari Passu Loan Documents to which it is a party, (E) subject to the applicable subordination agreement, if any, acting as a party to loan documents evidencing the obligations and liabilities described in clause (ii)(F) above and pledging the Equity Interests of the non-Obligor Subsidiaries party thereto, and (F) activities incidental to the foregoing.

SECTION 8. EVENTS OF DEFAULT; REMEDIES

8.1 Events of Default. The occurrence or existence of any one or more of the following events or conditions shall constitute an Event of Default under this Agreement:

(a) Borrower shall fail to pay the principal amount of any of the Obligations or any interest thereof (whether due at stated maturity, on demand, upon acceleration or otherwise), or any Obligor or any Pledgor shall fail to pay any other Obligation when due.

(b) Any Obligor fails or neglects to perform, keep or observe any covenant contained in Section 6.1, 6.2, 6.3, 6.5, 6.7, 6.9, 6.12, 6.13, 6.14, 6.15, 6.16, 7 or 9.

(c) Any Obligor or any Pledgor fails or neglects to perform, keep or observe any other covenant contained in this Agreement or any other Loan Document if the breach of such other covenant is not cured to Administrative Agent’s satisfaction within 20 days after the occurrence thereof.

(d) Any representation, statement, report or certificate made or delivered by any Obligor or any Pledgor to Administrative Agent or any Lender under this Agreement, any other Loan Document or otherwise is not true and correct, in any material respect, when made, deemed made or furnished.

(e) An Insolvency Proceeding (i) is commenced against any Obligor or any Pledgor and is not dismissed within 45 days thereafter or (ii) is commenced by any Obligor or any Pledgor.

(f) One or more judgments in excess of $5,000 shall be entered against any Obligor or any Pledgor and (i) enforcement proceedings shall have been commenced by any creditor upon such judgment, (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, shall not be in effect, or (iii) results in the creation or imposition of a Lien upon any of the Collateral that is not a Permitted Lien.

(g) (i) There is a default, after the expiration of any applicable cure period, under any agreement, mortgage or indenture to which any Obligor is a party with a Person with an outstanding balance owed in excess of $5,000 (excluding the First Lien Loan Agreement and each of the Pari Passu Loan Agreements), if, as a result of such default the Indebtedness or other obligation evidenced or secured by any such agreement may be accelerated or demand for payment thereof may be made, or (ii) an Event of Default (as defined in the First Lien Loan Agreement) occurs.

(h) Any Guarantor or any Pledgor dies; revokes or attempts to revoke any Loan Document signed by such Guarantor or such Pledgor; repudiates or disputes such Guarantor’s or such Pledgor’s liability thereunder; is in default under the terms thereof; or fails to confirm in writing, promptly after receipt of Administrative Agent’s written request therefor, such Guarantor’s or such Pledgor’s ongoing liability under any Loan Document in accordance with the terms thereof.

(i) A Reportable Event (consisting of any of the events set forth in Section 4043(b) of ERISA) shall occur which Administrative Agent, in its discretion, shall determine constitutes grounds for the termination by the Pension Benefit Guaranty Corporation of any Plan or the appointment by the appropriate United States district court of a trustee for any Plan, or if any Plan shall be terminated or any such trustee shall be requested or appointed, or if Borrower, any other Obligor or any Pledgor is in “default” (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Plan resulting from Borrower’s, such other Obligor’s or such Pledgor’s complete or partial withdrawal from such Plan.

(j) Any Obligor or any Pledgor shall challenge in any action, suit or other proceeding the validity or enforceability of any of the Loan Documents, the legality or enforceability of any of the Obligations or the perfection or priority of any Lien granted to Administrative Agent, or any of the Loan Documents ceases to be in full force or effect for any reason other than a full or partial waiver or release by Administrative Agent in accordance with the terms thereof.

(k) A Change of Control shall occur, or the Koach Management Agreement shall cease to be in full force and effect.

(l) A Change in Law shall occur, or any Obligor or Tenant shall engage in any Restricted Cannabis Activity.

(m) (i) Any Cannabis License or any other material Permit of an Obligor shall be revoked, fail to be renewed, suspended or otherwise cease to be valid, subsisting and in good standing, or any Obligor shall fail to be eligible for any reason to obtain any Cannabis License or any material Permit or (ii) any Cannabis License of any Tenant shall be revoked, fail to be renewed, suspended or otherwise cease to be valid, subsisting and in good standing.

(n) Any Obligor, any officer, director, shareholder or managing employee thereof or any Pledgor (i) shall have been found guilty of an act of fraud or shall have been indicted for or convicted of a felony crime, or (ii) shall have become subject to any civil or criminal prosecution, enforcement, asset forfeiture or any other civil or criminal enforcement action or proceeding brought by any US federal Governmental Authority with respect to an alleged breach of US Federal Cannabis Law or by any State or local Governmental Authority with respect to any alleged breach of any US State Cannabis Law.

(o) Any Loan Document that purports to create a Lien, shall, for any reason, fail or cease to create a valid, perfected and, except to the extent permitted by the terms hereof, second priority Lien on or security interest in the Collateral covered hereby or thereby.

(p) Any litigation or proceeding is commenced against any Obligor or any Pledgor for payment of money that is reasonably expected to result in a judgment for at least $5,000.

(q) An event occurs that has a Material Adverse Effect.

(r) Administrative Agent for any reason in good faith deems Secured Creditors insecure with respect to repayment of any Obligation.

(s) Any of the assets of any Obligor (other than Parent or Koach Fund Holdco) or any Parent Collateral or Koach Fund Holdco Collateral shall be attached, seized, levied upon or subjected to a writ or distress warrant, or a material loss of Collateral in excess of insurance coverage shall occur.

(t) Any Person party to any subordination or intercreditor agreement in favor of or with Administrative Agent (other than, in each case, Administrative Agent or an Affiliate thereof), including the First Lien Intercreditor Agreement and the Pari Passu Intercreditor Agreement, shall challenge in any action, suit or other proceeding the validity or enforceability of such Loan Document, the legality or enforceability of any of any Person’s obligations thereunder or the perfection or priority of any Lien granted to Administrative Agent, or such subordination or intercreditor agreement ceases to be in full force or effect for any reason other than a full or partial waiver or release by Administrative Agent and Lenders in accordance with the terms thereof.

(u) So long as any First Lien Debt is outstanding and the First Lien Loan Documents have not been terminated, (i) Founder Holdco issues any Equity Interests other than to a Founder or a Permitted Holder thereof or (ii) any Person other than a Founder or a Permitted Holder thereof owns or controls Founder Holdco or any Equity Interest issued thereby.

8.2 Remedies. Upon or after the occurrence of an Event of Default, Administrative Agent may, in its discretion, and Administrative Agent shall, at the direction of Required Lenders, in each case, without notice to or demand upon any Obligor or any Pledgor, do any one or more of the following:

(a) Declare all Obligations, whether arising pursuant to this Agreement or otherwise, due, whereupon the same shall become without further presentment, protest, notice or demand (all of which presentment, protest, notice and demand each Obligor expressly waives) immediately due and payable (provided, that, upon the occurrence of any Event of Default described in Section 8.1(e), all Obligations shall automatically become immediately due and payable without further presentment, protest, notice or demand (all of which presentment, protest, notice and demand each Obligor expressly waives)), and Borrower shall pay to Administrative Agent, for the benefit of Secured Creditors, the entire outstanding aggregate principal balance of, and accrued and unpaid interest on, the Loans and all other Obligations plus reasonable attorneys’ fees and its court costs if such principal and interest are collected by or through an attorney-at-law;

(b) Cease advancing any money or extending any credit to or for the benefit of Borrower under this Agreement or under any other agreement between Borrower and Administrative Agent or any Lender;

(c) Notify Account Debtors owing Accounts to any Obligor or lessees of any Obligor that their Accounts have been assigned to Administrative Agent, for the benefit of Secured Creditors, and that Administrative Agent, for the benefit of Secured Creditors, has a security interest therein, collect them directly and charge the collection costs and expenses to the applicable Loan Account, and such costs and expenses shall constitute Obligations secured by the Collateral;

(d) Require each Obligor to (i) provide prompt written notice to its current banks to transfer all items, collections and remittances to a Controlled Account or as otherwise directed by Administrative Agent, (ii) provide prompt written notice to each Account Debtor that Administrative Agent has been granted a Lien upon all Accounts applicable to such Account Debtor and shall direct each Account Debtor to make payments to a Controlled Account or as otherwise directed by Administrative Agent, and each Obligor hereby authorizes Administrative Agent to send any and all similar notices and directions to such Account Debtors, and (iii) do anything further that may be lawfully required by Administrative Agent to create and perfect Administrative Agent’s Lien on any Collateral and effectuate the intentions of the Loan Documents;

(e) Without the requirement of notice to or upon any Obligor or any other Person (which notice is hereby expressly waived to the maximum extent permitted by the UCC or any other applicable law), (i) with respect to any of Obligors’ Deposit Accounts in which Administrative Agent’s Liens are perfected by control under Section 9-104 of the UCC, instruct the bank maintaining such Deposit Account for the applicable Obligor to pay the balance of such Deposit Account to or for the benefit of Administrative Agent, and (ii) with respect to any of Obligors’ Securities Accounts in which Administrative Agent’s Liens are perfected by control under Section 9-106 of the UCC, instruct the securities intermediary maintaining such Securities Account for the applicable Obligor to (A) transfer any cash in such Securities Account to or for the benefit of Administrative Agent, or (B) liquidate any financial assets in such Securities Account that are customarily sold on a recognized market and transfer the cash proceeds thereof to or for the benefit of Administrative Agent;

(f) Take immediate possession of any Collateral, wherever located; require Obligors and Pledgors to assemble the Collateral, at Obligors’ expense, and make it available to Administrative Agent at a place designated by Administrative Agent; and enter any premises where any of the Collateral may be located and keep and store the Collateral on said premises until sold (and if said premises are the property of any Obligor or any Pledgor, then each Obligor and each Pledgor agrees not to charge any Secured Creditor for storage or other use thereof);

(g) With or without having the Collateral at the time or place of sale, sell the Collateral, or any part thereof, at public or private sale, at any time or place, in one or more sales, at such price or prices, and upon such terms, either for cash, credit or future delivery, as Administrative Agent may elect. Except as to that part of the Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Administrative Agent shall give the applicable Obligor or the applicable Pledgor reasonable notification of such sale or sales, it being agreed that in all events written notice mailed to such Obligor or such Pledgor at least 10 days prior to such sale or sales is reasonable notification. At any public sale Administrative Agent or any Lender may bid (including credit bid) for and become the purchaser, and Administrative Agent, any Lender or any other purchaser at any such sale thereafter shall hold the Collateral sold absolutely free from any claim or right of whatsoever kind, including any equity of redemption and all such claims, rights and equities are hereby expressly waived and released by each Obligor;

(h) (i) With notice to the applicable Obligor or the applicable Pledgor, exercise all voting rights, and all other ownership or consensual rights, in respect of the Equity Interests pledged by such Obligor or such Pledgor, but under no circumstances is Administrative Agent obligated by the terms of this Agreement or any other Loan Document to exercise such rights, and (ii) if Administrative Agent duly exercises its right to vote any of such Equity Interests in accordance with clause (i) above, each Obligor hereby appoints Administrative Agent such Obligor’s true and lawful attorney-in-fact and IRREVOCABLE PROXY to vote such Equity Interests in any manner Administrative Agent deems advisable for or against all matters submitted or which may be submitted to a vote of shareholders, partners or members, as the case may be. The power-of-attorney granted hereby is coupled with an interest and shall be irrevocable;

(i) Petition for and obtain the appointment of a receiver, without notice of any kind whatsoever, to take possession of any or all of the Collateral and business of each Obligor and to exercise such rights and powers as the court appointing such receiver shall confer upon such receiver;

(j) Set off any cash of any Obligor in the possession of Administrative Agent or any Lender, and apply the balances therein to the payment of the Obligations; and

(k) Exercise any and all rights, powers, remedies and privileges provided for herein, under the other Loan Documents, under the Uniform Commercial Code (including the UCC) and at law or equity generally, including the right to foreclose the security interests granted herein and to realize upon any Collateral or any other assets on which Administrative Agent has a Lien pursuant to the Loan Documents by any available judicial procedure or to take possession of and sell any or all of the Collateral or any other assets on which Administrative Agent has a Lien pursuant to the Loan Documents with or without judicial process.

Administrative Agent shall have the right to appoint a receiver for the property of any Obligor (other than Parent or Koach Fund Holdco), the Parent Collateral or the Koach Fund Holdco Collateral or a chief restructuring officer for the operation of any Obligor (other than Parent or Koach Fund Holdco), and Obligors hereby consent to such rights and such appointment and hereby waive any objection Obligors may have thereto or the right to have a bond or other security posted by Administrative Agent in connection therewith.

Administrative Agent is hereby granted an irrevocable, non-exclusive license or other right to use, license or sub-license (exercisable without payment of compensation to any Obligor or any other Person) any or all of each Obligor’s patents, trademarks, tradenames and copyrights and all of each Obligor’s computer hardware and software, trade secrets, brochures, customer lists, promotional and advertising materials, labels and packaging materials, and any property of a similar nature, in advertising for sale, marketing, selling and collecting and in completing the manufacturing of any Collateral, and each Obligor’s rights under all licenses and franchise agreements shall inure to Administrative Agent, for the benefit of Secured Creditors.

The proceeds realized from any sale or other disposition of any Collateral shall be applied, after allowing two Business Days for collection, as provided in Section 2.4(e).

8.3 Cumulative Rights; No Waiver. All covenants, conditions, warranties, guaranties, indemnities and other undertakings of Obligors in any of the Loan Documents shall be deemed cumulative, and Administrative Agent and each Lender shall have all other rights, powers, remedies and privileges not inconsistent herewith as provided under the UCC or other applicable law. No exercise by Administrative Agent or any Lender of one right, power, remedy or privilege shall be deemed an election, and no waiver by Administrative Agent or any Lender of any Default or Event of Default on one occasion shall be deemed to be a continuing waiver or applicable to any other occasion. No delay by Administrative Agent or any Lender shall constitute a waiver, election or acquiescence by Administrative Agent or such Lender in any failure by Borrower or any other Obligor strictly to comply with its obligations under the Loan Documents.

SECTION 9. GUARANTY

9.1 Guaranty. Each Guarantor hereby unconditionally guarantees, as a primary obligor and not merely as a surety, jointly and severally with each other Guarantor when and as due, whether at maturity, by acceleration, by notice of prepayment or otherwise, the due and punctual performance of all Obligations. Each payment made by each Guarantor pursuant to this Section 9 shall be made in lawful money of the United States in immediately available funds, free and clear of, and without condition, deduction for or withholding for, any claim, counterclaim, defense, recoupment, setoff or Taxes.

9.2 Waivers. Each Guarantor hereby absolutely, unconditionally and irrevocably waives (a) promptness, diligence, notice of acceptance, notice of presentment of payment and any other notice hereunder, (b) demand of payment, protest, notice of dishonor or nonpayment, notice of the present and future amount of the Obligations and any other notice with respect to the Obligations, (c) appointment of a receiver or keeper by Administrative Agent to take possession of Collateral and to enforce its rights, powers, remedies and privileges (including the identify of such receiver), (d) any requirement that Administrative Agent or any Lender protect, secure, perfect or insure any security interest or Lien or any property subject thereto or exhaust any right or take any action against any other Guarantor, or any Person or any Collateral, (e) any other action, event or precondition to the enforcement hereof or the performance by any Guarantor of the Obligations, (f) all suretyship defenses and (g) any defense arising by any lack of capacity or authority or any other defense of Borrower or any other Guarantor or any notice, demand or defense by reason of cessation from any cause of Obligations other than payment and performance in full of the Obligations.

9.3 No Defense. No invalidity, irregularity, voidableness, voidness or unenforceability of this Agreement or any other Loan Document or any other agreement or instrument relating thereto, or of all or any part of the Obligations or of any collateral security therefor shall affect, impair or be a defense hereunder.

9.4 Guaranty of Payment. The Guaranty hereunder is one of payment and performance, not collection, and the obligations of each Guarantor hereunder are independent of the Obligations of Borrower, any other Guarantor or any other Person, and a separate action or actions may be brought and prosecuted against any Guarantor to enforce the terms and conditions of this Section 9, irrespective of whether any action is brought against Borrower or any other Guarantor or other Persons or whether Borrower, any other Guarantor or other Persons are joined in any such action or actions. Each Guarantor waives any right to require that any resort be had by Administrative Agent or any Lender to any security held for payment of the any Obligations or to any balance of any Deposit Account or credit on the books of Administrative Agent or any Lender in favor of Borrower, any other Guarantor or any other Person. No election to proceed in one form of action or proceedings, or against any Person, or on any Obligations, shall constitute a waiver of Administrative Agent’s or any Lender’s right to proceed in any other form of action or proceeding or against any other Person unless Administrative Agent or such Lender has expressed any such right in writing. Without limiting the generality of the foregoing, no action or proceeding by Administrative Agent or any Lender against Borrower, any other Guarantor or any other Person under any document evidencing or securing Indebtedness or any other obligation of Borrower or any other Guarantor shall diminish the liability of any Guarantor hereunder, except to the extent Administrative Agent or such Lender receives actual payment on account of the Obligations by such action or proceeding, notwithstanding the effect of any such election, action or proceeding upon the right of subrogation of such Guarantor in respect of Borrower, any other Guarantor or any other Person.

9.5 Indemnity. As an original and independent obligation under this Agreement, each Guarantor shall, jointly and severally, with the other Guarantors, (a) indemnify Administrative Agent and each Lender and keep Administrative Agent and each Lender indemnified against all costs, losses, expenses and liabilities of whatever kind resulting from the failure by any party to make due and punctual payment of any of the Obligations or resulting from any of the Obligations being or becoming void, voidable, unenforceable or ineffective against Borrower (including all legal and other costs, charges and expenses incurred by Administrative Agent and each Lender, or any of them in connection with preserving or enforcing, or attempting to preserve or enforce, its rights under this Agreement and the other Loan Documents), and (b) pay on demand the amount of such costs, losses, expenses and liabilities whether or not Administrative Agent or any Lender has attempted to enforce any rights against Borrower or any other Person or otherwise.

9.6 Liabilities Absolute. The liability of each Guarantor hereunder shall be absolute, unlimited and unconditional and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any claim, defense, setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity or unenforceability of the Obligations, any other Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor shall not be discharged or impaired, released, limited or otherwise affected by:

(a) any change in the manner, place or terms of payment or performance, or any change or extension of the time of payment or performance of, release, renewal or alteration of, or any new agreements relating to any Obligations, any security therefor, or any liability incurred directly or indirectly in respect thereof, or any rescission of, or amendment, waiver or other modification of, or any consent to departure from, this Agreement or any other Loan Document, including any increase in the Obligations resulting from the extension of additional credit to Borrower or otherwise;

(b) any sale, exchange, release, surrender, loss, abandonment, realization upon any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, all or any of the Obligations, or any offset there against, or failure to perfect, or continue the perfection of, any Lien in any such property, or delay in the perfection of any such Lien, or any amendment or waiver of or consent to departure from any other guaranty for all or any of the Obligations;

(c) the failure of Administrative Agent or any Lender to assert any claim or demand or to enforce any right, power, remedy or privilege against Borrower or any Guarantor or any other Person under the provisions of this Agreement or any other Loan Document or any other document or instrument executed and delivered in connection herewith or therewith;

(d) any settlement or compromise of any Obligation, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and any subordination of the payment of all or any part thereof to the payment of obligation (whether due or not) of Borrower or any Guarantor to creditors of Borrower or any Guarantor other than Borrower or any Guarantor;

(e) any manner of application of Collateral, or proceeds thereof, to all or any of the Obligations, or any manner of sale or other disposition of any Collateral for all or any of the Obligations or any other assets of Borrower or any Guarantor; and

(f) any other agreements or circumstance of any nature whatsoever that may or might in any manner or to any extent vary the risk of any Guarantor, or that might otherwise at law or in equity constitute a defense available to, or a discharge of, the Guaranty hereunder or the obligations of any Guarantor, or a defense to, or discharge of, Borrower, any Guarantor or any other Person or party hereto or the Obligations or otherwise with respect to the Loans or other financial accommodations to Borrower pursuant to this Agreement or the other Loan Documents.

9.7 Waiver of Notice. Each Secured Creditor shall have the right to do any of the above without notice to or the consent of Guarantors and each Guarantor expressly waives any right to notice of, consent to, knowledge of and participation in any agreements relating to any of the above or any other present or future event relating to the Obligations whether under this Agreement or otherwise or any right to challenge or question any of the above and waives any defenses of such Guarantor that might arise as a result of such actions.

9.8 Secured Creditors’ Discretion. Subject to Section 10.11, each Secured Creditor may at any time and from time to time (whether prior to or after the revocation or termination of this Agreement) without the consent of, or notice to, any Guarantor, and without incurring responsibility to any Guarantor or impairing or releasing the Obligations, apply any sums by whomsoever paid or howsoever realized to any Obligations regardless of what Obligations remain unpaid.

9.9 Reinstatement.

(a) The provisions of this Section 9 shall continue to be effective or be reinstated, as the case may be, if claim is ever made upon Administrative Agent or any Lender for repayment or recovery of any amount or amounts received by it in payment or on account of any of the Obligations and it repays all or part of said amount for any reason whatsoever, including by reason of any judgment, decree or order of any court or administrative body having jurisdiction over such Person or the respective property of each, or any settlement or compromise of any claim effected by such Person with any such claimant (including Borrower or any other Obligor or any Pledgor); and in such event each Guarantor hereby agrees that any such judgment, decree, order, settlement or compromise or other circumstances shall be binding upon such Guarantor, notwithstanding any revocation hereof or the cancellation of any note or other instrument evidencing any Obligation, and such Guarantor shall be and remain liable to Administrative Agent or Lenders for the amount so repaid or recovered to the same extent as if such amount had never originally been received by such Person(s).

(b) No Secured Creditor shall be required to marshal any assets in favor of any Guarantor, or against or in payment of any Obligations.

(c) No Guarantor shall be entitled to claim against any present or future security held by any Secured Creditor from any Person for the Obligations in priority to or equally with any claim of such Secured Creditor, or assert any claim for any liability of Borrower or any other Guarantor to such Guarantor, in priority to or equally with claims of any Secured Creditor for the Obligations, and Guarantors shall not be entitled to compete with any Secured Creditor with respect to, or to advance any equal or prior claim to any security held by any Secured Creditor for the Obligations.

(d) If Borrower or any Guarantor makes any payment to any Secured Creditor, which payment is wholly or partly subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to any Person under any federal or provincial statute or at common law or under equitable principles, then to the extent of such payment, the Obligation intended to be paid shall be revived and continued in full force and effect as if the payment had not been made, and the resulting revived Obligation shall continue to be guaranteed, uninterrupted, by each Guarantor hereunder.

(e) All present and future monies payable by Borrower to any Guarantor, whether arising out of a right of subrogation or otherwise, are assigned to Administrative Agent, for the benefit of Secured Creditors, as security for the liability of such Guarantor to Administrative Agent and Lenders hereunder and are postponed and subordinated to Secured Creditors’ prior right to payment in full of Obligations. All monies received by any Guarantor from Borrower or any other Guarantor shall be held by such Guarantor as agent and trustee for Secured Creditors. This assignment, postponement and subordination shall only terminate when the Obligations are paid in full in cash and this Agreement is irrevocably terminated.

(f) Each of Borrower and Guarantors acknowledges this assignment, postponement and subordination and, except as otherwise set forth herein, agrees to make no payments to any Guarantor without the prior written consent of Administrative Agent. Borrower and each Guarantor agree to give full effect to the provisions hereof.

9.10 Action Upon Event of Default. Upon the occurrence and during the continuance of any Event of Default, Administrative Agent or Lenders may, without notice to or demand upon Borrower, any Guarantor or any other Person, declare any obligations of any Guarantor under this Section 9 immediately due and payable, and shall be entitled to enforce the obligations of each Guarantor under this Section 9. Upon such declaration by Administrative Agent or Lenders, Administrative Agent and Lenders are hereby authorized at any time and from time to time to set off and apply any and all deposits (general or special, time or demand, provisions or final) at any time held and other Indebtedness or other liabilities at any time owing by Administrative Agent or Lenders to or for the credit or the account of such Guarantor against any and all of the obligations of such Guarantor now or hereafter existing hereunder, whether or not Administrative Agent or Lenders shall have made any demand hereunder against Borrower or any other Person and although such obligations may be contingent and unmatured. The rights of Administrative Agent and Lenders hereunder are in addition to other rights, powers, remedies and privileges (including other rights of set-off) which Administrative Agent and Lenders may have. Upon such declaration by Lenders, with respect to any claims (other than those claims referred to in the immediately preceding paragraph) of each Guarantor against Borrower or any other Guarantors (for purposes of this Section 9.10, the “Claims”), each Secured Creditor shall have the full right on the part of such Secured Creditor in its own name or in the name of such Guarantor to collect and enforce such Claims by legal action, proof of debt in bankruptcy or other liquidation proceedings, vote in any proceeding for the arrangement of debts at any time proposed, or otherwise, each Secured Creditor and each of its officers being hereby irrevocably constituted attorneys-in-fact for each Guarantor for the purpose of such enforcement and for the purpose of endorsing in the name of such Guarantor any instrument for the payment of money. Each Guarantor will receive as trustee for Secured Creditors and will pay to Secured Creditors forthwith upon receipt thereof any amounts which such Guarantor may receive from Borrower or any other Guarantor on account of the Claims. Each Guarantor agrees that at no time hereafter will any of the Claims be represented by any notes or other negotiable instruments or writings, except and in such event they shall either be made payable to Administrative Agent, or if payable to such Guarantor, shall forthwith be endorsed by such Guarantor to Administrative Agent. Each Guarantor agrees that no payment on account of the Claims or any security interest therein shall be created, received, accepted or retained during the continuance of any Event of Default nor shall any financing statement be filed with respect thereto by such Guarantor.

9.11 Statute of Limitations. Any acknowledgment or new promise, whether by payment of principal or interest or otherwise and whether by Borrower or any other Obligor or others (including any Lender) with respect to any of the Obligations shall, if the statute of limitations in favor of an Obligor or a Pledgor against Administrative Agent or Lenders shall have commenced to run, toll the running of such statute of limitations and, if the period of such statute of limitations shall have expired, prevent the operation of such statute of limitations.

9.12 Interest. All amounts due, owing and unpaid from time to time by any Guarantor under this Section 9, to the extent such amounts do not otherwise include interest accruing on the outstanding Obligations to the date all such amounts are actually paid by such Obligor, shall bear interest at the interest rate then chargeable with respect to the Loans.

9.13 Guarantor’s Investigation. Each Guarantor acknowledges receipt of a copy of each of this Agreement and the other Loan Documents. Each Guarantor has made an independent investigation of Borrower, each other Obligor and each Pledgor and of the financial condition of Borrower, each other Obligor and each Pledgor. Neither Administrative Agent nor any Lender has made, and neither Administrative Agent nor any Lender does make, any representations or warranties as to the income, expense, operation, finances or any other matter or thing affecting Borrower, any other Obligor or any Pledgor, nor has Administrative Agent or any Lender made any representations or warranties as to the amount or nature of the Obligations of Borrower or any other Obligor to which this Section 9 applies as specifically herein set forth, nor has Administrative Agent or any Lender or any officer, agent or employee of Administrative Agent or any Lender or any representative thereof, made any other oral representations, agreements or commitments of any kind or nature, and each Guarantor hereby expressly acknowledges that no such representations or warranties have been made and each Guarantor expressly disclaims reliance on any such representations or warranties.

9.14 Limitation of Liability.

(a) Each Guarantor, and, by its acceptance of the Guaranty hereunder, Administrative Agent and each Lender hereby confirm that it is the intention of all such Persons that the Guaranty hereunder and the Obligations of such Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Code, the UFTA, the UFCA or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law to the extent applicable to the Guaranty hereunder and the Obligations of each Guarantor hereunder. To effectuate the foregoing intention, Administrative Agent and each Lender, by its acceptance of the Guaranty hereunder, and each Guarantor hereby irrevocably agree that the Obligations of Guarantor under the Guaranty hereunder at any time shall be limited to the maximum amount as will result in the Obligations of Guarantor under the Guaranty hereunder not constituting a fraudulent transfer or conveyance.

(b) Anything contained in this Agreement to the contrary notwithstanding, Koach Fund Holdco’s guaranty hereunder is without recourse to any assets of Koach Fund Holdco other than the Koach Fund Holdco Collateral and Koach Fund Holdco shall not have any obligation hereunder to Administrative Agent or any other Secured Creditor to pay any Obligations other than with the proceeds, if any, of such Koach Fund Holdco Collateral upon liquidation thereof pursuant to the remedies hereunder. Notwithstanding the foregoing, the provisions of this Section 9.14(b) shall not in any way limit or restrict any right or remedy of Administrative Agent or any other Secured Creditor (or any assignee or beneficiary thereof or successor thereto) with respect to, and Koach Fund Holdco shall remain fully liable to the extent that Koach Fund Holdco would otherwise be liable for Koach Fund Holdco’s own actions with respect to any fraud, willful misrepresentation or misappropriation of proceeds of the Koach Fund Holdco Collateral that are required to have been paid as provided herein or paid or delivered to Administrative Agent or any other Secured Creditor towards the payment of any of the Obligations.

9.15 Subrogation, Contribution, Etc.

(a) To the extent that any Guarantor shall, under the Guaranty hereunder, make an Obligor’s Payment, then, without limiting its rights of subrogation against Borrower, such Guarantor shall be entitled to contribution and indemnification from, and be reimbursed by, the Contributing Parties in an amount, for each such Contributing Party, equal to a fraction of such Obligor’s Payment, the numerator of which fraction is such Contributing Party’s Allocable Amount and the denominator of which is the sum of the Allocable Amounts of all of the Contributing Parties.

(b) The provisions of this Section 9.15 shall in no respect limit the obligations and liabilities of each Guarantor to Secured Creditors, and each Guarantor shall remain liable to Secured Creditors for the full amount guaranteed by such Guarantor hereunder.

(c) Notwithstanding anything to the contrary in this Section 9.15 or otherwise, each Guarantor expressly waives any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution of any other claim which such Guarantor may now or hereafter have against Borrower, the other Guarantors or any other Person directly or contingently liable for the Obligations, or against or with respect to the property or Borrower or any other Guarantor (including any property which is Collateral for the Obligations), arising from the existence or performance of this Agreement, until termination of this Agreement and repayment in full of the Obligations.

9.16 Termination. The provisions of this Section 9 shall remain in effect until the indefeasible payment in full in cash of all Obligations and irrevocable termination of this Agreement.

SECTION 10. administrative agent

10.1 Appointment. Each Lender (and, if applicable, each other Secured Creditor) hereby appoints Chicago Atlantic as its Administrative Agent under and for purposes of each Loan Document and hereby authorizes Administrative Agent to act on behalf of such Lender (or, if applicable, each other Secured Creditor) under each Loan Document and, in the absence of other written instructions from Lenders pursuant to the terms of the Loan Documents received from time to time by Administrative Agent, to exercise such powers hereunder and thereunder as are specifically delegated to or required of Administrative Agent by the terms hereof and thereof, together with such powers as may be incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender or other Secured Creditor, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Administrative Agent. Anything contained in any of the Loan Documents to the contrary notwithstanding, Administrative Agent, each other Secured Creditor and each Obligor hereby agree that (a) no Secured Creditor shall have any right individually to realize upon any of the Collateral or to enforce the Security Agreement or any other Loan Documents, it being understood and agreed that all rights, powers, remedies and privileges hereunder may be exercised solely by Administrative Agent, on behalf of Secured Creditors in accordance with the terms hereof, and all rights, powers, remedies and privileges under the Loan Documents may be exercised solely by Administrative Agent, and (b) in the event of a foreclosure by Administrative Agent on any of the Collateral pursuant to a public or private sale or other disposition, Administrative Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and Administrative Agent, as agent for and representative of Secured Creditors (but not any Lender or Lenders in its or their respective individual capacities unless Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations (including Obligations owed to any other Secured Creditor) as a credit on account of the purchase price for any Collateral payable by Administrative Agent at such sale or other disposition.

10.2 Delegation of Duties. Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in fact selected by it with reasonable care.

10.3 Exculpatory Provisions. Neither Administrative Agent nor any of its officers, directors, employees, agents, attorneys in fact or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and non-appealable decision of a court of competent jurisdiction to have resulted from its or such Person’s own gross negligence, bad faith or willful misconduct) or (b) responsible in any manner to any Lender or any other Secured Creditor for any recitals, statements, representations or warranties made by any Obligor or any Pledgor or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Obligor or other Person to perform its obligations hereunder or thereunder. Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Obligor or any Pledgor.

10.4 Reliance by Administrative Agent. Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to Obligors and Pledgors), independent accountants and other experts selected by Administrative Agent. Administrative Agent may deem and treat the payee of any note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with Administrative Agent. Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of Required Lenders (or, if so specified by this Agreement, all or other requisite Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all Lenders and all future holders of the Loans and all other Secured Creditors.

10.5 Notice of Default. Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder, except with respect to any Default or Event of Default in the payment of principal, interest and fees required to be paid to Administrative Agent for the account of Lenders, unless Administrative Agent has received notice from a Lender or Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that Administrative Agent receives such a notice, Administrative Agent shall give notice thereof to Lenders. Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement); provided that unless and until Administrative Agent shall have received such directions, Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as Administrative Agent shall deem advisable in the best interests of Secured Creditors.

10.6 Non-Reliance on Administrative Agent and other Lenders. Each Lender (and, if applicable, each other Secured Creditor) expressly acknowledges that neither Administrative Agent, nor any of its officers, directors, employees, agents, attorneys in fact or Affiliates have made any representations or warranties to it and that no act by Administrative Agent hereafter taken, including any review of the affairs of an Obligor or a Pledgor or any Affiliate of an Obligor or a Pledgor, shall be deemed to constitute any representation or warranty by Administrative Agent to any Lender or any other Secured Creditor. Each Lender (and, if applicable, each other Secured Creditor) represents to Administrative Agent that it has, independently and without reliance upon Administrative Agent or any other Lender or any other Secured Creditor, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of Obligors Pledgors and their Affiliates and made its own decision to make its Loans hereunder. Each Lender (and, if applicable, each other Secured Creditor) also represents that it will, independently and without reliance upon Administrative Agent or any other Lender or any other Secured Creditor, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of Obligors, Pledgors and their Affiliates. Except for notices, reports and other documents expressly required to be furnished to Lenders by Administrative Agent hereunder, Administrative Agent shall not have any duty or responsibility to provide any Lender or any other Secured Creditor with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Obligor or any Pledgor or any Affiliate of an Obligor or a Pledgor that may come into the possession of Administrative Agent or any of its officers, directors, employees, agents, attorneys in fact or Affiliates.

10.7 Indemnification. Lenders agree to indemnify Administrative Agent in its capacity as such (to the extent not reimbursed by Obligors and without limiting the obligation of Obligors to do so), ratably according to their respective Total Credit Exposure in effect on the date on which indemnification is sought under this Section 10.7 (or, if indemnification is sought after the date upon which the Loan Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Total Credit Exposure immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against Administrative Agent in any way relating to or arising out of, the Loan Commitments, this Agreement, any of the other Loan Documents, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and non-appealable decision of a court of competent jurisdiction to have resulted from Administrative Agent’s gross negligence, bad faith or willful misconduct. The agreements in this Section 10.7 shall survive the payment of the Loans and all other amounts payable hereunder.

10.8 Administrative Agent in Its Individual Capacity. Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Obligor or any Pledgor as though Administrative Agent were not Administrative Agent. With respect to its Loans made or renewed by it, Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not Administrative Agent, and the terms “Lender”, “Lenders”, “Secured Creditor” and “Secured Creditors” shall include Administrative Agent in its individual capacity.

10.9 Successor Administrative Agent. Administrative Agent may resign as Administrative Agent upon 20 days’ notice to Lenders and Borrower. If Administrative Agent shall resign as Administrative Agent in its applicable capacity under this Agreement and the other Loan Documents, then Required Lenders shall appoint a successor agent, whereupon such successor agent shall succeed to the rights, powers and duties of Administrative Agent in its applicable capacity, and the term “Administrative Agent” shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent’s rights, powers and duties as Administrative Agent in its applicable capacity shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no applicable successor agent has accepted appointment as Administrative Agent in its applicable capacity by the date that is 20 days following such retiring Administrative Agent’s notice of resignation, such retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and Lenders shall assume and perform all of the duties of Administrative Agent hereunder until such time, if any, as Required Lenders appoint a successor agent as provided for above. After any retiring Administrative Agent’s resignation as Administrative Agent, the provisions of this Section 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents. Notwithstanding the foregoing, Chicago Atlantic may resign as Administrative Agent, and choose a successor for such capacity, without notice to, or the consent of, Lenders (including Required Lenders) if such successor is an Affiliate of Chicago Atlantic.

10.10 Administrative Agent Generally. Except as expressly set forth herein, Administrative Agent shall not have any duties or responsibilities hereunder in its capacity as such.

10.11 Restrictions on Actions by Secured Creditors; Sharing of Payments.

(a) Each Lender agrees that it shall not, without the express written consent of Administrative Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the written request of Administrative Agent, set off against the Obligations, any amounts owing by such Lender to any Obligor or any of their respective Subsidiaries or any deposit accounts of any Obligor or any of their respective Subsidiaries now or hereafter maintained with such Lender. Each Lender further agrees that it shall not, unless specifically requested to do so in writing by Administrative Agent, take or cause to be taken any action, including, the commencement of any legal or equitable proceedings to enforce any Loan Document against any Obligor or to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.

(b) Subject to Section 11.19, if, at any time or times any Lender shall receive (i) by payment, foreclosure, setoff, or otherwise, any proceeds of Collateral or any payments with respect to the Obligations, except for any such proceeds or payments received by such Lender from Administrative Agent pursuant to the terms of this Agreement, or (ii) payments from Administrative Agent in excess of such Lender’s pro rata share of all such distributions by Administrative Agent, such Lender promptly shall (A) turn the same over to Administrative Agent, in kind, and with such endorsements as may be required to negotiate the same to Administrative Agent, or in immediately available funds, as applicable, for the account of all Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (B) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among Lenders in accordance with their pro rata shares; provided that to the extent that such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

(c) The benefit of the provisions of the Loan Documents directly relating to the Collateral or any Lien granted thereunder shall extend to and be available to any Secured Creditor that is not Administrative Agent or a Lender as long as, by accepting such benefits, such Secured Creditor agrees, as among Administrative Agent and all other Secured Creditors, that such Secured Creditor is bound by (and, if requested by Administrative Agent, shall confirm such agreement in a writing in form and substance acceptable to Administrative Agent) this Section 10, including Sections 10.11(a) and 10.11(b), and the decisions and actions of Administrative Agent and Required Lenders (or, where expressly required by the terms of this Agreement, a greater proportion of Lenders) to the same extent a Lender is bound; provided that, notwithstanding the foregoing, (i) except as set forth specifically herein, Administrative Agent and each Lender shall be entitled to act in its discretion, without regard to the interest of such Secured Creditor, regardless of whether any Obligation to such Secured Creditor thereafter remains outstanding, is deprived of the benefit of the Collateral, becomes unsecured or is otherwise affected or put in jeopardy thereby, and without any duty or liability to such Secured Creditor or any such Obligation and (ii) except as specifically set forth herein, such Secured Creditor shall not have any right to be notified of, consent to, direct, require or be heard with respect to, any action taken or omitted in respect of the Collateral or under any Loan Document.

(d) Without limitation of any other provision in this Agreement, if at any time Administrative Agent makes a payment hereunder in error to any Lender, whether or not in respect of an Obligation due and owing by Borrower, any other Obligor or any Pledgor at such time, where such payment is a Rescindable Amount, then in any such event, such Lender receiving a Rescindable Amount severally agrees to repay to Administrative Agent forthwith on demand the Rescindable Amount received by such Lender in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation. Each Lender irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. Administrative Agent shall inform each Lender promptly upon determining that any payment made to such Lender comprised, in whole or in part, a Rescindable Amount.

10.12 Collateral.

(a) Administrative Agent hereby appoints each other Secured Creditor as its agent and as sub-agent for the other Secured Creditors (and each Secured Creditor hereby accepts such appointment) for the purpose of perfecting all Liens with respect to the Collateral, including with respect to assets which, in accordance with Article 8 or Article 9, as applicable, of the Uniform Commercial Code of any applicable state can be perfected only by possession or control. Should any Secured Creditor obtain possession or control of any such Collateral, such Secured Creditor shall notify Administrative Agent thereof, and, promptly upon Administrative Agent’s request therefor shall deliver possession or control of such Collateral to Administrative Agent and take such other actions as agent or sub-agent in accordance with Administrative Agent’s instructions to the extent, and only to the extent, so authorized or directed by Administrative Agent.

(b) Each Secured Creditor acknowledges that the Loans, all other Obligations and all interest, fees and expenses hereunder constitute one indebtedness, secured by all of the Collateral. Each Lender hereby directs, in accordance with the terms of this Agreement and the other Loan Documents, as applicable, Administrative Agent to release any Lien held by Administrative Agent in connection with this Agreement and the other Loan Documents against all of the Collateral upon the payment in full of the Obligations and termination of this Agreement.

(c) Each Lender hereby directs Administrative Agent to execute and deliver or file or authorize the filing of such termination and partial release statements and do such other things as are necessary to release Liens to be released pursuant to this Section 10.12 promptly upon the effectiveness of any such release. Upon request by Administrative Agent at any time, Lenders will confirm in writing Administrative Agent’s authority to release particular types or items of Collateral pursuant to this Section 10.12.

10.13 Enforcement by Administrative Agent.

(a) All rights of action under this Agreement, the Notes and the other Loan Documents shall be instituted, maintained, pursued or enforced by Administrative Agent. Any suit or proceeding instituted by Administrative Agent in furtherance of such enforcement shall be brought in Administrative Agent’s name without the necessity of joining any of the other Lenders. In any event, the recovery of any judgment by Administrative Agent shall be for the ratable benefit of all Secured Creditors, subject to the reimbursement of expenses and costs of Administrative Agent.

(b) Administrative Agent may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of Administrative Agent, its agents, financial advisors and counsel) and the other Secured Creditors hereunder allowed in any judicial proceedings relative to any Obligor or any Pledgor, or any of their respective creditors or property, and shall be entitled and empowered to collect, receive and distribute any monies, securities or other property payable or deliverable on any such claims, and any custodian in any such judicial proceedings is hereby authorized by each Lender to make such payments to Administrative Agent and, in the event that Administrative Agent shall consent to the making of such payments directly to Lenders, to pay to Administrative Agent any amount due to Administrative Agent for the reasonable compensation, expenses, disbursements and advances of Administrative Agent, its agents, financial advisors and counsel, and any other amounts due Administrative Agent under this Agreement or any other Loan Document. Nothing contained in this Agreement or the Loan Documents shall be deemed to authorize Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting this Agreement or any other Loan Document, or the rights of any holder thereof, or to authorize Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

10.14 Obligors and Pledgors Not Beneficiaries. The provisions of this Section 10 are solely for the benefit of Administrative Agent and Lenders, may not be enforced by any Obligor or any Pledgor, and may be modified or waived without the approval or consent of any Obligor or any Pledgor.

10.15 Intercreditor and Subordination Agreements. Each Lender hereby (a) authorizes Administrative Agent to execute and deliver any intercreditor agreement or subordination agreement, including the First Lien Intercreditor Agreement and the Pari Passu Intercreditor Agreement, on behalf of Administrative Agent and Lenders and to perform its obligations thereunder and (b) agrees to be bound by the provisions of such documents.

SECTION 11. GENERAL PROVISIONS

11.1 Accounting Terms. Unless otherwise specified herein, all terms of an accounting character used in this Agreement shall be interpreted, all accounting determinations under this Agreement shall be made, and all financial statements required to be delivered under this Agreement shall be prepared, in accordance with GAAP, applied on a basis consistent with the most recent audited financial statements of Borrowers and their respective Subsidiaries delivered to Lenders prior to the Closing Date and using the same method for inventory valuation as used in such financial statements, except for any changes required by GAAP.

11.2 Certain Matters of Construction. The terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. The section titles appear as a matter of convenience only and shall not affect the interpretation of this Agreement. All references in this Agreement to “Preamble”, “Recital”, “Sections”, “Schedules” or “Exhibits” shall be to the Preamble, Recitals, Sections, Schedules or Exhibits of or to this Agreement unless otherwise specifically provided, and all references in this Agreement to “month” shall be to a calendar month unless otherwise specifically provided. All references in this Agreement or any other Loan Document to statutes shall include all amendments of same and implementing regulations and any successor or replacement statutes and regulations; to any instrument or agreement (including any of the Loan Documents) shall include any and all modifications and supplements thereto and any and all restatements, extensions or renewals thereof to the extent such modifications, supplements, restatements, extensions or renewals of any such documents are permitted by the terms hereof and thereof; to any Person means and includes the successors and permitted assigns of such Person; to ”include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”; or to the time of day means the time of day on the day in question in Chicago, Illinois, unless otherwise expressly provided in such Loan Document. Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” A Default or an Event of Default shall be deemed to exist at all times during the period commencing on the date that such Default or Event of Default occurs to the date on which such Default or Event of Default is waived in writing pursuant to this Agreement or, with respect to any Default, is cured within any period of cure expressly provided in this Agreement. All references in any Loan Document to the consent, discretion, or satisfaction of, acceptability to or approval by Administrative Agent or any Lender shall be deemed to mean the consent, discretion or satisfaction of, acceptability to or approval by Administrative Agent or such Lender in its sole and absolute discretion, except as otherwise expressly provided in the applicable Loan Document.

11.3 Power of Attorney. Each Obligor hereby irrevocably makes, constitutes and appoints each Secured Creditor (and any of such Secured Creditor’s officers, employees or agents designated by such Secured Creditor), with full power of substitution, as such Person’s true and lawful attorney, in such Person’s name: (a) to endorse such Person’s name on any checks, notes, acceptances, money orders, drafts or other forms of payment or security that may come into Administrative Agent’s or any Lender’s possession; (b) to sign such Person’s name on drafts against Account Debtors, on schedules and assignments of Accounts, on notices to Account Debtors and on any Account invoice or bill of lading; (c) to send requests for verification of Accounts, and to contact Account Debtors in any other manner to verify the Accounts; (d) after the occurrence of an Event of Default and during the continuation thereof, to notify the post office authorities to change the address for delivery of such Person’s mail to any address designated by Lenders, to receive and open all mail addressed to such Person, and to retain all mail relating to the Collateral and forward, within 10 Business Days of any Secured Creditor’s receipt thereof, all other mail to such Person; and (e) to do all other things necessary, permitted or advisable to accomplish the purposes of this Agreement or the other Loan Documents. The foregoing power of attorney, being coupled with an interest, is irrevocable so long as any Obligations are outstanding. Each Obligor ratifies and approves all acts of the attorney. None of Administrative Agent, any Lender or their employees, officers or agents shall be liable for any acts or omissions or for any error in judgment or mistake of fact or law except for gross negligence or willful misconduct as determined by a final non-appealable order of a court of competent jurisdiction.

11.4 Notices and Communications. All notices, requests and other communications to or upon a party hereto shall be in writing (including electronic mail transmission or similar writing) and shall be given to such party at the physical address or electronic mailing address set forth in below or at such other physical address or electronic mailing address as such party may hereafter specify for the purpose of notice to Administrative Agent, Lenders and Obligors in accordance with the provisions of this Section 11.4:

If to Obligors:	Koach [NAME] LLC
5845 Centre Avenue
Pittsburgh, Pennsylvania 15206
Attention: David Foutz
Email: dfoutz@maitrimeds.com

If to Administrative Agent or Lender:	Chicago Atlantic Financial Services, LLC
420 North Wabash Avenue, Suite 500
Chicago, Illinois 60611
Attention: Loan Department
E-mail: reporting@chicagoatlantic.com

with a copy to (not to constitute service):	Kilpatrick Townsend & Stockton LLP
1100 Peachtree Street, Suite 2800
Atlanta, Georgia 30309
Attention: Shannon C. Baxter
E-mail: sbaxter@kilpatricktownsend.com

Each such notice, request or other communication shall be effective (a) if given by mail, three Business Days after such communication is deposited in the U.S. Mail with first class postage pre-paid, addressed to the noticed party at the address specified herein, (b) if by nationally recognized overnight courier, when delivered with receipt acknowledged in writing by the noticed party, (c) if given by personal delivery, when duly delivered with receipt acknowledged in writing by the noticed party or (d) if given by electronic mail, unless Administrative Agent or any Lender otherwise prescribes, upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided, however, that if such electronic mail is not sent during the normal business hours of the recipient, such electronic mail shall be deemed to have been sent at the opening of business on the next Business Day for the recipient. Any written notice, request or demand that is not sent in conformity with the provisions hereof shall nevertheless be effective on the date that such notice, request or demand is actually received by the individual to whose attention at the noticed party such notice, request or demand is required to be sent.

11.5 Performance of Obligors’ Obligations. If any Obligor or any Pledgor shall fail to discharge any covenant, duty or obligation hereunder or under any of the other Loan Documents, Administrative Agent or any Lender may, in its discretion at any time, for Borrower’s account and at Borrower’s expense, pay any amount or do any act required of any Obligor or any Pledgor hereunder or under any of the other Loan Documents or otherwise lawfully requested by Administrative Agent or such Lender. All costs and expenses incurred by Administrative Agent or any Lender in connection with the taking of any such action shall be reimbursed to Administrative Agent or any Lender by Borrower on demand with interest at the Default Rate from the date such payment is made or such costs or expenses are incurred to the date of payment thereof. Any payment made or other action taken by Administrative Agent or any Lender under this Section 11.5 shall be without prejudice to any right to assert, and without waiver of, an Event of Default hereunder and without prejudice to the right of Administrative Agent or any Lender to proceed thereafter as provided herein or in any of the other Loan Documents.

11.6 Successors and Assigns.

(a) This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties, provided that none of Obligors or Pledgors may assign this Agreement or any other Loan Document or any rights or obligations hereunder or thereunder without Lenders’ prior written consent and any prohibited assignment shall be absolutely void. Any Lender may sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, or any right, power, remedy or privilege under, the Obligations and the Loan Documents without the consent of any Obligor or any Pledgor; provided, however, that the consent of Administrative Agent shall be obtained prior to any such action (unless such Lender is an Affiliate of Administrative Agent), which consent shall not be unreasonably withheld.

(b) Nothing herein is intended to prevent, impair, limit or otherwise restrict the ability of a Lender to collaterally assign or pledge all or any portion of its interests in the Loans and the other rights and benefits under the Loan Documents to an unaffiliated third party lender of such Lender (each such Person, a “Collateral Assignee”); provided that unless and until Borrower receives notification from a Collateral Assignee of such assignment directing payments to be made to such Collateral Assignee, any payment made by Borrower for the benefit of such Lender in accordance with the terms of the Loan Documents shall satisfy Borrower’s obligations thereunder to the extent of such payment. Borrower hereby acknowledge that Lenders and their Affiliates may pledge the Loans as collateral security for loans to Lenders or their Affiliates. Borrower shall, to the extent commercially reasonable, cooperate with Lenders and their Affiliates to effect such pledges at the sole cost and expense of such Lender. Any such Collateral Assignee, upon foreclosure of its security interests in the Loans pursuant to the terms of such assignment and in accordance with applicable law, shall succeed to all the interests of or shall be deemed to be a Lender, with all the rights and benefits afforded thereby, and such transfer shall not be deemed to be a transfer for purposes of and otherwise subject to the provisions of this Section 11.6. Notwithstanding the foregoing, Lender shall remain responsible for all obligations and liabilities arising hereunder or under any other Loan Document, and, except as otherwise expressly set forth in any applicable pledge or assignment, nothing herein is intended or shall be construed to impose any obligations upon or constitute an assumption by a Collateral Assignee thereof.

11.7 General Indemnity. Each Obligor hereby agrees, jointly and severally, to indemnify and defend the Indemnitees against and to hold the Indemnitees harmless from any Indemnified Claim that may be instituted or asserted against or incurred by any of the Indemnitees. Without limiting the generality of the foregoing, this indemnity shall extend to any Indemnified Claims instituted or asserted against or incurred by any of the Indemnitees under any Environmental Laws or with respect to any Environmental Liability of any Obligor. Additionally, if any Taxes (excluding Taxes imposed upon or measured solely by the net income of Administrative Agent or Lenders, but including any intangibles tax, stamp tax, recording tax or franchise tax) shall be payable by Administrative Agent, any Lender, any Obligor on account of the execution or delivery of this Agreement, or the execution, delivery, issuance or recording of any of the other Loan Documents, or the creation or repayment of any of the Obligations hereunder, by reason of any applicable law now or hereafter in effect, Obligors shall pay (or shall promptly reimburse Administrative Agent or such Lender for the payment of) all such Taxes, including any interest and penalties thereon, and will indemnify and hold Indemnitees harmless from and against all liability in connection therewith. The foregoing indemnities shall not apply to Indemnified Claims incurred by any Indemnitee as a result of its own gross negligence or willful misconduct as determined by a final non-appealable order of a court of competent jurisdiction. Notwithstanding anything to the contrary in any of the Loan Documents, the obligations of each Obligor with respect to each indemnity given by it in this Agreement or any of the other Loan Documents in favor of Administrative Agent and each Lender shall survive the payment in full of the Obligations and termination of the Loan Documents.

11.8 Credit Inquiries. Each Obligor hereby authorizes Administrative Agent and Lenders (but they shall have no obligation) to respond to usual and customary credit inquiries from third parties concerning any Obligor or any Subsidiary thereof.

11.9 Survival of Representations. All representations and warranties made in this Agreement and the other Loan Documents shall survive the making of any extension of credit hereunder and the delivery of any Note and shall continue in full force and effect until the full and final payment and performance of the Obligations and the termination of the Loan Documents.

11.10 Severability. Wherever possible, each provision of the Loan Documents shall be interpreted in such manner as to be valid under applicable law. If any provision is found to be invalid under applicable law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of the Loan Documents shall remain in full force and effect.

11.11 Indulgences Not Waivers. The failure by Administrative Agent or any Lender at any time or times to require strict performance by each Obligor or each Pledgor of any provision of this Agreement or any of the other Loan Documents shall not waive, affect or otherwise diminish any right of Administrative Agent or any Lender thereafter to demand strict compliance and performance with such provision.

11.12 Modification.

(a) This Agreement and the other Loan Documents, together with all other instruments, agreements, and certificates executed by the parties in connection therewith or with reference thereto, embody the entire understanding and agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and inducements, whether express or implied, oral or written.

(b) Neither this Agreement nor any other Loan Document, nor any terms hereof or thereof, may be amended, supplemented, modified or waived except in accordance with the provisions of this Section 11.12. Required Lenders may, or, with the prior written consent of Required Lenders, Administrative Agent may, from time to time, enter into with the relevant Obligors or Pledgors written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of Lenders, Obligors or Pledgors hereunder or thereunder, waive, on such terms and conditions as Required Lenders or Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences or consent to any acts or omissions of Obligors or Pledgors hereunder or under any other Loan Document that, but for such consent, would constitute a Default or Event of Default hereunder or thereunder; provided that no such waiver, amendment, supplement, modification, consent or waiver shall directly or indirectly:

(i) (A) reduce or forgive any portion of any Loan or extend the final scheduled maturity date of any Loan or reduce the stated interest rate (provided that only the consent of Required Lenders shall be necessary to waive any obligation of Borrower to pay interest at the Default Rate or amend Sections 2.5(b) or 2.5(c)), or (B) reduce or forgive any portion or extend the date for the payment, of any interest or fee payable hereunder (other than as a result of waiving the applicability of any post-default increase in interest rates and other than as a result of a waiver or amendment of any mandatory prepayment of Loans (which shall not constitute an extension, forgiveness or postponement of any date for payment of principal, interest or fees)), in each case without the written consent of each Lender directly and adversely affected thereby;

(ii) amend or modify any provisions of Section 2.4(c) or 2.4(e) or any other provision that provides for the pro rata nature of disbursements by or payments to Lenders, in each case without the written consent of each Lender;

(iii) amend, modify or waive any provision of this Section 11.12 or reduce the percentages specified in the definitions of the term “Required Lenders” or consent to the assignment or transfer by any Obligor of its rights and obligations under any Loan Document to which it is a party (except as permitted pursuant to Section 7.1 or 7.3(b)), in each case without the written consent of each Lender directly and adversely affected thereby;

(iv) increase the aggregate amount of any Loan Commitment of any Lender without the consent of such Lender;

(v) amend, modify or waive any provision of Section 10 without the written consent of the then-current Administrative Agent; or

(vi) release (A) Borrower, (B) all or substantially all Guarantors under Section 9 (except as expressly permitted by Section 9), or (C) any Liens in favor of Administrative Agent or Lenders on all or substantially all of the Collateral under the Loan Documents (except as expressly permitted thereby and in Section 10.12), in each case without the prior written consent of each Lender; and

provided, further, that notwithstanding anything to the contrary herein, (x) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersedes the unanimous consent provisions set forth herein and (y) the Required Lenders shall determine whether or not to allow an Obligor to use cash collateral in the context of a bankruptcy or insolvency proceeding and such determination shall be binding on all Lenders.

11.13 Counterparts.

(a) This Agreement may be executed in any number of counterpart signature pages, and by the different parties on different counterparts, each of which when executed shall be deemed an original but all such counterparts taken together shall constitute one and the same instrument. This Agreement will be deemed executed by the parties hereto when each has signed it and delivered its executed signature page to Administrative Agent by facsimile transmission, electronic transmission or physical delivery. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (e.g., “DocuSign,” “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement. No party hereto or to any other Loan Document shall raise the use of a facsimile machine or digital imaging and electronic mail to deliver a signature or the fact that any signature was transmitted or communicated through the use of a facsimile machine or digital imaging and electronic mail as a defense to the formation of a contract and each such party forever waives any such defense.

(b) The words “execution,” “signed,” “signature,” and words of like import in any Loan Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

11.14 Governing Law; Consent to Forum. This Agreement and the other Loan Documents are intended to take effect as sealed instruments and shall be construed in accordance with and governed by the laws of the State of New York, without regard to the conflict of laws principles thereof (except for section 5-1401 and section 5-1402 of the New York General Obligations Law), except to the extent otherwise provided in the Loan Documents. Each Obligor hereby consents to the non-exclusive jurisdiction of any United States federal court sitting in or with direct or indirect jurisdiction over the Southern District of New York or any state or superior court sitting in the City of New York, Borough of Manhattan, New York County, New York, in any action, suit or other proceeding arising out of or relating to this Agreement or any of the other Loan Documents; and each Obligor irrevocably agrees that all claims and demands in respect of any such action, suit or proceeding may be heard and determined in any such court and irrevocably waives any objection it may now or hereafter have as to the venue of any such action, suit or proceeding brought in any such court or that such court is an inconvenient forum. Administrative Agent and each Lender reserves the right to bring proceedings against any Obligor in the courts of any other jurisdiction. Nothing in this Agreement or any other Loan Document shall be deemed or operate to affect the right of Administrative Agent or any Lender to serve legal process in any other manner permitted by law or to preclude the enforcement by Administrative Agent or such Lender of any judgment or order obtained in such forum or the taking of any action under this Agreement or any other Loan Document to enforce same in any other appropriate forum or jurisdiction.

11.15 Waiver of Jury Trial and other Certain Rights.

(a) To the fullest extent permitted by applicable law, the parties hereto each hereby waive the right to trial by jury in any action, suit, counterclaim, crossclaim or proceeding arising out of or related to this Agreement, any of the other Loan Documents, the Obligations or the Collateral or any course of conduct, course of dealing, statements (whether verbal or written) or actions of any party with respect thereto. Each Obligor acknowledges and agrees that the foregoing waivers are a material inducement to Administrative Agent and Lenders to enter into and accept this Agreement. Each Obligor has reviewed the foregoing waivers with their respective legal counsel and have knowingly and voluntarily waived their respective jury trial rights following consultation with such legal counsel. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court. This Section 11.15 shall not restrict a party from exercising rights, powers, remedies and privileges under the UCC or from exercising pre-judgment rights, powers, remedies and privileges under applicable law.

(b) To the fullest extent permitted by applicable law, each Obligor hereby knowingly, intentionally and intelligently waives (with the benefit of advice of legal counsel of its own choosing): (i) notice prior to taking possession or control of any of the Collateral and the requirement to deposit or post any bond or other security which might otherwise be required by any court or applicable law prior to allowing Administrative Agent or any Lender to exercise any of such Person’s self-help or judicial rights, powers, remedies and privileges to obtain possession of any of the Collateral; (ii) any claim against Administrative Agent or any Lender on any theory of liability, for special, indirect, consequential, exemplary or punitive damages arising out of, in connection with or as a result of any of the Loan Documents, any transaction thereunder, the enforcement of any rights, powers, remedies and privileges by Administrative Agent or any Lender or the use of any proceeds of any loans; and (iii) notice of acceptance of this Agreement by Administrative Agent or any Lender.

11.16 Additional Waivers. The rights and remedies of Administrative Agent and each Lender under this Agreement and the other Loan Documents shall be cumulative and not exclusive of any rights, powers, remedies and privileges which it would otherwise have. Any waiver or indulgence granted by Administrative Agent or any Lender shall not constitute a modification of this Agreement or any other Loan Document, except to the extent expressly provided in such waiver or indulgence, or constitute a course of dealing by Administrative Agent or any Lender at variance with the terms of this Agreement or any other Loan Document such as to require further notice by Administrative Agent or any Lender of Administrative Agent’s or such Lender’s intent to require strict adherence to the terms of such Loan Document in the future. Any such actions shall not in any way affect the ability of each of Administrative Agent and Lenders, in its discretion, to exercise any rights available to it under this Agreement, under the other Loan Documents or under applicable law.

11.17 No Third-Party Beneficiaries. Neither (a) any stockholder or owner of any other Equity Interest in any Obligor or any Pledgor, (b) any employee or creditor of any Obligor or any Pledgor (other than Administrative Agent, Lenders and their respective Affiliates), nor (c) any other Person claiming by or through any Obligor or any Pledgor shall be entitled to rely on this Agreement or any other Loan Document or have any rights, remedies or claims against Administrative Agent, any Lender or any Affiliate thereof under or in connection with this Agreement or any other Loan Document.

11.18 Pledge of Loans. Each Obligor hereby acknowledges that Administrative Agent, each Lender and their respective Affiliates may pledge the Loans or its rights under any Loan Document as collateral security for loans to Lenders or their Affiliates. Obligors shall, to the extent commercially reasonable, cooperate with Lenders and their Affiliates to effect such pledges at the sole cost and expense of such Lender. Notwithstanding the foregoing, no pledge shall release the Lender party thereto from any of its obligations hereunder.

11.19 Adjustments; Set-off.

(a) If any Lender (each, a “Benefited Lender”) shall at any time receive any payment of all or part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8.1(e), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender’s Loans or interest thereon, such Benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender’s Loans, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the other Lenders; provided that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The foregoing provisions of this Section 11.19 shall not apply to payments made and applied in accordance with the terms of this Agreement and the other Loan Documents.

(b) After the occurrence and during the continuance of an Event of Default, to the extent consented to by Administrative Agent, in addition to any rights, powers, remedies and privileges of Lenders provided by law, each Lender shall have the right, without prior notice to Borrower, any other Obligor or any Pledgor, any such notice being expressly waived by Obligors to the extent permitted by applicable law, upon any amount becoming due and payable by any Obligor hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final, but excluding deposit accounts that consist of cash collateral subject to Permitted Liens), and any other credits, indebtedness or claims, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of any Obligor, as the case may be. Each Lender agrees promptly to notify Administrative Agent after any such set-off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.

11.20 Time is of the Essence. Time is of the essence of this Agreement and the other Loan Documents.

11.21 Reviewed by Attorneys. Each Obligor represents and warrants that it (a) understands fully the terms of this Agreement and the consequences of the execution and delivery hereof, (b) has been afforded an opportunity to have this Agreement reviewed by, and to discuss the same with, such attorneys and other persons as such Obligor may wish, (c) has exercised independent judgment with respect to this Agreement and the other Loan Documents, (d) has not relied on any Secured Creditor or on any Secured Creditor’s counsel for any advice with respect to this Agreement or the other Loan Documents and (e) has entered into this Agreement of its own free will and accord and without threat, duress or other coercion of any kind by any Person. Each Obligor acknowledges and agrees that this Agreement shall not be construed more favorably in favor of any Obligor, on the one hand, or any Secured Creditor, on the other hand, based upon which party drafted the same, it being acknowledged that Secured Creditors and Obligors contributed substantially to the negotiation and preparation of this Agreement.

11.22 PATRIOT Act. Each Lender hereby notifies each Obligor that it may be required to obtain, verify and record information that identifies each Obligor and each Pledgor pursuant to the requirements of the PATRIOT Act, which information includes the name and address of such Obligor or such Pledgor and other information that will allow such Lender to identify such Obligor or such Pledgor in accordance with the PATRIOT Act.

11.23 Cannabis Laws. The parties acknowledge that although certain US State Cannabis Laws have legalized the cultivation, distribution, sale and possession of cannabis and related products, (a) the nature and scope of US Federal Cannabis Laws may result in circumstances where activities permitted under US State Cannabis Laws may contravene US Federal Cannabis Laws, and (b) engagement in Restricted Cannabis Activities may also contravene US Federal Cannabis Laws. Accordingly, for the purpose hereof, each representation, covenant and other provision hereof relating to compliance with applicable law will be subject to the following qualifications: (x) engagement in any activity that is permitted by US State Cannabis Laws but contravenes US Federal Cannabis Laws, and in respect of which the applicable Governmental Authorities have agreed, or are bound by applicable law (e.g., the proposed Secure and Fair Enforcement (SAFE) Banking Act (H.R. 1595) and the proposed Clarifying Law Around Insurance of Marijuana (CLAIM) Act (H.R. 4074 and Senate Bill 2201)), to forego or otherwise suspend prosecution and enforcement of such US Federal Cannabis Laws will not, in and of itself, be deemed to be non-compliance with applicable law; (y) engagement in any Restricted Cannabis Activity will be deemed to be non-compliance with applicable law; and (z) if any Change in Law results in the business activities of any Obligor or any Pledgor becoming Restricted Cannabis Activities, such Change in Law will be deemed to have had a Material Adverse Effect.

11.24 First Lien Intercreditor Agreement. To the extent any provision of this Agreement or any other Loan Document conflicts with the First Lien Intercreditor Agreement, the First Lien Intercreditor Agreement shall control. Notwithstanding anything to the contrary herein, (a) the security interest evidenced by this Agreement and the other Loan Documents are subordinate, and (b) the Obligations evidenced by this Agreement and the other Loan Documents are subordinate and junior in right of payment, in the manner and to the extent set forth in the First Lien Intercreditor Agreement, to the indebtedness and other liabilities owed under and pursuant to the First Lien Loan Agreement and the other First Lien Loan Documents. Without limiting the generality of the foregoing, until the First Lien Debt is Paid in Full (as defined in the First Lien Intercreditor Agreement), and notwithstanding anything herein or in any other Loan Document to the contrary, (z) any assignment or transfer of Collateral to be made hereunder to Administrative Agent shall be to First Lien Agent, (y) any delivery of any Collateral to Administrative Agent required hereunder shall be to First Lien Agent (as Administrative Agent’s bailee for perfection), (x) all items other required to be delivered to Administrative Agent hereunder, including, without limitation, stock certificates, distributions, dividends, instruments, chattel paper or other property paid or payable with respect to any of the Collateral, shall be delivered to First Lien Agent (as Administrative Agent’s bailee for perfection), and (w) all rights and remedies of Administrative Agent and the other Secured Creditors hereunder shall be subject to the terms of the First Lien Intercreditor Agreement.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first set forth above.

BORROWER:

KOACH [NAME] LLC

By:	Koach Properties Manager, LLC, its manager

By:
Name:	[***]
Title:	Manager

GUARANTORS:

KOACH CAPITAL FUND IV, LLC

By:	Koach Properties Manager, LLC, its manager

By:
Name:	[***]
Title:	Manager

KOACH CAPITAL FUND [I/II/III] LLC

By:	Koach Properties Manager, LLC, its manager

By:
Name:	[***]
Title:	Manager

[Signatures continue on following page.]

Loan and Security Agreement

ADMINISTRATIVE AGENT AND LENDERS:

CHICAGO ATLANTIC FINANCIAL SERVICES, LLC, as Administrative Agent

By:
Name:	Peter Sack
Title:	Authorized Person

CHICAGO ATLANTIC REAL ESTATE FINANCE, INC., as a Lender

By:
Name:	Peter Sack
Title:	Authorized Person

Loan and Security Agreement

SCHEDULE 1

LOAN COMMITMENTS

Lender	Commitment Amount
Chicago Atlantic Real Estate Finance, Inc.	$[__________].00
Total:	$[__________].00

EXHIBIT A

[Form of] COMPLIANCE CERTIFICATE

[DATE]

Chicago Atlantic Financial Services, LLC, as Administrative Agent

420 North Wabash Avenue, Suite 500

Chicago, Illinois 60611

Attention: Loan Department

E-mail:  reporting@chicagoatlantic.com

The undersigned, being an Authorized Officer of KOACH CAPITAL FUND IV, LLC, a Delaware limited liability company (“Parent”), hereby gives this Compliance Certificate to CHICAGO ATLANTIC FINANCIAL SERVICES, LLC, as Administrative Agent (“Administrative Agent”), in accordance with the requirements of Section 6.5 of that certain Loan and Security Agreement, dated as of July 9, 2026, among Borrower, Parent, the other Obligors party thereto from time to time, the Lenders party thereto from time to time and Administrative Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”). Capitalized terms used in this Compliance Certificate, unless otherwise defined herein, shall have the meanings ascribed to them in the Loan Agreement. The undersigned hereby certifies, on behalf of Parent, that:

1. No Default or Event of Default exists on the date hereof, other than: _______________ [if none, so state]. [IF APPLICABLE: Attached hereto as Schedule A are the details underlying such Default or Event of Default, if any.]

2. (a) The financial statements of Parent for the [Fiscal Year/fiscal month] ending [DATE], (b) a profit and loss statement for the Mortgaged Property as of the last day of such [Fiscal Year/fiscal month] and (c) a report showing the Net Operating Income for the Mortgaged Property for the Applicable Fiscal Period ending on the last day of such [Fiscal Year/fiscal month] are attached hereto as Schedule B.

3. The financial statements attached hereto were prepared in accordance with GAAP and fairly present the financial position and results of operations of Parent for such month and such applicable fiscal period, subject only to normal year-end adjustments and lack of footnotes. No fact is currently known to Parent which has, or could reasonably be expected to have, a Material Adverse Effect.

[Remainder of page intentionally left blank.]

Very truly yours,

KOACH CAPITAL FUND IV, LLC

By:	Koach Properties Manager, LLC, its manager

By:
Name:	[***]
Title:	Manager

Compliance Certificate

Schedule A

See attached.

Schedule B

See attached.

EXHIBIT B

DEFINITIONS – KOACH [NAME] LLC

“Aggregate Commitment” means $[__________].

[To be added to the Loan Agreements for Koach Ft Lauderdale and Koach Fresno I: “Construction Documents” means, with respect to each Project, collectively, (a) the budget of construction and non-construction costs to be incurred in connection with such Project, (b) the plans and specifications for such Project, (c) the primary agreement between Borrower and the general contractor for such Project, (d) any and all Design Contracts entered into with any Design Professional pertaining to such Project, (e) all agreements with any other contractor retained for such Dispensary Project, (f) the Permits related to or obtained in connection with such Project and (g) all other material documents and reports used in preparation for or in such Project, in each case, to which Borrower or a Tenant is a party/is not applicable.]

[To be added to the Loan Agreements for Koach Ft Lauderdale and Koach Fresno I: “Design Contract” means each contract and agreement entered into between Borrower or Tenant and any Design Professional pertaining to the design, development, and construction of any Project, separately and collectively/is not applicable].

[To be added to the Loan Agreements for Koach Ft Lauderdale and Koach Fresno I: “Design Professional” means any Person with whom Borrower contracts at any time for the provision of planning, design, architectural, engineering, or other similar services relating to a Project, separately and collectively/is not applicable].

“Koach Fund Holdco” means [Koach Capital Fund I LLC, a Delaware limited liability company/Koach Capital Fund II LLC, a Delaware limited liability company/Koach Capital Fund III LLC, a Delaware limited liability company].

“Koach Funds Redemption” means the redemption by each of Koach Fund Holdco, [Koach Capital Fund I LLC, a Delaware limited liability company/Koach Capital Fund II LLC, a Delaware limited liability company/Koach Capital Fund III, LLC, a Delaware limited liability company], and [Koach Capital Fund I LLC, a Delaware limited liability company/Koach Capital Fund II LLC, a Delaware limited liability company/Koach Capital Fund III, LLC, a Delaware limited liability company], of substantially all of the holders of its Equity Interests pursuant to the Koach Funds Redemption Documents, the terms of which shall be in form and substance satisfactory to Administrative Agent.

“Maturity Date” means [DATE].

“Mortgaged Property” means the Real Property of Borrower located at [ADDRESS].

[To be added to the Loan Agreements for Koach Ft Lauderdale and Koach Fresno I: “Project” means any material construction project at the Mortgaged Property/is not applicable.]

EXHIBIT C

REPRESENTATIONS, WARRANTIES AND COVENANTS

[To be added to the Loan Agreements for all Borrowers other than Koach Ft Lauderdale and Koach Fresno I: NOT APPLICABLE.]

[To be added to the Loan Agreements for Koach Ft Lauderdale and Koach Fresno I: Representations and Warranties:

1.	Borrower has delivered to Administrative Agent true, correct, and complete copies of the material Construction Documents, and such Construction Documents have not been modified, altered, or amended in any material respect except as permitted by Administrative Agent in writing (which permission shall not be unreasonably withheld, conditioned or delayed). If construction is ongoing, the primary agreement between Borrower or the applicable Tenant and the general contractor for each Project and all Design Contracts pertaining to such Project are in full force and effect and constitute the complete agreement among the parties named therein with respect to the subject matter thereof. Borrower and the applicable Tenant may retain additional contractors, architects, or engineers as necessary for the Projects, as determined in their reasonable discretion; provided that, if such engagement is material to the applicable Project, Borrower shall promptly notify Administrative Agent in writing of any such engagement and provide all Construction Documents evidencing or relating to such retention reasonably requested by Administrative Agent. Other than as stated in the Construction Documents, no material contractors or Design Professionals have been retained by Borrower in connection with any Project. No default, event of default, or event that, but for the giving of notice or the passage of time (or both), would constitute a default or event of default under any Construction Document, in each case, that would have a material adverse effect on the applicable Project has occurred or is continuing. The plans and specifications for each Project are in substantially final form or will be in substantially final form on or prior to the date on which construction commences on such Project, and no material change or material addition thereto (a) has been requested or demanded by Borrower, the general contractor for such Project, any Governmental Authority or any other Person or (b) is necessary to bring such plans and specifications in conformity with applicable law in all material respects, in each case, of which Borrower has not given Administrative Agent prompt written notice.

Covenants:

1.	Construction Documents. Obligors shall promptly deliver copies of any Construction Documents not previously provided to Administrative Agent upon its request.

2.	Projects.

(a)	Obligors shall cause the construction, improvement and other work with respect to any Project to be performed in a good workmanlike manner and in accordance with all applicable law in all material respects. Upon written notice from Administrative Agent (or any Obligor’s discovery irrespective of such notice) that any material aspect of the construction work is defective in any material respect, Borrower shall promptly commence correcting the defect and shall prosecute such work diligently to completion, which in no event shall be later than 60 days (or such additional period of time to which Administrative Agent agrees in its discretion) after such notice or discovery.

(b)	Borrowers shall perform, observe, and comply with, and use commercially reasonable efforts to cause its Tenants to perform, observe, and comply with, all obligations in each Construction Document in all material respects and enforce and protect the material rights, powers, remedies and privileges of Borrower thereunder. Borrower shall not consent to or acquiesce in any assignment, termination, or cancellation of any material Construction Document without the prior written consent of Administrative Agent (which consent shall not be unreasonably withheld, conditioned or delayed). Borrower shall not acquiesce or consent to any material amendment of any material Construction Document without Administrative Agent’s consent (which consent shall not be unreasonably withheld, conditioned or delayed). Upon Administrative Agent’s reasonable request, Borrower shall notify Administrative Agent promptly of the names and addresses of all Design Professionals, contractors, subcontractors, and materialmen who are employed or retained in connection with the design or construction of any portion of any Project.

(c)	Borrower shall obtain a Lien release or subordination of Lien, in form and substance satisfactory to Administrative Agent, from each contractor, mechanic, materialman, laborer or other Person involved with the construction, build-out and equipping of any Project prior to such Lien not being a Permitted Lien.]

EXHIBIT D

POST-CLOSING MATTERS